UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OFFERING CIRCULAR

FORM 1-A

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Date: October 1, 2021

Florida	6500	38-4088423
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Larry Pino

Chief Executive Officer

99 S. New York Ave.

Winter Park, FL 32789

Telephone: 407-206-6577

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Pino Nicholson PLLC

99 S. New York Ave.

Winter Park, FL 32789

Telephone: 407-206-6577

Email: ljp@PinoNicholsonLaw.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

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Offering Statement Amendment No. 2

  File No. 024-11706

PART II – OFFERING CIRCULAR

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

$75,000,000 OF CLASS A NON-VOTIN`G PREFERRED SHARES

$1,000 PAR VALUE PER SHARE

REPRESENTING THE ENTIRETY OF UNSOLD SECURITIES CARRIED FORWARD FROM

THE PREVIOUS $75,000,000 OFFERING THAT WAS INITIALLY QUALIFIED BY THE SEC ON NOVEMBER 25, 2019.

Tuscan Gardens Senior Living Communities, Inc. (“Company”) was organized as a Florida Corporation on July 20, 2018, to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), and convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

This is an initial Offering (“Offering”) being conducted by the Company on a “best efforts” basis for its Class A Non-Voting Preferred Shares (“Preferred Shares”). The Company seeks to raise $75,000,000 from the Offering of Preferred Shares. The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide ongoing income to investors in the Preferred Shares (“Investors”), paid or accrued monthly based on a cumulative, non-compounded annual return on par value (“Preferred Dividend”), plus potential capital appreciation through additional dividends based on fifty (50%) percent of the net proceeds generated by the Company from the disposition of Company Properties (“Special Dividends”). However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved or any dividends will be paid.

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the counter inter-dealer quotation system. For a description of the principal terms, see “The Offering” section beginning on page 17. The proposed sale of the Preferred Shares, that was initially qualified by the SEC on November 25, 2019. it was unaware of the SEC’s requirement to refile an updated Offering Circular with the SEC at least once every twelve months, which resulted in the Offering becoming “stale” as of November 24, 2020. The Offering will be reactivated under Rule 251(d)(3)(i)(F) of Regulation A as soon as practicable and requalified by the SEC, and the offering of securities under the previous Offering statement will be deemed terminated as of the date of qualification of this Offering statement by the SEC. The new/updated Offering shall then terminate December 31, 2023 (“Offering Period”). The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion. The Preferred Shares are being offered pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (“Securities Act”), for Tier 2 Offerings. The Preferred Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. Funds from this Offering will be made available to the Company upon the Company’s acceptance of an Investor’s Subscription Agreement.

	Per Share(1)		Minimum Offering Amount		Maximum Offering Amount
Price to public		$1000.00	$	N/A		$75,000,000.00
Commissions(1)		$(0.00)	$	N/A		$(0.00)
Proceeds, net of Commissions, before expenses, to the Company		$1000.00	$	N/A		$75,000,000.00
Proceeds to other persons	$	N/A	$	N/A	$	N/A

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Note 1 - The Preferred Shares are self-underwritten and are being offered and sold by the Company on a best efforts basis. No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Preferred Shares. This means that no commissions or other compensation will be paid for the sale of the Preferred Shares offered by the Company.

We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Neither the Company, its principals, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent nor subject to any escrow agreement.

The Company plans to use its current network of real estate investors to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering circular filed with the Commission for the Offering. The Company plans to solicit investors through a variety of media and internet advertising mechanisms, such as search based advertising and search engine optimization.

Additionally, the Company intends to conduct its operations so that neither the Company, nor any of its subsidiaries, will meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, neither the Company nor any of its subsidiaries intend to register as an investment company under the Investment Company Act.

INVESTMENT IN SHARES OF THE COMPANY INVOLVES SIGNIFICANT RISK, AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THIS SECURITY ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 19 OF THIS OFFERING CIRCULAR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10 PERCENT OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULES 251(d)(2)(i)(C) AND 251(d)(3)(i)(F) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is OCTOBER 1, 2021.

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IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN REAL ESTATE INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE ISSUER AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE ISSUER OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY WILL BE PERMITTED TO MAKE A DETERMINATION THAT THE PURCHASERS OF SHARES IN THIS OFFERING ARE “QUALIFIED PURCHASERS” IN RELIANCE ON THE INFORMATION AND REPRESENTATIONS PROVIDED BY THE PURCHASERS REGARDING THE PURCHASERS’ FINANCIAL SITUATION. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

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STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS

The Preferred Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 Offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Preferred Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Preferred Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Preferred Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

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The following Table of Contents has been designed to help you find important information contained in this Offering Circular.
The Company encourages you to read the entire Offering Circular.

TABLE OF CONTENTS

IMPORTANT NOTICES TO INVESTORS	4
STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS	5
TABLE OF CONTENTS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
OFFERING CIRCULAR SUMMARY	9
THE OFFERING	16
RISK FACTORS	18
PLAN OF DISTRIBUTION	28
USE OF PROCEEDS	30
DESCRIPTION OF BUSINESS	35
MANAGEMENT’S ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	49
PLAN OF OPERATIONS	57
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	64
COMPENSATION OF MANAGEMENT AND DIRECTORS	67
PRINCIPAL SHAREHOLDERS	67
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	68
SHAREHOLDER RIGHTS UNDER THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS	75
FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY	81
LEGAL MATTERS	83
EXPERTS	83
ADDITIONAL INFORMATION	84
PART FS - AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-1
PART FS - NOTES TO AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-7
PART FS – RELATED PARTY AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019 FOR TUSCAN GARDENS OF VENETIA BAY, LLC, TUSCAN GARDENS OF PALM COAST, LLC, AND TUSCAN GARDENS OF DELRAY BEACH, LLC	F-11
PART FS - UNAUDITED SEMI-ANNUAL FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDING DECEMBER 31, 2020 AND JUNE 30, 2021	F-106

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Description of Business”, “Plan of Operations,” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to Tuscan Gardens Senior Living Communities, Inc.

The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Preferred Shares, along with the following factors that could cause actual results to vary from the Company’s forward-looking statements:

•	This is a blind pool Offering as the Company has yet to identify any specific assets to acquire with the Net Proceeds of this Offering.

•	The Company commenced operations on December 31, 2020 as a result of its merger with a Company affiliate, Tuscan Gardens Intermediate Fund, Inc., but has no prior track record.

•	While Company affiliates have ownership interests in a variety of senior living facilities, none of the Company Affiliates’ referenced investments in the “Company Affiliates’ Ownership Interests in Senior Living Facilities” section offer conclusive predictive validation of management’s ability to realize target returns for the Company as none have been liquidated and are all still in lease-up or transition.

•	The Company’s only investment to date occurred on December 31, 2020 under a merger with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc.

•	The operational and financial effects of the COVID-19 virus have been devastating to companies operating in the Senior Living Industry, including the Company and its affiliates, which have experienced significant occupancy and financial challenges over the last twelve months resulting in covenant defaults and lender forbearance in the case of two affiliates - Tuscan Gardens of Venetia Bay and Tuscan Gardens of Palm Coast. Even if operations and market conditions return to normal, the Company and its affiliates may not have sufficient capital to execute their business plans or begin generating substantial revenues from operations.

•	The Company’s activities have otherwise been limited to developing its business and financial plans. The Company will not have the necessary capital to develop or execute its business plan until it is able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if it raises 100% of the Offering, the Company may not have sufficient capital to execute its business plan or begin generating substantial revenues from operations.

•	The Company’s business plan is untested, and its management team has a limited track record. If the Company is unable to execute its business plan, it will not be able to generate any revenues and its results of operations would be adversely affected.

•	The Company’s management team has limited experience or track record in real estate financing, development, and acquisition of projects.

•	The Preferred Shares are non-voting shares.

•	The Company’s revenue is based on the successful launch and exit of its projects. If the Company is unable to attract sufficient investor interest in its projects, it will not be able to launch its projects and generate revenue.

•

The Company will pay Commissions from Gross Offering Proceeds. Such Commission payments total 8.10% for Gross Offering Proceeds up to $25,000,000, and 7.60% for Gross Offering Proceeds in excess of $25,000,000. These Commission payments will have greater adverse effect (due to the higher Commission percentage) should Gross Offering Proceeds not exceed $25,000,000, and in all cases will dilute the value of the Shares and the amount of proceeds available to the Company, and as a result it will have less funds available for investments and your overall return may be reduced.

•	You will not have any interest in, and your investment will not be secured by any Company Properties. Any returns on your investment will depend solely on the results of operations of the Company Properties.

•	Your returns on an investment will depend on the successful development or acquisition, results of operations, and profitable disposition of Company Properties.

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•	The Company’s assessment of the merits of any identified projects under consideration may be inaccurate, which may negatively affect its results of operations.

•	Timing of development in real estate-related projects is inherently uncertain and any delays in the development or acquisitions of Company Properties will adversely affect your investment.

•	There is no current basis for you to evaluate the possible merits or risks of the Company’s business.

•	The Company may not successfully implement the exit strategy, in which case investors may not experience any capital appreciation from the sale of their Preferred Shares.

•	The Company may not generate sufficient income to fund Preferred Dividends and there is a risk that the Company may never pay any dividend. Additionally, the Company may use other sources including borrowings and sales of assets. If it pays Preferred Dividends from sources other than its cash flow from operations, it will have less funds available for investments and your overall return may be reduced.

•	The Company’s investments in real estate will be subject to the risks typically associated with real estate.

•	The Company’s future performance is difficult to evaluate as it has not commenced operations.

•	As Tuscan Gardens Capital Partners, LLC (“Sponsor”) will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to share classes without shareholder notice or consent, (ii) making changes to the Company’s Articles of Incorporation as to the issuance of additional common stock and preferred stock, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) the decision to enter into material transactions with related parties.

•	The Company’s Articles of Incorporation, Bylaws, and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

•	The Company’s long-term growth depends upon its ability to retain and grow its investor base by successfully identifying and acquiring projects with attractive returns on investment. If the Company is unable to find such projects or if Company Properties do not produce the expected returns, it may be unable to retain or grow its investor base, and its operations and business could be adversely affected.

•	The amount of capital to be raised by the Company through this Offering comprises approximately ten percent (10%) of the total amount needed to fund the acquisition, development, construction, and operation of Company Properties. The Company does not have a credit facility to finance the acquisition of real estate. It will use best efforts to obtain funds from one or more third parties to finance the acquisition, development, construction, and operation of Company Properties. Obtaining funds from third parties requires an increase in the amount of financing the Company will be obligated to repay. In addition, there is no certainty that funds from third parties will be available upon reasonable terms, if available at all.

•	There has been no public market for the securities of the Company. The Preferred Shares will not be listed on any securities exchange. There will be no active market for the Preferred Shares.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before investing in Preferred Shares. You should carefully read the entire Offering Circular including the risks associated with an investment in the specific securities you are offered, which are discussed under the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section of this Offering Circular entitled “Cautionary Statement Regarding Forward-Looking Statements.” In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to Tuscan Gardens Senior Living Communities, Inc.

Overview

Tuscan Gardens Senior Living Communities, Inc. (“Company”) was organized as a Florida Corporation on July 20, 2018.

In addition to and notwithstanding its December 31, 2020 acquisition of non-voting preferred membership interests in the TG Holdcos more fully outlined in the MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS section, the Company intends to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects, will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, intends to create and operate a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

This is an initial Offering by the Company on a “best efforts” basis for its Class A Non-Voting Preferred Shares (“Preferred Shares”). Company management (“Management”) will be making the investment decisions for the Company based on the management and business recommendations of an affiliate entity, Tuscan Gardens Advisor, LLC (“Advisor”). The ongoing operation of Company Properties will be overseen by an affiliate entity, Tuscan Gardens Senior Living Communities Asset Manager, LLC (“Asset Manager”). The Asset Manager and Advisor are both Florida limited liability companies. Tuscan Gardens Management Corporation (the “Management Corporation”), an affiliate entity is the manager of the Asset Manager and the manager of the Advisor and will be making the business decisions for the Asset Manager and Advisor.

Substantially all of the Company’s assets will be indirectly held by, and substantially all of its operations will be indirectly conducted through, wholly-owned community-specific limited liability subsidiaries (“Holdco”) which will be the beneficial owners of Company Properties through each Holdco’s investment in community-specific limited liability companies that will hold fee simple title to the real property (“Propco”), and community-specific limited liability companies that will operate the Company Property (“Opco”).

Under this structure, Tuscan Gardens Capital Partners, LLC (“Sponsor”), an affiliate of the Company, will be the sole common member (“Common Member”) of the Company, the Company will receive common membership units (“Common Units”) in each Holdco, and the Company will also invest as a preferred member, and receive preferred membership units (“Preferred Units”) in each Holdco. The Management Corporation will be the manager of all Holdco’s, Propco’s, and Opco’s. Each of the Company’s investments will be structured similarly.

The proceeds from the Offering may be used to (i) pay fees and expenses relating to the organization of the Company and the sale of the Preferred Shares, (ii) invest in community-specific Holdco’s which will invest in the development and acquisition of Company Properties, and pay expenses related to the acquisition of such investments, and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as the Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, estimated at $350,000, are being paid for on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company. Until such time as Gross Offering Proceeds of $2,000,000.00 have been achieved, this repayment shall occur at a rate of i) 10.0% of Gross Offering Proceeds up to $2,000,000.00, and ii) 20% of Gross Offering Proceeds in excess of $2,000,000.00.

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Project Selection, Due Diligence and Feasibility Assessment

The Company intends to perform due diligence in variety of areas to assess the viability of potential projects. The Company’s diligence includes an evaluation of a potential project’s desirability based on: (1) overall market depth for senior living communities based on the age, need, and income qualified population in the property’s primary market area, (2) current and future market penetration based on current and forecast supply relative to the market depth, (3) household income and average home sale prices as these are the primary sources from which residents of Company Properties fund their living expenses, (4) five year forecast growth rate for senior population, and (5) the market position of the potential project relative to competitor price and quality. Once a project passes the Company’s preliminary due diligence, financial risks and returns are modeled to determine if the project is able to meet its financial projections and achieve Company return targets. This includes stress testing and sensitivity analyses on projected cash flows using financial models to gauge the project’s financial strength, rate sensitivity, occupancy and lease-up sensitivity, and exit capitalization rate sensitivity.

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Class A Non-Voting Preferred Shares

The Company has established a preferred non-voting class of shares referred to as Class A Non-Voting Preferred Shares with $1,000 par value per share (“Preferred Shares”) and seeks to raise $75,000,000 through the sale of 75,000 Preferred Shares.  Preferred Shares will have the right to Preferred Dividends and Special Dividends. See “SHAREHOLDER RIGHTS UNDER THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS”.

No dividends to holders of Preferred Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Dividends are subject to the Company’s ability to generate positive cash flow from operations.  All dividends are further subject to the discretion of the board of directors.  It is possible that the Company may have cash available for dividends, but the board of directors could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

Services Performed by, and Compensation Paid to Affiliates

The Asset Manager, Advisor and other Sponsor affiliates (collectively “Company Affiliates”) will be engaged by the Company and its affiliates to perform various value add services for Management’s day to day management of the Company including the investment of its assets, the acquisition, development, financing and disposition of properties, and Offering placement services. Company Affiliates will receive fees and compensation for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of these fees could create a conflict between and among the interests of the Company Affiliates, the Company, and those of the Investors. Services performed by Company Affiliates include the following:

Property Management Services to the Company. Company’s affiliate, Tuscan Gardens Management Corporation (“Community Manager”), will be responsible for the day to day operation and management decisions for Company Properties under a community management agreement (“Community Management Agreement”) for each Company Property. Community Management Agreements will provide the Community Manager with a monthly community management fee equal to 5.0% of monthly Company Property revenue, plus reimbursement for various corporate resource costs including accounting, sales & marketing, information technology, and payroll processing.

Asset Manager Services to the Company. The Asset Manager is responsible for the oversight of day to day Company Property management decisions by the Community Manager, pursuant to an agreement between the Asset Manager and the Company (“Asset Management Agreement”). Under the Asset Management Agreement, the Company will pay the Asset Manager, on a monthly basis, an annual Asset Management Fee (the “Asset Management Fee”) equal to two (2.0%) percent of gross assets under management. In the event the Asset Management Fee is paid to the Asset Manager in connection with any community that is not ultimately acquired by the Company, such Asset Management Fee shall be promptly repaid by the Asset Manager to the Company. These amounts are expected to be funded with working capital reserves established with net Offering proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees.

Organizational and Offering Expenses. The Company will reimburse the Asset Manager, the Advisor, or Company Affiliates for Organizational and Offering Expenses up to five (5.0%) percent of Maximum Offering Amount. As used herein, “Organizational and Offering Expenses” means any and all costs and expenses, exclusive of the Placement Fee, the Marketing Support Fee, the Dealer Manager Fee, and the Acquisition Fees incurred by the Company, the Asset Manager, the Advisor or any Company Affiliate in connection with the formation, qualification, organization and registration of the Company and the marketing, distribution and issuance of Preferred Shares, including, without limitation, the following: legal, accounting and escrow fees, costs of printing, amending, supplementing, mailing, and distribution costs; filing, registration, and qualification fees and taxes; personnel costs associated with processing Investor subscriptions, the preparation and dissemination of organizational and Offering documents and sales materials, and the attendance by the Company or Company Affiliates at sales meetings; telecopy and telephone costs, all advertising, promotional and marketing expenses, including the costs related to Investor and broker-dealer sales meetings or events paid or reimbursed by the Company; and bona fide due diligence expenses incurred by the Placement Agent and Participating Brokers. Approximately One Hundred Fifty Thousand ($150,000.00) Dollars of Organizational and Offering Expenses have been incurred by the Asset Manager and will be reimbursed by the Company from Offering Proceeds. The Company’s accounting policy, which complies with U.S. GAAP, Financial Accounting Standards Codification 720, provides that Organizational and Offering Expenses will be expensed as incurred.

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Advisor Services to the Company. In order to achieve its investment objectives, the Company will engage an advisor to oversee the Company’s acquisitions, developments, financing, and disposition activities including without limitation the negotiation and execution of all agreements pertaining to development, acquisition, financing, and disposition of the Company’s assets. Tuscan Gardens Advisors, LLC (the “Advisor”) will serve as the management and business advisor to the Company pursuant to an advisory agreement with the Company (the “Advisory Agreement”) to advise on all business matters of the Company pursuant to the Advisory Agreement. The Advisor is a wholly-owned, captive affiliate of Tuscan Gardens Management Group, LLC (“TGMG”), a Florida limited liability company, is not a registered investment advisor under the Investment Advisers Act of 1940, and exclusively provides management and business consulting, rather than investment advisory services, to the Company and its majority-owned affiliates which include Tuscan Gardens Senior Living Fund, LLC and Tuscan Gardens Senior Living Income Fund, LLC. TGMG is a real estate private equity company specializing in senior living community development and acquisitions. TGMG’s leadership has over 100 years of collective experience investing in income producing real estate including senior living communities, hospitality, retail, multifamily, industrial, restaurant and other real estate sectors. TGMG’s strategy is to hire the Community Manager to operate the senior living communities that it builds or acquires. TGMG, through its affiliates, manages assets for investors through various investment vehicles on behalf of retail investors, high net worth individuals and private equity investors. The Advisor may terminate the Advisory Agreement with or without cause and without penalty, by giving sixty (60) days’ prior written notice to the Company. Under the Advisory Agreement, the Advisor will receive the following compensation for its services:

Acquisition Fees. The Company will cause each respective Holdco to pay the Advisor acquisition fees (the “Acquisition Fees”) for the selection, purchase, underwriting, financing, development or construction of the communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by estimated Total Project Costs, as defined herein, upon the acquisition of each Company Property. In the event the Acquisition Fees are paid to the Advisor in connection with any property that is not ultimately acquired by the Company, such Acquisition Fees shall be promptly repaid by the Advisor to the Company.

Financial Guarantee Fee. The Company will cause each respective Holdco to pay the Advisor, on a monthly basis, an annual guarantee fee (the “Financial Guarantee Fee”) equal to three quarters of one (0.75%) percent of guaranteed amounts under total aggregate financing (“Guaranteed Amount”) for each Company Property for which Advisor or its affiliates provide financial or carve-out guarantees. The Company will pay the Advisor the Financial Guarantee Fee earned with respect to the Guaranteed Amount upon the execution of guarantees by Advisor or its affiliates at each Company Property. In the event the Financial Guarantee Fee is paid to the Advisor in connection with any Company Property that is not ultimately developed or acquired by the Company, such Financial Guarantee Fee shall be promptly repaid by the Advisor to the Company. These amounts are expected to be funded with working capital reserves established with Net Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees.

Disposition Fees. The Company will cause each respective Holdco to pay the Advisor disposition fees (the “Disposition Fees”) for the disposition, recapitalization, or sale of Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by the actual selling price or recapitalized amount, as defined herein, upon the sale or recapitalization of each Company Property. In the event the Disposition Fees are paid to the Advisor in connection with any Company Property that is not ultimately sold or recapitalized by the Company, such Disposition Fees shall be promptly repaid by the Advisor to the Company.

Reimbursement of Advisor Operating Expenses. The Management Corporation will cause each respective Holdco to pay the Advisor and its Affiliates, as applicable, for Advisor’s ongoing operating expenses incurred on behalf of the Company, the Holdcos or their affiliates. These amounts are expected to be funded with working capital reserves established with Offering proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such operating expenses. These amounts are estimated to be two (2.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by Total Project Costs.

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Development Services to the Company. The Company relies upon dedicated, affiliate development entities (“Devco”) to achieve on-time, on-budget completion of each Company Property it develops. These Devcos are responsible for the successful engagement with sellers, regulatory officials, and other parties necessary to secure land use entitlements, requisite development approvals and permits, as well as the oversight of general contractors. In consideration for these services, the Company will cause each respective Propco to pay the applicable Devco a site development fee in an amount equal to five (5.0%) to seven (7.0%) percent of Total Project Costs (including financing costs and interest expense, pre-opening operating expenses and working capital reserves) for design and development services. Upon commencement of construction at each site, or sooner as provided for under the applicable development agreement between each respective Propco and the applicable Devco, an amount not to exceed seventy-five (75%) percent of this fee will be due and payable for the respective Company Property, with the balance paid in installments over the projected site construction period, which is typically eighteen (18) to twenty-four (24) months, subject to any additional lender requirements.

Conflicts of Interest

There are conflicts of interest between and among the Company, the Asset Manager, the Advisor, the Sponsor, the Devco, and other Company Affiliates. Asset Manager and Advisor may provide services to other affiliate companies in addition to the Company. All of the agreements and arrangements between and among Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the dividends to holders of Preferred Shares and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company relies on key real estate professionals including Larry Pino, William N. Johnston, and Christopher P. Young (collectively “Management”), for the day-to-day operation of its business. As a result of their interests in other Company Affiliates, their obligations to other investors, and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Management will face conflicts of interest in allocating their time among us, the Asset Manager, the Advisor, other Company Affiliates, and other business activities in which they are involved. However, the Company believes that the Asset Manager, Advisor, and their respective affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Company.

Demographics of Senior Living

The demographic shift in the United States is noteworthy. Over the next twenty years, the 65-or-over age cohort is anticipated to grow some sixty-five percent (65%) from 55 million to 79 million seniors. That will result in over 50 million households headed up by someone in the 65-or-over age category. By 2035, that number will morph to one out of every three American households headed up by somebody who is over the age of 65 (JCHS, 2016). Noteworthy is not only the significance of the projections recently made, but that it is tracking earlier estimates provided by the Administration on Aging (AoA, 2009), suggesting that the 85-and-older age cohort will increase from 4.2 million in 2007 to 5.7 million in 2010 (a 6% increase) (Yokum & Wagner, 2011).

To the extent that the leading edge of this tsunami of the senior population is driven by the coming of age of the large baby boom generation (born 1946-1964), more than half of that growth will occur in just the next decade alone (JCHS 2016). As those baby boomers pass the age of 80, between 2025 and 2035, the 80-and-over population will swell one-hundred percent from 12 million to 24 million with 70% of that growth spawned during the last decade. That explosive growth will shift the age distribution in the United States to 1 in 5 – 20% -- of the population aged 65 and over by 2035, a 40% percent increase from the distribution the country currently experiences (JCHS 2016). The following charts provide a graphic portrayal of the above (JCHS, 2016).

To put the growth of the senior population in perspective, it is sufficient to simply compare more recent populations against historical ones. For example, the population of the 65-75 age cohort in 2007, was 8.8 times greater than in 1990; the population of the 75-84 age cohort in 2007 was 17 times greater than in 1990; and the population of the 85-and-older age cohort in 2007 was 45 times greater than in 1990 (Yokum & Wagner, 2011).

The simple size of the baby boom generation is certainly a critical factor in the graying of America; however, it is not the only factor. Increasing life expectancy precipitated by advances in medical care, more attention to healthier lifestyles, and ongoing successful outcomes in treating chronic and fatal diseases have all had a cumulative effect on increasing life expectancy. Life expectancy for individuals born in 2003 reached an all-time high of 77.3 years. Punctuating the divergence between the two is the life expectancy of an individual who reaches the age of 65 in 2002 who can expect an additional 18.2 years, for a consolidated total of 83.2 (AoA 2005). However, an individual reaching the age of 85 has an additional life expectancy of 6.0 years (AoA 2003), for a consolidated total of 91 (AoA, 2003; Yokum & Wagner, 2011).

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Along the same lines as the increases in demographics of an aging population, the incidence of cognitive impairment affecting the elderly will also continue to grow, which is self-evident inasmuch as dementia and other forms of cognitive impairment primarily affect populations above 65 and become pronounced above the age of 85. While it is good news for everyone that the per capita rate of dementia prevalence has declined over the past several decades, that bright light is dimmed by the simple reality of the hypergrowth in the 65-or-over population through 2035.

For instance, if dementia rates continue to climb at half the rate they did from 2000-2012, we would still have some 6 million people over age 65 with dementia and another 14 million having some form of cognitive impairment. In fact, it is estimated that based on current rates, the number of older adults with dementia may reach 7.6 million and the number with cognitive impairment – broad forms of Criteria for Dementia (CIND) – will reach 15.5 million by 2035.

According to the Commission on Long-Term Care Report to the Congress (2013) U.S. Census Bureau, Federal Reserve Survey of Consumer Finances, the number of Americans needing long-term care is expected to grow from its 2010 level of twelve million people, to twenty-seven million people by the year 2050. Additionally, this report concluded that sixty-nine percent of Americans aged sixty-five and older will require some degree of Long-Term Care.

In the recent book Big Shifts Ahead: Demographic Clarity for Business (Advantage Media Group, Copyright © 2016 by John Burns Real Estate Consulting, LLC) demographic researcher John Burns predicted that by 2025, the number of people aged 65 or older will increase 38% over a ten-year period from 48 million in 2015 to 66 million in 2025. Furthermore, he concluded that the number of people turning 65 each year is trending higher, with 3.5 million people turning 65 compared in 2016 compared to 2.2 million turning 65 in 2006.

According to the 2017 National Investment Center Data Service (“NIC”) ASHA 50 report, the market’s ability to absorb senior housing inventory growth (new construction) has remained relatively consistent over the five-year period from Q2 2014 to Q3 2017 as Senior Housing Occupancy has ranged from 89% to 91%, with average assisted living and memory care annual rental growth ranging from 2% to 3%.

Given the increasing rate at which Americans are turning 65 years old each year, and the forecast growth to twenty-seven million Americans expected to need long-term care by 2050, the Company believes that the industry demographics are compelling.

Competitive Strengths

The Company’s competitive strengths stem from the Management’s experience and understanding of the compelling growth trends in the senior housing market, and proven ability to successfully develop and acquire senior living communities that address this growing need based on the aging of Americans, especially the baby boomers who currently represent the country’s largest demographic segment.

As of the date of this Offering Circular, total senior living communities developed or acquired by Company Affiliates consist of three Class A luxury communities totaling approximately $150 million developed under the Tuscan Gardens® brand in Venice, Florida (opened November 2016), Palm Coast, Florida (opening December 2018), and Delray Beach, Florida (opening January 2020). Additionally, Company Affiliates hold a 15% interest in a $100 million portfolio of Class A luxury communities known as the Living Well Lodges that were acquired in January 2016 for approximately $100 million.

Expansion of Company Focus to include the Mid-Market in Addition to the Class A Luxury Segment

The Company intends to build upon Management’s experience developing, acquiring, and operating Sponsor Affiliate luxury Class A senior living communities, by continuing to focus on the development of luxury, Class A senior living communities in southeastern markets, as well as expanding on a national basis into the underserved mid-market segment that offers greater affordability in response to an emerging social crisis for aging Americans unable to afford $5,000 or more for senior living communities.

This growing, underserved mid-market segment known as “the missing middle” represents a demographic segment that can neither afford Class A luxury senior living communities, nor is eligible for government income-based subsidies that are available to residents of low-income senior living communities. By pursuing cost-effective acquisitions, and conversions of other real estate properties including hotels for adaptive reuse into senior living rental communities to serve this market segment on a national basis, Management believes it can provide a compelling, differentiated Offering to residents that i) satisfies their need for safety and care, ii) provides a positive resident experience at more affordable levels than the development or acquisition of purpose-built senior living communities, and iii) achieves operating margins that are consistent with Sponsor Affiliate properties through reduced marketing costs due to shorter lease-up periods driven by favorable demand elasticity at lower monthly rates.

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Corporate Information

The Company’s executive offices are located at 99 S. New York Ave., Winter Park, FL 32789. The Company’s telephone number is (407) 206-6577.

Reporting Requirements Under Tier 2 of Regulation A

Following this Tier 2 Regulation A Offering, the Company has, and will continue to be required to comply with certain ongoing disclosure requirements under Regulation A. The Company has, and will be required to file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

The Company has filed its unaudited financial statements for the period ending June 30, 2020 on form 1-SA, and its December 31, 2020 audited financial statements on form 1-K and with the SEC.

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THE OFFERING

Issuer:	Tuscan Gardens Senior Living Communities, Inc.

Securities Offered:	Class A Non-Voting Preferred Shares (“Preferred Shares”)

Par Value:	$1,000.00 per share

Minimum Purchase:	Ten (10) Preferred Shares or Ten Thousand ($10,000.00) Dollars

Minimum Offering Amount:	N/A

Maximum Offering Amount:	75,000 Preferred Shares ($75,000,000)

Escrow:	None. Proceeds received from Investors are immediately deposited by the Company upon receipt in accordance with the Company’s acceptance of the Investor’s Subscription Agreement attached as Exhibit 4.

Offering Price:	$1,000 per Preferred Share (“Offering Price”)

Offering Period:

To begin as soon as practicable after the Offering statement, of which this Offering Circular forms a part, that was initially qualified by the SEC on November 25, 2019, has been requalified by the SEC, and will terminate December 31, 2023 (“Offering Period”).

The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion.

Dividend Rights:

No dividends to holders of Preferred Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Dividends are subject to the Company’s ability to generate positive cash flow from operations.  All dividends are further subject to the discretion of the board of directors.  It is possible that the Company may have cash available for dividends, but the board of directors could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

Subject to declaration by the Board of Directors on no less than a quarterly basis, acting in its sole discretion based on the best interests of the Company, the Company will seek to provide ongoing income to Investors in the Preferred Shares, paid or accrued monthly based on a cumulative, non-compounded annual return on $1,000.00 par value (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the Holdco disposition of Company Properties.

Preferred Dividends, as and if declared by the Company’s Board of Directors, shall be paid in cash, to the extent available, with the remaining amount of such declared Preferred Dividends accrued until the receipt of Net Disposition Proceeds.

Any unpaid Preferred Dividends will accrue monthly at a non-compounded rate based on an 8.0% cumulative, annual return on par value, in whole or in part, if and when a distribution or dividend is declared by the Board of Directors, acting in its sole discretion based on the best interests of the Company, and as more specifically set out in THE COMPANY’S ARTICLES OF INCORPORATION and BYLAWS, attached as Exhibit 2.

In addition, Special Dividends may be declared and authorized for payment by the Board of Directors, acting in its sole discretion based on the best interests of the Company, and as more specifically set out in THE COMPANY’S ARTICLES OF INCORPORATION and BYLAWS, attached as Exhibit 2.

Voting Rights:	None

Dilution:	Not applicable

Liquidation Rights:	As set out in THE COMPANY’S ARTICLES OF INCORPORATION and BYLAWS, attached as Exhibit 2.

Conversion Rights:	None

Pre-emptive Rights:	None

Sinking Fund Provision:	None

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Liability for Further Calls:	None

Gross Proceeds:	The proceeds from this Offering prior to the payment of any commission, Offering expenses, Advisor operating expenses, legal fees, fund management, supervisory and accounting services, and other working capital reserves (“Gross Proceeds”).

Net Proceeds:	Gross Proceeds, less organization and Offering expenses (3.33% of Maximum Offering Amount), Advisor operating expenses (1.33% of Gross Proceeds) (“Net Proceeds”).

Net Proceeds Allocation:	Based on raising the Maximum Offering Amount, the Company intends to initially allocate 95% of Net Proceeds to the acquisition, development and construction of Company Properties, and 5% of Net Proceeds to legal fees, fund management, supervisory and accounting services, and other working capital reserves. Management may change this allocation at any time based on the actual Net Proceeds of the Offering and Management’s sole determination of what is in the best interests of the Company.

Risk Factors:	Investing in the Preferred Shares involves a high degree of risk. See “Risk Factors” beginning on page 19.

Transfer Agent:	Securities Transfer Corporation will act as the Company’s transfer agent, registrar and paying agent.

Liquidity:	There is no public market for the Preferred Shares.

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RISK FACTORS

An investment in Preferred Shares of the Company involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing securities offered by the Company. Any of the following factors could harm the Company’s business and future results of operations and could result in a partial or complete loss of your investment. This could cause the value of Preferred Shares to decline significantly, and you could lose part or all of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THE OFFERING

This Offering represents an amendment and update to the Company’s prior Offering that was Qualified by the SEC on November 25, 2019.

The proposed sale of the Preferred Shares was initially qualified by the SEC on November 25, 2019. While the Company subsequently filed all necessary information with the SEC on a timely manner, it was unaware of the SEC’s requirement to refile an updated Offering Circular with the SEC at least once every twelve months, which resulted in the Offering becoming “stale” as of November 24, 2020. The Offering will be reactivated under Rule 251(d)(3)(i)(F) of Regulation A as soon requalified by the SEC and the offering of securities under the previous Offering statement will be deemed terminated as of the date of qualification of this Offering statement by the SEC and will terminate December 31, 2023 (“Offering Period”).

The Company does not believe this oversight to have any impact on potential investors since no securities were issued under the previous Offering, which has been suspended and will not resume until it the new Offering has been re-qualified by the SEC.

Material Non-Arm’s Length Definitive Agreement entered into with Affiliates of the Company.

The Company entered into a Material Definitive Agreement for the acquisition of a variety of Sponsor Affiliate membership interests in senior living communities in reliance upon the private placement exemption from registration under Section 4(a)(2) of the Securities Act (the “Transaction”) as more fully disclosed on Form 1-U filed with the Commission on December 31, 2020. The Transaction is more fully disclosed under PLAN OF OPERATIONS beginning on page 53 herein, outlining how, on December 31, 2020, the Company entered into a definitive agreement with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereunder the Company agreed to merge with the Fund and in so doing, issued 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”) in reliance upon the private placement exemption from registration under Section 4(a)(2) of the Securities Act.

Investors should note that the Transaction involved no outside investors and was not a result of arm’s-length negotiations. The Company believes, however, that the terms of the Transaction are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of the Transaction could create a conflict between and among the interests of the Community Manager, Asset Manager, the Advisor, the Sponsor, the Company, and those of the Investors.

This Offering is being made pursuant to the rules and regulations under Regulation A of the Securities Act.

The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

Arbitrary Determination of the Offering Price.

The Offering Price has been arbitrarily determined by the Company and may not bear any relationship to assets acquired or to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business. Neither the Company nor Sponsor represents that the Preferred Shares have or will have a market value equal to their Offering Price or that the Preferred Shares could be resold (if at all) at their original Offering Price.

No market currently exists for the Preferred Shares.

There is a risk that no market for the Preferred Shares will ever exist and as a result, an investment in the Company would be illiquid in the event investors were to desire to liquidate their Preferred Share interests. While the Company may attempt to effectuate a liquidity event within approximately seven to ten years from the completion of this Offering, it is not required to effectuate a liquidity event by any specific date. If investors were to attempt to sell their Preferred Shares prior to the dissolution of the Company through secondary market sales or otherwise, they might have to sell them at a discount to their fair value as there is no certainty that they can be sold for full market value or that the Preferred Shares may be sold at any price.

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RISKS RELATED TO THE COMPANY’S BUSINESS PLAN

General Risk of Investment in the Company.

The economic success of the Company will depend upon the results of operations of the Company Properties. The results of operations are subject to those risks typically associated with the operation of senior and assisted living facilities, including significant regulation and legislation of senior care facilities, expenses associated with specialized services and staffing and risk of liability with respect to the daily care of residents, assistance performing everyday functions and the administration of medication. No assurance can be given that the Opcos will successfully operate the Company Properties or will be able to pay rents under their leases with Propcos. Ultimately the success of the Company Properties will depend on the ability of the facility tenants to pay rents and fees to the Opcos operating the Company Properties. Fluctuations in occupancy rates, rent schedules and operating expenses can adversely affect operating results, which could result in reduced cash flows at one or more Company Properties and defaults under one or more of the Propcos’ leases and under the Propcos’ financing arrangements. If an Opco defaults on a lease or a Propco defaults under a financing arrangement, the Company’s investment in the underlying Company Property and the value of your investment in the Company. In addition, even if adverse operating results do not result in lease or financing defaults, they will likely reduce the ability of the Company to pay Preferred Dividends and will make the sale or refinancing of a Company Property more difficult, reducing the Company’s ability to pay Special Dividends.

Preferred Shares Have No Voting Rights.

Management will have sole power and authority over the business and management of the Company. Investors will not have the right to vote on any matters, and, therefore, Investors will not have an active role in the Company’s management and will be unable to implement a change in the Management team or the Management team’s decisions.

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Dividend Payments on the Preferred Shares are Not Guaranteed.

Although dividends on the Preferred Shares are cumulative (but non-compounding), the Company’s board of directors must approve the actual payment of the distributions. The board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. The board of directors could do so for any reason, and may be prohibited from doing so in the following instances:

•       poor historical or projected cash flows;

•       the need to make payments on the Company’s indebtedness;

•       concluding that payment of distributions on the Preferred Shares would cause the Company to breach the terms of any indebtedness or other instrument or agreement; or

•       determining that the payment of distributions would violate applicable law regarding unlawful distributions.

Adverse economic conditions may negatively affect the Company’s results of operations and, as a result, its ability to make distributions to Investors or to realize appreciation in the value of Company Properties.

The Company’s operating results may be adversely affected by market and economic challenges, which may negatively affect its returns and profitability and, as a result, its ability to make distributions to Investors and the value of an investment in the Company. These market and economic challenges include, but are not limited to, any future downturn in the U.S. economy and the related uncertainty in the financial and credit markets.

The length and severity of any economic slow-down or downturn cannot be predicted. The Company’s operations and, as a result, its ability to make distributions to holders of the Preferred Shares could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

The Company is a Blind Pool Investment without Operational Track Record prior to December 31, 2020.

Notwithstanding its December 31, 2020 acquisition of non-voting preferred membership interests in the TG Holdcos more fully outlined in the MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS section, the Company has yet to identify any specific assets to acquire with the Net Proceeds of this Offering, and has no prior track record. While Company Affiliates have ownership interests in a variety of senior living facilities, and the Company owns non-voting preferred membership interests in Company Affiliates’ properties, none of the Company Affiliates’ referenced investments in the “Company Affiliates’ Ownership Interests in Senior Living Facilities” section offer conclusive predictive validation of Management’s ability to realize target returns for the Company as none have been liquidated and are all still in lease-up or transition.

Risks of Paying Development Fees Prior to Stabilization of the Company Properties.

The Development Agreements provide for payment of a portion of the Development Fees from the Company to the community specific Devco upon commencement of construction or sooner, as provided for under the applicable development agreement between each respective Propco and the applicable Developer Entity, and payment of the balance of the Development Fees from the Company to the community specific Devco evenly over the construction periods. If construction commences, the community specific Devco will receive Development Fees. If the Company is unable to raise enough capital or obtain permanent financing to complete the development of a Company Property, the community specific Devco is not required to repay the Company for Development Fees it has received pursuant to the applicable Development Agreement. In addition, pursuant to the Development Agreements, the Propco’s are obligated to pay such remaining fees. If the Company does not have sufficient capital to fund capital contributions to the Holdcos for such purposes, the Company may be required to liquidate assets to meet the Holdco and Propco obligations.

Investment Risk.

There can be no assurance that the Company will be able to achieve its investment objectives or that investors will receive any dividend or any return of their capital. Investment results may vary substantially over time, and as a result, investors should understand that the results of a particular period will not necessarily be indicative of results in future periods.

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Business Plan is Dependent Upon the Company’s use of Leverage.

Even if it raises the Maximum Offering Amount pursuant to this Offering, the Company will raise only ten percent (10%) of the total funds necessary to execute its business plan, including the acquisition, development, construction and operation of the Company Properties. Therefore, the Company must seek additional financing in order to acquire Company Properties, and the Company Properties will be leveraged. The Company does not a have a credit facility to finance the property acquisitions and has not secured commitments for any loans. There is no guarantee additional financing will be available on terms suitable to the Company and its Investors. If the company is able to secure additional financings, no assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses. If the revenues from Company Properties are insufficient to pay debt service and operating costs, the Company may be required to seek additional working capital, and there can be no assurance that such additional funds will be available. In the event additional funds are not available, a lender may foreclose on Company Property and Investors could lose their investment. In addition, the degree to which the Company is leveraged could have an adverse impact on the Company, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, or general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and distributions to Investors.

Dependence Upon Key Management Personnel.

The Company will depend upon the efforts, experience, diligence, skill and network of business contacts of the Management team; therefore, the Company’s success will depend on their continued service. The departure of any of the Company’s key Management personnel could have a material adverse effect on performance. If any of the Company’s key personnel were to cease their employment, the Company’s operating results could suffer.

The Company believes its future success depends upon Management’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and the Company cannot assure that it will be successful in attracting and retaining such skilled personnel. If the Company loses or is unable to obtain the services of key personnel, the Company’s ability to implement its investment strategies could be delayed or hindered, and the value of an investment in the Company may decline.

Reliance on Management.

The Company’s ability to achieve its investment objectives is largely dependent upon the performance of Management, the Sponsor, the Advisor and the Asset Manager in selecting additional investments for the Holdcos to acquire, securing financing arrangements, developing the Company Properties and operating the Company Properties. The investors generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning any investments and must rely entirely on the ability of Management and the Advisor. Management and the Advisor may not be successful in identifying suitable investments on financially attractive terms, and the Company may not be successful in achieving its investment objectives.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Competition in the Market.

Providers of senior housing and services compete for residents primarily on the basis of quality of care, price, reputation, physical appearance of the communities, services offered, family and physician preferences and location. While the Company believes that the Company Properties will be successful in attracting residents, there can be no assurance that the Opcos and the Management Corporation will successfully market them or maintain occupancy. The Company Properties’ potential competitors in this industry include national, regional and local operators of assisted living communities, long-term care residences, rehabilitation hospitals, extended care centers and skilled nursing facilities, retirement communities, independent living communities, and home healthcare providers. Competing senior living facilities in the market and submarket surrounding the Company Properties may reduce demand for the Company Properties, decrease occupancy rates and adversely affect the financial performance of the Company Properties, which would ultimately affect the Opcos’ ability to pay rent to the Propcos, the Propcos’ ability to meet debt service on their financings, and cash flow available for distribution to Investors.

Availability of Future Financing and Market Conditions.

In order to fund the acquisition, development, construction and operation of Company Properties, the Company and the Propcos must secure financing from one or more third party lenders. Market fluctuations in real estate financing may affect the availability and cost of funds needed for the acquisition, development, construction and operation of Company Properties. Moreover, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of financing or high interest rates for loans could adversely affect the ability of the Company and the Propcos to finance the business plan on terms agreeable to the Company and the Investors. In addition, if acquisition financing for senior living facilities were to become restricted in the future, opportunities to sell the Company Properties and potential sale prices may be reduced, adversely affecting the ability of the Company to pay Special Dividends.

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Tenant Defaults.

The Opcos are special-purpose entities with limited capitalization whose sole assets will be their leasehold interests in the Company Properties and their agreements to operate the applicable Company Property. Therefore, the Propcos’ abilities to pay rent under their leases with the Company will depend solely on the operations of their respective Company Property. If the operations of the Company Properties do not support the rent payments under the leases, then it is unlikely the Opcos will have another source of revenue sufficient to support the payment of the rent. If one or more of the Opcos are unable to pay rent to the applicable Propco(s), then it is likely that the Propco(s) affected would be unable to pay the debt service on their financings and the Company’s investment in the applicable Company Property(ies) would be materially and adversely affected.

Development or Construction Difficulties or Delays.

Some Company Properties will require development and construction, and the Company’s ability to complete the development and construction will depend upon a variety of factors, most of which will be outside the Company’s control or the control of the entity supervising the construction. These factors include, but are not limited to:

•	difficulties or delays in obtaining building, occupancy, licensing and other required governmental permits and approvals;
•	failure to complete construction on budget and on schedule;
•	unforeseen engineering, environmental or geological problems;
•	failure of third-party contractors and subcontractors to perform under their contracts;
•	shortages of labor or materials that could delay construction or make it more expensive than budgeted;
•	adverse weather conditions that could cause delays;
•	unionization or work stoppages;
•	force majeure events or other acts of God;
•	increased costs resulting from changes in general economic conditions or increases in the costs of materials; and
•	increased costs as a result of addressing changes in laws and regulations or how existing laws and regulations are applied.

Development or Construction Defects.

The Company Properties may contain newly constructed improvements and may be subject to construction defect claims that only reveal themselves over time. To the extent that warranties from contractors do not cover any such defects and the Company is not successful recovering damages from such contractors, it is possible that the Company would be responsible to repair any such defects. If the Company is required to pay for the repair of any construction defects, the projected return to the Company and therefore the Investors may be reduced.

RISKS RELATED TO INVESTMENTS IN SENIOR LIVING FACILITIES

The coronavirus pandemic is adversely affecting the Company’s Affiliates, and is expected to continue to adversely affect the operations, supply chains and distribution systems in the senior living space. The Company affiliate Tuscan Gardens of Delray Beach experienced this adverse effect in the form of a four month delay in opening from its target date of May 2020 to actual opening of September 12, 2020.

Our Affiliates have experienced and expect to continue to experience unpredictable reductions in demand for certain of their products and services. While these reductions in revenue and occupancy are unpredictable in terms of magnitude and duration, the Company believes there will be a near-term reduction in demand and revenue for senior living communities.

Management’s Expectations: While we expect the impacts of COVID-19 to have an adverse effect on our business, financial condition and results of operations, we are unable to predict the extent or nature of these impacts at this time. However, investors should note, that due to the yet to be quantified, but evident material adverse effects of COVID-19 on revenue and operating costs within the Senior Living Industry, further value impairment of acquired assets, including the Tuscan Communities, may occur prior to the ultimate realization of their potential future value.

General COVID-19 risks have evolved with greater specificity due to the passage of time. As the pandemic has evolved, its effects have become more evident and response measures have taken a more defined shape. It is however impossible to fully predict the extent of any such impact as the circumstances may continue to evolve.

Public health officials have recommended and mandated precautions from time to time to mitigate the spread of COVID-19, including various prohibitions on residents, their families and Company associates congregating in heavily populated areas and shelter-in-place orders or similar measures. As a result, our Affiliates have implemented shelter-in-place best practices including i) the suspension of family member visits to residents, ii) the use of masks by all associates, iii) serving residents meals in their rooms, iv) suspension of tours by prospective residents and their families, and v) requiring associates to work exclusively for our Affiliate companies. Those public health protocols have, and will continue to modify, until such time as vaccination and other measures provide herd immunity, at least within senior living communities.

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All Governmental Approvals May Not Be In Place With Respect To The Management Of The Company Properties.

State laws in the jurisdictions of the Company Properties will generally require licensing and permits in order to run and manage senior care facilities. In some cases, the Holdcos may not have these licenses in their name when acquiring the properties and in those cases, will continue to use the previous owners’ licenses until the Holdcos receives licenses in their name. The Company has no control over the timely issuing of licenses by the state.

Owning and Operating Senior Care Facility Poses Significant Regulatory Uncertainties.

Owning and operating senior care facilities carries unique risks related to the senior care and healthcare industries. Such risks include: (i) the uncertainty of the regulatory environment and costs of providing care; (ii) uncertainty of reimbursement levels from government and private health insurance providers; (iii) lawsuits and liability regarding adequacy of care; and (iv) fluctuations in occupancy. All of these risks may make consistent revenue difficult to achieve or maintain.

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The Company May be Subject to Healthcare Reimbursement Law Liability.

Federal laws governing healthcare reimbursement programs provide for civil monetary penalties in the event of fraud or abuse with respect to billing submitted to such reimbursement programs. In the event of fraud or abuse by any management companies that the Company has engaged, such civil monetary penalties may be levied against the Company Properties and the Company.

Company Properties Are Subject to Extensive Regulatory Requirements.

The Company Properties may contain undiscovered violations of federal, state, or local laws, ordinances, or regulations affecting the Company Properties could subject the Company to significant liabilities. Numerous laws establish various health and environmental quality standards and provide penalties for violations thereof. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the cost of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances, and regulations may impose penalties on discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such Company Property. Other laws, ordinances, and regulations govern the generation, handling, storage, transportation, and disposal of hazardous and toxic substances and wastes, the operation and removal of underground storage tanks, the discharge of pollutants and employee health and safety. The business operations will be subject to numerous laws, ordinances, and regulations.

Certain laws and regulations, including those governing air emissions and underground storage tanks, are amended periodically to require compliance with new or more stringent standards as of future dates. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws, or the future discovery of environmental conditions may require expenditures, all of which may be material.

General Effect of Economic Conditions and Government Reimbursement Programs upon Seniors.

While the Company intends only to operate private-pay Company Properties, nonetheless, Government reimbursement programs such as Medicare and Medicaid limit the costs that can be paid for senior living services in general. Economic downturns, softness in the housing market, lower levels of consumer confidence, reductions or declining growth of government entitlement programs, such as social security benefits, stock market volatility and changes in demographics could adversely affect the ability of seniors to afford the monthly resident fees or entrance fees for senior housing facilities. There may be limited ability for the Company to increase the underlying rents generated at the Company Properties. If the Company is unable to retain and attract seniors with sufficient income, assets or other resources required to pay the fees associated with senior living services and other services provided by the Company at the Company Properties, the occupancy rates could decline, which would adversely affect the financial condition and operating results of the Company Properties.

Limited Use of the Properties.

The Company Properties are designed for use as senior living facilities. In the event that a Company Property loses any licenses or permits required to operate as a senior living facility, or laws, rules, regulations or the interpretations thereof restrict the ability of the Company Property to operate as a senior living facility, the value of the Company Property could be adversely affected.

Volatility of Senior Living Industry.

The Company Properties are designed for use as senior living facilities. The senior living industry is a volatile industry and subject to greater risk than that typically associated with an investment in real estate. Applicable regulations governing senior living facilities generally require written resident lease agreements with each resident. Most of these regulations also require that each resident have the right to terminate the resident lease agreement for any reason on reasonable notice or upon the death of the resident. The Company cannot contract with residents to stay for longer periods of time, unlike typical apartment leasing arrangements with terms of up to one year or longer. In addition, the resident turnover rate in a senior living facility such as the Company Properties may be difficult to predict. If a large number of resident lease agreements at a Company Property terminate at or around the same time, and if the units remain unoccupied, then revenues and earnings could be adversely affected.

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Amenities as Potential Liabilities.

The Company Properties are improved with certain amenities. Because the residents at the Company Properties will be seniors, there is a higher risk of injury than for other real estate investments. Certain claims could arise in the event that a personal injury, death or injury to property should occur in, on, or around any of these improvements. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. The Company may be liable for any uninsured or underinsured personal injury, death or property damage claims.

Healthcare Legislation.

Each year, legislative proposals are introduced or proposed in Congress and in some state legislatures that could cause major changes in the health care system, nationally or at the state level. Healthcare, including the senior living sector, remains a dynamic, evolving industry. Returns to Investors could be adversely affected by any new governmental initiatives.

LEGAL, TAX AND REGULATORY RISKS

Legal, tax and regulatory changes could occur during the lifetime of the Company that may adversely impact the Company’s and Company Affiliates’ taxation status and any distributions from Holdcos to the Company, and Preferred Dividends or Special Dividends to Investors.

Risk of Obtaining and Maintaining Licensure of Senior Housing Communities

State regulations require government approval for the necessary authorizations and permits to open and accept assisted living and memory care residents. Regulators regularly inspect facilities to ensure applicable standards are being maintained for the welfare of residents. Although the Sponsor has been successful in receiving and maintaining licensure for its Sponsor Affiliate facilities, there can be no assurance that such approvals will be obtained in a timely fashion or that regulatory changes which may result in additional costs, would not be occur.

Based on their inspections, regulators may revoke or suspend a license for a number of reasons, including: (a) an intentional or negligent act seriously affecting a facility resident’s health, safety or welfare; (b) misappropriation or conversion of resident property; (c) a determination by the regulator that the project owner lacks the financial ability to provide continuing adequate care to residents; or (d) a licensee’s failure during re-licensure to meet minimum licensing standards or applicable rules. Furthermore, regulators may seek an injunction in various circumstances, including to enforce applicable requirements against an assisted living community when a violation has not been corrected by the imposition of administrative fines or when the violation materially affects resident health, safety or welfare.

Risk of Arbitration.

The Company’s Articles of Incorporation, Bylaws, and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this Offering (including secondary transactions whereunder Preferred Shares are resold by initial investors, and subsequent, secondary investors are governed by the Company’s Articles of Incorporation, and Bylaws) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Preferred Shares to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

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Risk that the Company’s Holdcos may fail to qualify as a disregarded entity for U.S. federal income tax purposes.

If any of the Company’s Holdcos fail to qualify as a disregarded entity for U.S. federal income tax purposes and no relief provisions apply, that Holdco would be subject to entity-level federal income tax. As a result, the Holdco cash available for Preferred Dividend payments to the Company, and as a result the Company’s ability to pay Preferred Dividends as well as the value of Preferred Shares, could materially decrease.

Risk of Tax Liability arising from the Allocation of Holdco Income, Gain, Loss and Deduction.

The Holdco operating agreements provide for the allocation of income and gain to both the Common Members and Preferred Members of each Holdco, and 100% of the Holdco losses to the Holdco Common Members. The Company believes that all material allocations to the Members of each Holdco may or may not be respected for U.S. federal income tax purposes. The rules regarding partnership allocations are complex and no assurance can be given that the IRS will not successfully challenge the allocations in each Holdco operating agreement, and reallocate items of income, gain, loss or deduction in a manner which adversely increases the income allocable to the Members of each Holdco.

Risk that Holdco Tax liability may exceed cash distribution from dispositions.

There is a risk that on the disposition of the Company Properties the Holdco tax liability may exceed the distributable cash available. In the event of a foreclosure, or other involuntary disposition of the Company Properties, there is the possibility that the Company may have a larger tax liability than the amount of cash available at the time of the event, or at any time in the future.

Risk that Holdco may not have the ability to make any cash distribution from ongoing operations or dispositions.

There is a risk that ongoing expenses and liabilities of the Company Properties may exceed any revenue or proceeds from disposition resulting the Holdo inability to generate distributablable cash. In such an event, which may include an event of a foreclosure, or other involuntary disposition of the Company Properties, there is the possibility that the Company may not realize any return on, or return of its indirect investment in Company Properties through its Holdco preferred membership ownership.

Risk of audit of Individual Investor returns.

There is a risk that an audit of the Company's records could trigger an audit of the individual investor’s tax records.

RISK RELATED TO CONFLICTS OF INTEREST

Company has Entered into a Material Definitive Agreement with Affiliates

On December 31, 2020, the Company entered into a definitive agreement (the “Agreement”) with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereunder the Company agreed to merge with the Fund (the “Transaction”), and in so doing, issued 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”) in reliance upon the private placement exemption from registration under Section 4(a)(2) of the Securities Act.

Management, Asset Manager or Advisor May be Involved in Similar Investments.

Management, the Asset Manager, Advisor, or their affiliates, may act as asset managers or advisors for other companies engaged in making similar investments, and intend to act as the asset managers and advisors of new yet to be formed companies.

Management, Asset Manager or Advisor May Have Interests in Similar Properties.

Management, the Asset Manager, Advisor, or their affiliates, own or may come to own an interest in properties that may compete with the Company Properties.

Management, Asset Manager or Advisor May Act on Behalf of Others.

Management, the Asset Manager, Advisor, or their affiliates, who may act as asset managers for the Company, may act in such capacities for other investors, companies, partnerships or entities that may compete with the Properties.

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Management, Asset Manager or Advisor May Raise Capital for Others.

Management, the Asset Manager, Advisor, or their affiliates, who will raise investment funds, may act in the same capacity for other investors, companies, partnerships or entities that may compete with the Company Properties.

Management, Asset Manager's or Advisor's Compensation May be a Conflict.

The compensation plan for Management, the Asset Manager and Advisor may create a conflict among the interests of Management, the Asset Manager, the Advisor, and the interests of the Company.

Management, Asset Manager or Advisor Allocating Time and Resources to Company Affiliates.

Management, the Asset Manager, Advisor, and their affiliates may have a conflict in allocating their time and resources between the Company and other business activities they are involved with, including without limitation Company Affiliates. The Company does not require any minimum amount of time or attention that Management, the Asset Manager, or Advisor devote to the Company.

Potential Conflict between Company, and its Legal Advisor and Company Attorney.

Larry Pino (“Pino”) is the managing partner of Pino Nicholson PLLC (“PNL”), the law firm which represents the Company. Furthermore, Pino’s wife, Janet Horvath-Pino, is the President of TGMC, and the sole natural person with voting and dispositive power over the the Common Shares as well as the Asset Manager, Sponsor, and Advisor. As a result there may be conflicts of interest created by the Pinos’ interests in PNL, the Asset Manager, Sponsor, Advisor, and Company Affiliates including time constraints, compensation arrangements, and allocation of investment opportunities and non-arm’s length agreements among the aforementioned parties.

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PLAN OF DISTRIBUTION

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from Company’s web platform, as well as on the SEC’s website at www.sec.gov.

The Preferred Shares are self-underwritten and are being offered and sold by the Company on a best efforts basis. No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Preferred Shares. This means that no commissions or other compensation will be paid for the sale of the Preferred Shares offered by the Company.

We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Neither the Company, its principals, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent nor subject to any escrow agreement.

The Company plans use its current network of real estate investors to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rules 251 (d)(1)(iii) and 251(d)(3)(i)(F) of Regulation A whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering circular filed with the Commission for the Offering. The Company plans to solicit investors through a variety of media and internet advertising mechanisms, such as search based advertising and search engine optimization.

Additionally, the Company intends to conduct its operations so that neither the Company, nor any of its subsidiaries, will meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, neither the Company nor any of its subsidiaries intend to register as an investment company under the Investment Company Act.

In order to subscribe to purchase this Offering, a prospective investor must either electronically or manually complete, sign and deliver an executed purchase agreement for the Preferred Shares (“Subscription Agreement”) to the Company at 99 S. New York Ave., Winter Park, Florida 32789, and submit payment by way of check or wire transfer payable to “Tuscan Gardens Senior Living Communities, Inc.”. The Offering will remain open from the date on which the Offering statement is qualified until December 31, 2023. All investor funds will go directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement, and will be immediately released to the Company on an ongoing basis as received from Investors and accepted by the Company. Investors can complete the Subscription Agreement at www.CrowdStreet.com, a funding platform operated by CrowdStreet, Inc.

There is currently no trading market for the Preferred Shares and no trading market is expected to ever develop. As a result, Investors should be prepared to retain this Offering for as long as this Offering remain outstanding and should not expect to benefit from any Preferred Share price appreciation.

In compliance with Rule 253(e) of Regulation A, the Company will revise the Offering statement, of which this Offering Circular forms a part, during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering statement, of which this Offering Circular forms a part, and be requalified under Rule 252 of Regulation A.

Determination of Offering Price

The Offering Price is arbitrary with no relation to the value of the Company. Since the Preferred Shares are not listed or quoted on any exchange or quotation system, the Offering Price of the Preferred Shares was arbitrarily determined. The Offering Price was determined by the Company and is based on its own assessment of its financial condition and prospects, limited Offering history and the general condition of the securities market. It does not necessarily bear any relationship to book value, assets, past operating results, financial condition or any other established criteria of value.

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Subscription Process

Investors seeking to purchase Preferred Shares should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Electronically or manually complete and execute a copy of the Subscription Agreement.

•	Electronically provide the required Subscription Agreement information and any additional information to CrowdStreet, Inc., (the “Platform”) at www.CrowdStreet.com, or manually provide the required Subscription Agreement information and any additional information to the Company at 99 S. New York Ave., Winter Park, FL 32789, Attention: Subscription Agreement Department.

By executing the Subscription Agreement and paying the total purchase price for the Preferred Shares you are interested in purchasing, which payment is made directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement, and immediately deposited by Company, you will be deemed to (i) agree to all of the provisions of the Subscription Agreement attached hereto as Exhibit 4, (ii) agree to all of the provisions of the Company Articles of Incorporation attached hereto as Exhibit 2, (iii) agree to all of the provisions of the Company Bylaws attached hereto as Exhibit 2, (iv) agree to the relevant restrictions outlined herein, and (v) attest that you meet the minimum standards of a “qualified purchaser,” and that, if you are not an “accredited investor,” such subscription for this Offering does not exceed 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be irrevocable, and effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Following the date on which the SEC qualifies the Offering, subscriptions will be accepted or rejected within ten (10) business days of receipt by the Company. The Company will not draw funds from any subscriber until the date your subscription is accepted. If the Company accepts your subscription, it will email you a confirmation.

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USE OF PROCEEDS

The estimated use of proceeds from this Offering will be dependent upon the amount and timing of the capital raised in this Offering. Assuming the Maximum Offering Amount is raised, the Company expects to use the proceeds from this Offering of Preferred Shares to (i) pay fees and expenses relating to the organization of the Company and the sale of the Preferred Shares, (ii) invest in community-specific Holdco’s which will invest in the development and acquisition of Company Properties, pay expenses related to the acquisition of such investments, and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, estimated at $350,000, are being paid for on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The following table shows a summary of the use of the Maximum Offering Amount generated through the sale of Preferred Shares:

	Minimum Offering Amount	Percent	Maximum Offering Amount	Percent
Gross Offering Proceeds	N/A	N/A	$75,000,000	100.00%
Less: Commissions(1):	N/A	N/A	(0.00)	-0.00%
Available Proceeds	N/A	N/A	$75,000,000	100.00%
Less Offering Expenses:	N/A	N/A
Organization and Offering Expenses(2,3)	N/A	N/A	($2,500,000)	-3.33%
Advisor Operating Expenses	N/A	N/A	($1,000,000)	-1.33%
Net Proceeds to Company from Offering(4)	N/A	N/A	$71,500,000	95.33%
Net Proceeds to other persons	N/A	N/A	N/A	N/A

1)	No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Preferred Shares. This means that no commissions or other compensation will be paid for the sale of the Preferred Shares offered by the Company.

2)	The Company will pay or reimburse the Asset Manager for organization and Offering expenses in an amount up to 5% of the Maximum Offering Amount (and up to 5% of the Maximum Offering Amount of any future Offerings), which, if the Company raises the Maximum Offering Amount, will equal up to $2,500,000.

3)	Includes all expenses to be paid by the Company in connection with its formation and the qualification of the Offering, and the marketing and distribution of Preferred Shares, including, without limitation, expenses for printing, engraving and amending Offering statements or supplementing Offering Circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Preferred Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

4)	Assuming the Maximum Offering Amount is achieved, the Company expects to allocate (a) 95% ($71,250,000.00) of the Net Proceeds to the Company to Property Acquisition, Development, and Construction, and (b) 5% ($3,750,000.00) of the Net Proceeds to the Company to Legal Fees, Fund Management, Supervisory and Accounting Services and Other Working Capital Reserve.

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INVESTMENTS IN COMPANY PROPERTIES

Substantially all of the Company’s assets will be indirectly held by, and substantially all of its operations will be indirectly conducted through, community-specific, wholly-owned limited liability subsidiaries (“Holdco”) which will be the beneficial owners of Company Properties through each Holdco’s investment in wholly-owned, community-specific limited liability companies that will hold fee simple title to the real property (“Propco”), and wholly-owned community-specific limited liability companies that will operate the Company Property (“Opco”).

Under this structure, Tuscan Gardens Capital Partners, LLC (“Sponsor”), an affiliate of the Company, will, be the sole common member (“Common Member”) of the Company, the Company will receive common membership units (“Common Units”) in each Holdco, and the Company will invest as preferred member and receive preferred membership units (“Preferred Units”) in each Holdco. The Management Corporation will be the manager of all Holdco’s, Propco’s, and Opco’s. Each of the Company’s investments will be structured similarly.

Total project costs including financing costs and interest expense, pre-opening operating expenses and working capital reserves (“Total Project Costs”) for each Company Property will differ materially based on multiple factors including, but not limited to land cost, site conditions, impact fees, government entitlement processes, regional construction wages, size of project, land size, and any number of additional factors.

That notwithstanding, the following tables set out Management’s current view of hypothetical capital structures based on its industry experience and publicly available information regarding the potential economics of Development Projects, Acquisition Projects, and Conversion Projects.

As the table below indicates, the pursuit of Development Projects, Acquisition Projects, and Conversion Projects have significantly different project costs, financing costs, and timelines which have significant impacts on the Company’s intended business operations.

Type of Project	Project Cost	% Development Project Cost	Financing Cost	% Development Financing Cost	Estimated Time to Licensure (Months)	Estimated Stabilization Period (Months)
Development Project	$ 50,789,256	100%	$ 11,507,038	100%	18	24
Acquisition Project	$ 32,985,995	65%	$ 4,359,095	38%	3	18
Conversion Project	$ 19,545,249	38%	$ 2,781,213	24%	6	12

Development Projects and Conversion Projects are notably similar in that both types of investments require the establishment of startup operations that require the establishment of effective staff and operational practices, and de novo rate structures. The Company believes that Conversion Projects provide greater opportunity to more rapidly capture market share given that total project costs are anticipated to be approximately 38% of Development Projects, and licensure and renovation can be accomplished in approximately one-third of the time required to construct and license a Development Project.

The time and cost savings that Conversion Projects offer over Development Projects provide the Company with an opportunity to access the growing, underserved mid-market segment known as “the missing middle” that represents a demographic segment that can neither afford Class A luxury senior living communities, nor is eligible for government income-based subsidies that are available to residents of low-income senior living communities. By pursuing cost-effective conversion of other real estate properties including hotels for adaptive reuse into senior living rental communities to serve this market segment on a national basis, Management believes it can provide a compelling, differentiated Offering to residents that i) satisfies their need for safety and care, ii) provides a positive resident experience at more affordable levels than the development or acquisition of purpose-built senior living communities, and iii) achieves operating margins that are consistent with Sponsor Affiliate properties through reduced marketing costs due to shorter lease-up periods driven by favorable demand elasticity at lower monthly rates.

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Acquisition Projects offer advantages in terms of time to licensure over Development Projects (3 rather than 18 months) and Conversion Projects (3 rather than 6 months), but are typically turnarounds rather than startups and therefore require greater operational resources to identify and eliminate ineffective staff and operational practices prior to the establishment of effective alternatives.

Hypothetical Community-Specific Company Property Capital Structure for Development Projects

The table below illustrates the indicative uses of invested proceeds for a hypothetical Development Project, recognizing that in actuality each particular Development Project is unique and would vary materially based on the factors mentioned herein above.

Development Projects are estimated to take 18 months to build and 24 months to attain stabilized occupancy. The aggregate 42 months timeline and significant ($39.3mm) pre-finance project cost compound to produce a significantly higher ($11.5mm) financing cost relative to Acquisition Projects and Conversion Projects.

Use of Funds:

Pre-Finance Project Cost
Building Construction	$24,466,300
Land and Site Improvements Note 1	$5,450,000
Architectural, Engineering, Permits & Impact Fees	$3,060,000
Computers, Furniture Fixtures & Equipment	$1,100,000
Developer Fees	$2,500,000
Project Management Fees	$900,000
Lease-up Marketing Costs	$417,000
Working Capital to fund operations until reaching breakeven	$1,388,918
Contingency	$-
Pre-Finance Project Cost	$39,282,218
Capitalized Interest	$7,873,132
Construction Contingency and Operating Expense Reserve	$1,422,099
Capital Sourcing Fees and Lender Origination Fees	$2,211,807
Financing Cost	$11,507,038
Total Project Cost	$50,789,256

Source of Funds:

Sources of Funds
Senior Debt	$35,552,479	70.0%
Subordinate Debt	$11,173,636	22.0%
Holdco Equity Note 1	$4,063,140	8.0%
Total Source of Funds	$50,789,256	100%

Note 1 – Offering Proceeds will be used to fund Holdco Equity, which typically represents 8% of Total Project Cost. Prior to obtaining debt financing this equity is used by Holdco for land deposits and pre-construction costs for architectural design and any requisite approvals necessary for construction permitting. The remaining Ninety-Two (92.0%) of Total Project Costs would be financed by Senior Debt and Subordinate Debt representing Seventy (70.0%) Percent and Twenty-Two (22.0%) Percent of Total Project Costs respectively.

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Hypothetical Community-Specific Company Property Capital Structure for Acquisition Projects

The table below illustrates the indicative uses of invested proceeds for a hypothetical Acquisition Project, recognizing that in actuality each particular Acquisition Project is unique and would vary materially based on the factors mentioned herein above.

Acquisition Projects are estimated to take 3 months to transition and 18 months to turnaround and attain stabilized occupancy. The aggregate 21 months timeline and lower ($28.6mm) pre-finance project cost compound to produce a significantly lower ($4.4mm) financing cost relative to Development Projects.

Use of Funds:

Pre-Finance Project Cost
Purchase Price Note 2	$26,943,566
Renovation Costs	$1,283,333
Lease-up Startup Marketing Costs	$150,000
Working Capital to fund operations until reaching breakeven	$250,000
Contingency	$-
Pre-Finance Project Cost	$28,626,900
Capitalized Interest	$2,947,500
Brokerage and Restructuring Fees	$866,667
Capital Sourcing Fees and Lender Origination Issuance Fees	$544,928
Financing Cost	$4,359,095
Total Project Cost	$32,985,995

Source of Funds:

Sources of Funds
Senior Debt	$23,090,196	70.0%
Subordinate Debt	$7,256,919	22.0%
Holdco Equity Note 2	$2,638,880	8.0%
Total Source of Funds	$32,985,995	100%

Note 2 – Offering Proceeds will be used to fund Holdco Equity, which typically represents 8% of Total Project Cost. Prior to obtaining debt financing this equity is used by Holdco for acquisition deposits and legal costs. The remaining Ninety-Two (92.0%) of Total Project Costs would be financed by Senior Debt and Subordinate Debt representing Seventy (70.0%) Percent and Twenty-Two (22.0%) Percent of Total Project Costs respectively.

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Hypothetical Community-Specific Company Property Capital Structure for Conversion Projects

The table below illustrates the indicative uses of invested proceeds for a hypothetical Conversion Project, recognizing that in actuality each particular Conversion Project is unique and would vary materially based on the factors mentioned herein above.

Conversion Projects are estimated to take 6 months to renovate and 12 months to attain stabilized occupancy due to a much lower monthly rental rate that offers access to a much larger need and income qualified population. The aggregate 18 month timeline and much reduced ($16.8mm) pre-finance project cost compound to produce a dramatically lower ($2.8mm) financing cost relative to Development Projects and Acquisition Projects.

Use of Funds:

Pre-Finance Project Cost
Hotel Purchase Price Note 3	$7,500,000
Renovation and Conversion Costs	$4,500,000
Architectural, Engineering, Permits & Impact Fees	$1,390,000
Computers, Furniture Fixtures & Equipment	$450,000
Developer Fees	$877,262
Project Management Fees	$219,316
Lease-up Startup Marketing Costs	$324,000
Working Capital to fund operations until reaching breakeven	$1,503,458
Contingency	$-
Pre-Finance Project Cost	$16,764,036
Capitalized Interest	$1,480,800
Construction Contingency and Operating Expense Reserve	$505,303
Capital Sourcing Fees and Lender Origination Issuance Fees	$795,110
Financing Cost	$2,781,213
Total Project Cost	$19,545,249

Source of Funds:

Sources of Funds
Senior Debt	$13,681,674	70.0%
Subordinate Debt	$4,299,955	22.0%
Holdco Equity Note 3	$1,563,620	8.0%
Total Source of Funds	$19,545,249	100%

Note 3 – Offering Proceeds will be used to fund Holdco Equity, which typically represents 8% of Total Project Cost. Prior to obtaining debt financing this equity is used by Holdco for acquisition deposits and pre-construction costs for architectural design and any requisite approvals necessary for construction permitting. The remaining Ninety-Two (92.0%) of Total Project Costs would be financed by Senior Debt and Subordinate Debt representing Seventy (70.0%) Percent and Twenty-Two (22.0%) Percent of Total Project Costs respectively.

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DESCRIPTION OF BUSINESS

Company Structure

Tuscan Gardens Capital Partners, LLC (the “Sponsor”) a Florida limited liability corporation, is the sole common shareholder (“Common Shareholder”) of Tuscan Gardens Senior Living Communities, Inc. (the “Company”), the issuer of the Preferred Shares offered by this Offering Circular. The Company was organized as a Florida Corporation on July 20, 2018. The Company currently has two authorized share classes: common voting shares with a $1.00 par value per share (“Common Shares”) and Class A Non-Voting Preferred Shares with $1,000.00 par value per share (“Preferred Shares”).

The charts below show the typical relationship among the various affiliates and the Company (“Company Affiliates”) as of the date of this Offering Circular. The Company, with two authorized share classes as noted above, intends to own and control, through its 100% ownership of common membership units each wholly-owned community specific Holdco, which will in turn own and control each wholly-owned community specific Propco, and Opco.

For purposes of the overview of the Company Structure on the next two pages, a “Net Liquidity Proceeds after return of capital, less Holdco expenses” means, with respect to any asset of the Holdco or its subsidiaries, or portion thereof, the proceeds, if any, with respect to the sale, refinancing, redemption or other disposition of such asset, or portion thereof, net of any costs and expenses, including the repayment of indebtedness, incurred in connection with such sale, refinancing, redemption or other disposition and after setting aside appropriate reserves, all as determined in good faith by the Holdco.

Investors should note that the Company currently owns 100% of the following non-voting, Preferred Membership Interests in three Holdcos arising from its December 31, 2020 share exchange and merger transaction with the shareholders of Tuscan Gardens Intermediate Fund Inc.

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Company Structure (Chart 1 of 2) Tuscan Gardens Senior Living Communities, Inc. ("Company") or ("TGSLCI") Tuscan Gardens Capital Partners, LLC ("TGCP") 100% 100% Owned by Tuscan Gardens Management Group, LLC ("TGMGCommon Common (Voting) Shares Shares Tuscan Gardens Capital Partners, LLC ("TGCP") or "Sponsor" Manager of TGCP Receives all tax benefits and all Profits after Preferred Dividends and Special Dividends Tuscan Gardens Management Corporation ("TGMC") Preferred (Non-Voting) Shares Individual Qualified Investors Receive 8% Preferred Dividends on Par Value +50% of Holdo Net Liquidity proceeds after return of capital, less Fund expenses ("Special Dividends") TGSLCI owns 100% of Holdco Preferred Member receives 8% Preferred Ret Non-Voting Preferred Membership Units plus 50% Holdco Net Liquidity Proceeds (See notes 1 and 2) Community Specific Holdco Tuscan Gardens of [Community Name] , LLC ("Holdco") Common Member Tuscan Gardens Capital Partners, LLC ("TGCP") Receives all profits after Preferred Member Returns Manager of Holdco, Opco, and Propco Tuscan Gardens Management Corporation ("TGMC") 0% Preferred Member(s) Receive 8% Preferred Return + 100% of Net Liquidity Proceeds after return of capital, less Holdco expenses Tenant/Operator ("Opco") Common Community-Specific Opco Common 1% Tuscan Gardens of [Community Name] Management Company, LLC 99% Community Expenses include Commmunity Management fee (5% of revenue) Lessor ("Propco") Common Community-Specific Propco Common 1% Tuscan Gardens of [Community Name] Properties, LLC 99% 1 Tuscan Gardens of Venetia Bay, LLC 2 Tuscan Gardens of Palm Coast, LLC 3 Tuscan Gardens of Delray Beach, LLC Note 1 - The Company owns 100% of the non-voting Preferred Membership Interests in the following Holdcos as a result of its December 31, 2020 share exchange and merger with Tuscan Gardens Intermediate Fund, Inc. more fully described herein Note 2 - As the Company's investment under the Transaction results in holdings of non-voting Preferred Membership Interests, the Holdcos remain controlled by TGMC, not the Company as a result of the Transaction.

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Company Structure (Chart 2 of 2) Tuscan Gardens Senior Living Communities, Inc. ("Company") or ("TGSLCI") Asset Manager Tuscan Gardens Senior Living Communities Asset Manager, LLC ("Asset Manager") Common (Voting) Shares Owned 99% by TGMG and 1% by Tuscan Gardens Management Corporation ("TGMC") Tuscan Gardens Capital Partners, LLC ("TGCP") or "Sponsor" Earns Asset Management Fee on Gross Assets under Management Receives all tax benefits and all Profits after Preferred Dividends and Special Dividends Advisor Affliates Tuscan Gardens Advisors, LLC ("Advisor") Earns Origination, Acquisition, and Disposition Fees Preferred (Non-Voting) Shares Owned 99% by TGMG and 1% by Tuscan Gardens Management Corporation ("TGMC") Individual Qualified Investors Receive 8% Preferred Dividends on Par Value Manager of Asset Manager, and Advisor +50% of Holdo Net Liquidity proceeds after return of capital, less Fund expenses ("Special Dividends") Tuscan Gardens Management Corporation ("TGMC") TGSLCI owns 100% of Holdco Preferred Member receives 8% Preferred Return Non-Voting Preferred Membership Units plus 50% Holdco Net Liquidity Proceeds (See notes 1 and 2) Community Specific Holdco Tuscan Gardens of [Community Name] , LLC ("Holdco") Common Member Tuscan Gardens Capital Partners, LLC ("TGCP") Receives all profits after Preferred Member Returns Preferred Member(s) Receive 8% Preferred Return + 100% of Net Liquidity Proceeds after return of capital, less Holdco expenses Tenant/Operator ("Opco") Community-Specific Opco Common Tuscan Gardens of [Community Name] Management Company, LLC 99% Community Expenses include Commmunity Management fee (5% of revenue) Lessor ("Propco") Community-Specific Propco Common Tuscan Gardens of [Community Name] Properties, LLC 99% 1 Tuscan Gardens of Venetia Bay, LLC 2 Tuscan Gardens of Palm Coast, LLC 3 Tuscan Gardens of Delray Beach, LLC Note 1 - The Company owns 100% of the non-voting Preferred Membership Interests in the following Holdcos as a result of its December 31, 2020 share exchange and merger with Tuscan Gardens Intermediate Fund, Inc. more fully described herein Note 2 - As the Company's investment under the Transaction results in holdings of non-voting Preferred Membership Interests, the Holdcos remain controlled by TGMC, not the Company as a result of the Transaction.

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Financial Reporting Considerations

Upon extensive review and discussion with our Independent Accountants, Grennan Fender Hess & Poparad LLP (the “Company Auditor”) we have concluded that Tuscan Gardens Capital Partners, LLC (“TGCP”) is the primary beneficiary of both i) the Company (as its sole Common Shareholder), and ii) the Holdcos (as each of the Holdco’s sole Common Member and Preferred Member).

As a result of this review, the Issuer and the Company Auditor have concluded that the relationship between the Holdcos and the Company is best characterized as one of related parties since they are:

1)	commonly-owned by virtue of TGCP as the Company’s and Holdcos’ sole common shareholder/member; and

2)	commonly-controlled by virtue of TGMC as the common controlling entity of the Company (as TGCP’s Manager) and each Holdco (as Manager of each Holdco’s sole voting member).

Accordingly, the Company and Company Auditor have concluded that the most appropriate financial reporting treatment would be to provide potential investors with additional related-party financial disclosure in connection with its current Holdco holdings in Tuscan Gardens of Venetia Bay, LLC, Tuscan Gardens of Palm Coast, LLC, and Tuscan Gardens of Delray Beach, LLC (collectively the “TG Holdcos”) which in aggregate represent the entirety of the $9,991,000 Non-Voting Preferred Membership interests referenced in Note 3 to the Company’s audited financial statements dated December 31, 2020 included herein.

The Issuer and Company Auditor believe that in so doing, potential investors should be provided with full disclosure of Holdco financial performance in accordance with Generally Accepted Accounting Principals (“GAAP”) and has included by reference the audited December 31, 2020 Holdco financial statements filed with the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) links for Tuscan Gardens of Venetia Bay, LLC (https://emma.msrb.org/P31421479-P31105241-P31515597.pdf, https://emma.msrb.org/P31421481-P31105243-P31515598.pdf), Tuscan Gardens of Palm Coast, LLC (https://emma.msrb.org/P21454706-P21129188-P21541373.pdf), and Tuscan Gardens of Delray Beach, LLC (https://emma.msrb.org/P21454871-P21129311-P21541510.pdf).

Investors should note that Tuscan Gardens Senior Living Communities, Inc. has an interest in each of the consolidated project level TG Holdcos, not individual project TG Propcos or TG Opcos, and that, as such, investors should consider the combined information for each project Propco and Opco net of any project level related party transactions that would eliminate in consolidation (i.e. income earned or rental expense incurred) as a result of the lease between a given project’s Propco and Opco.

INVESTORS SHOULD NOTE THAT THE COMPANY’S INVESTMENT IN THE TGHOLDCOS IS A NON-VOTING PREFERRED MEMBERSHIP INTEREST, AND SINCE THE COMPANY HAS NO DIRECT CONTROL OVER THE TGHOLDCOS IT DOES NOT CONSOLIDATE OR INCUDE THEM IN ITS FINANCIAL STATEMENTS.

Additionally, investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

The Company plans to include unaudited interim Holdco financial statements and audited (related party) annual Holdco financial statements in its unaudited 1-SA and audited 1-K filings, respectively.

Management and Company Affiliates’ Roles in Business Operations

Company Management will be making the business and management decisions for the Company based on the recommendations of an affiliate entity, Tuscan Gardens Advisor, LLC (“Advisor”). The ongoing operation of Company Properties will be overseen by an affiliate entity, Tuscan Gardens Senior Living Communities Asset Manager, LLC (“Asset Manager”). The Asset Manager and Advisor are both Florida limited liability companies.

Tuscan Gardens Management Corporation (the “Management Corporation”), an affiliate entity, is the manager of the Asset Manager and the manager of the Advisor and will be making the business decisions for the Asset Manager and Advisor.

Tuscan Gardens Management Group, LLC is the beneficial owner of Tuscan Gardens Capital Partners, LLC (“TGCP”). TGCP will be the sole holder of Company common equity, and the Company will be the sole holder of Holdco common equity.

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Additionally, the Company relies upon dedicated, affiliate community specific development entities (“Devco”) to achieve on-time, on-budget completion of each Company Property it develops.

Company Ownership resulting from Merger with Tuscan Gardens Intermediate Fund, Inc.

On December 31, 2020, the Company entered into a definitive agreement (the “Agreement”) with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereunder the Company agreed to merge with the Fund (the “Transaction”), and in so doing, issued 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”) in reliance upon the private placement exemption from registration under Section 4(a)(2) of the Securities Act..

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For a more detailed explanation of Company Affiliates’ roles in the Company’s business operations, please refer to “Certain Relationships and Related Party Transactions” section.

Company Affiliates’ Current Ownership Interests in Senior Living Facilities

Company Affiliates have ownership interests in a variety of senior living facilities that are more fully outlined below. Other than what is disclosed below, individual members of the Company’s Management have no prior involvement with any programs as identified by Item 8 of Industry Guide 5, which defines a program as a three phase investment fund or a syndication involving (i) an Offering or organization phase in which “the sponsor (who also serves as promoter and, later, general partner) organizes and registers the Offering;” (ii) a second “operational phase of the program which commences with the acquisition of properties;” and (iii) a third phase in which “depending on the investment objectives of the program, the program is ‘completed’ as the partnerships are liquidated and wound down.”

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While none of the Company’s officers, directors, or affiliates has sponsored a completed “program” as defined under the Guide, the Company has provided expanded disclosure under CF Disclosure Guidance Topic No. 6. outlining Management’s experience with prior programs with respect to Management’s ability to i) operate, develop, and acquire senior living communities, ii) raise capital, and iii) exercise real estate investment control, along with additional details describing the ownership structures, ownership percentages, and equity Company Management has raised for six senior living community transactions. The only prior program experience that our officers and directors as individuals and as a team have is at an “Offering stage” for Tuscan Gardens of Venetia Bay, which opened November 2016 and is at 87% occupancy in post-COVID lease-up, and Tuscan Gardens of Palm Coast, which opened November 2018 and is at 58% occupancy in post-COVID lease-up, and Tuscan Gardens of Delray Beach which opened September 2020 and is at 47% occupancy in lease-up.

The Company, however, has provided narrative and references to existing reporting under the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) website for Tuscan Gardens of Venetia Bay, Tuscan Gardens of Palm Coast, and Tuscan Gardens of Delray Beach in each of which it is the sole non-voting preferred member, as well as minority-owned Company affiliate investment in the Living Well Lodges in order to provide potential Investors with an improved understanding of the state of Management’s prior projects.

Additionally, investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

Summaries of these senior living facilities and prior programs follow below.

Tuscan Gardens of Delray Beach.

Wholly-owned affiliates of the Sponsor (“Sponsor Affiliates”) control the special purpose entities that own 100% of the voting, common membership interests in, and operate Tuscan Gardens of Delray Beach, LLC (“Delray”), an assisted living and memory care facility that commenced construction November 30, 2018 and opened September 2020. Delray is a $58,207,545 project that consists of 138 units, including 88 assisted living units and 50 memory care units, and related common areas on property located on an approximately 7.57-acre site at the southwest corner of Frost Lane and Sims Road in Palm Beach County, Florida. The wholly-owned Sponsor Affiliates raised $6,368,828 in the form of non-voting, preferred membership interests from unaffiliated accredited investors which were in turn invested in non-voting, preferred membership interests in Delray. Tuscan Gardens of Delray Beach Capital Partners, LLC, a wholly-owned and controlled affiliate owns and controls 100% of the voting, common membership interests in Delray, the community-specific Holdco. Delray in turn is the sole investor that owns and controls 100% of the community-specific Opco and Propco. Debt financing for Delray in the amount of $51,450,000 was closed on November 30, 2018 in the form of Series 2018 Palm Beach County, Florida Revenue Bonds, and secured by a Master Trust Indenture recorded in the public records. As of October 4, 2021, 63 of the 138 units (housing 69 residents) at Delray Beach are occupied. Day to day operations for Delray are managed by the Community Manager. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/ES391373

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Tuscan Gardens of Palm Coast.

Wholly-owned Sponsor Affiliates control the special purpose entities that own 100% of the voting, common membership interests in, and operate Tuscan Gardens of Palm Coast, LLC (“Palm Coast”), a $50,425,993 assisted living and memory care facility that was received its certificate of occupancy November 28, 2018 and received its license from AHCA on December 4, 2018, representing an on-time, on-budget construction completion in spite of Hurricane Irma, which made landfall in late August 2017 and delayed completion of Palm Coast by approximately twenty (20) days. Palm Coast consists of 130 units (and 166 beds), including 86 assisted living units comprising 110 licensed beds, 44 memory care units comprising 56 licensed beds, and related common areas on property to be located on an approximately 16-acre site at the southwest corner of Colbert Lane and Blare Drive in Palm Coast, Florida. The wholly-owned Sponsor Affiliates raised $7,700,000 in the form of non-voting, preferred membership interests from unaffiliated accredited investors which were in turn invested in non-voting, preferred membership interests in in Tuscan Gardens of Palm Coast Capital Partners, LLC, a wholly-owned and controlled affiliate which in turn owns and controls 100% of the voting, common membership interests in Palm Coast, the community-specific Holdco. Palm Coast in turn is the sole investor that owns and controls 100% of the community-specific Opco and Propco. Debt financing for Palm Coast in the amount of $43,775,000 was closed on June 1, 2017 in the form of Series 2017 Capital Trust Agency Revenue Bonds , and secured by a Master Trust Indenture recorded in the public records. As of February 28, 2021 the wholly-owned Sponsor Affiliates are in default of certain financing arrangements for the facility and under forbearance with its senior lender. As of October 4, 2021, 82 of the 130 units (housing 86 residents) at Palm Coast are occupied. Palm Coast utilizes the same design builder that is associated with other wholly-owned Sponsor Affiliate projects. Day to day operations of Palm Coast are currently managed by the Community Manager. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/ER380611

Tuscan Gardens of Venetia Bay.

Wholly-owned Sponsor Affiliates control the special purpose entities that own 100% of the voting, common membership interests in, and operate Tuscan Gardens of Venetia Bay, LLC (“Venetia Bay”), a $41,049,765 assisted living and memory care facility that opened in October 2016. Venetia Bay consists of 136 units, including 78 assisted living units comprising 90 licensed beds, 58 memory care units, and related common areas on property located at 841 Venetia Bay Boulevard, in the City of Venice, Sarasota County, Florida. The wholly-owned Sponsor Affiliates raised $6,400,000 in the form of non-voting, preferred membership interests from unaffiliated accredited investors which were in turn invested in non-voting, preferred membership interests in Tuscan Gardens of Venetia Bay Capital Partners, LLC, a wholly-owned and controlled affiliate which in turn owns and controls 100% of Venetia Bay, the community-specific Holdco. Venetia Bay in turn is the sole investor that owns and controls 100% of the community-specific Opco and Propco. Debt financing for Venetia Bay in the amount of $35,510,000 was closed on May 1, 2015 in the form of Series 2015 Capital Trust Agency Revenue Bonds, and secured by a Master Trust Indenture recorded in the public records.. As of November 30, 2018 the wholly-owned Sponsor Affiliates are in compliance with all financing arrangements for the facility. Construction for Venetia Bay was completed on schedule in September 2016, materially meeting its construction budget and utilizing the same general contractor that is associated with other wholly-owned Sponsor Affiliate projects. Venetia Bay received its license from the AHCA on October 24, 2016. As of February 28, 2021 the wholly-owned Sponsor Affiliates are in default of certain financing arrangements for the facility and under forbearance with its senior lender. As of October 4, 2021, 119 of the 136 units (housing 131 residents) at Venetia Bay are occupied. Day to day operations of Venetia Bay are currently managed by the Community Manager. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EA357818

Living Well Lodges.

In December 2015, Living Well Lodges Capital Partners, LLC, a wholly-owned Sponsor Affiliate acquired a 15% passive investment interest (“LWL Investment”) in three additional senior living facilities as described below from unrelated sellers. The communities were constructed in 2011, 2012, and 2013, respectively. Each community used the proceeds of certain tax-exempt and taxable revenue bonds to provide a portion of the funds to acquire, construct, install, and equip those communities and therefore, each community is subject to affordability restrictions similar to the Project. At the time of purchase by the Company Affiliates, these communities were in financial distress and were in default of certain of their financial and operating covenants. The Company Affiliates led a $96,778,352 recapitalization through the tender and purchase of the outstanding bonds, and invested new capital comprised of a $65,955,000 secured bank loan and $23,124,669 from third party institutional investors in the form of preferred equity. Additionally, wholly-owned Sponsor Affiliates raised $7,698,683 in the form of non-voting, preferred membership interests from unaffiliated accredited investors which were in turn invested in non-voting, preferred membership interests in Living Well Lodges Capital Partners, LLC, the wholly-owned Sponsor Affiliate that holds the LWL Investment. The bondholders for these communities received principal payments in the amount of the original issue price of these revenue bonds plus accrued interest to the date of purchase. As of February 28, 2021 the Sponsor Affiliates are in compliance with all financing arrangements for the facility.

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Osprey Lodge at Lakeview Crest.

Osprey Lodge at Lakeview Crest is a senior living community consisting of 76 assisted living units and related improvements and 48 memory care units and related improvements (the “Osprey Project”), located in Tavares, Lake County, Florida. The Osprey Project was completed and occupancy by residents began in September 2012. As of December 31, 2020, the Osprey Project unit occupancy was 81%. The Osprey Project is currently managed by Allegro Senior Living. The Affiliates own a minority interest in the Osprey Project. The majority owner is a private equity firm and such firm exercises major decision making with respect to the Osprey Project. Details of this project is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org//IssueView/Details/ER342542

Crane’s View Lodge.

Crane’s View Lodge is a senior living community consisting of 80 assisted living units and related improvements and 48 memory care units and related improvements (the “Crane’s View Project”), located in Clermont, Lake County, Florida. The Crane’s View Project was completed and occupancy by residents began in August 2014. As of December 31, 2020, the Crane’s View Project unit occupancy was 90%. The Crane’s View Project is currently managed by Allegro Senior Living. The Affiliates own a minority interest in the Crane’s View Project. The majority owner is a private equity firm and such firm exercises major decision making with respect to the Crane’s View Project. Details of this project is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EP358747

Stuart Lodge.

Stuart Lodge is a senior living community consisting of 95 assisted living units and related improvements located in Stuart, Martin County, Florida (the “Stuart Project”). The Stuart Project was completed and occupancy by residents began in June 2014. As of December 31, 2020, the Stuart Project unit occupancy was 81%. The Stuart Project is currently managed by American House Senior Living Communities. The Affiliates own a minority interest in the Stuart Project. The majority owner is a private equity firm and such firm exercises major decision making with respect to the Stuart Project. Details of this project is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EP360096

THE PRIOR PERFORMANCE OF THE SPONSOR, SPONSOR AFFILIATES, AND THEIR RESPECTIVE AFFILIATED ENTITIES MAY NOT PREDICT THE FUTURE PERFORMANCE OF THE COMPANY AND ITS AFFILIATED ENTITIES OR THE RETURN ON AN INVESTMENT IN THE COMPANY OR THE PREFERRED SHARES. THEREFORE, THERE IS NO ASSURANCE THAT THE COMPANY WILL ACHIEVE ITS INVESTMENT OBJECTIVES OR THAT THE PREFERRED DIVIDEND AND/OR CASH DISTRIBUTIONS WILL BE PAID TO THE HOLDERS OF PREFERRED SHARES.

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Typical Services Provided to Residents

The proceeds of this Offering are for the purpose of financing all or a portion of the costs of investing in entities that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

The Assisted Living Units typically include a full bathroom and a kitchenette with a microwave, a refrigerator, and a sink. Independent Living Units typically contain the appointments of Assistant Living Units, plus a stove and oven. Memory Care Units typically include a full bathroom and furniture for storing clothing, dry food, and other personal effects. Each Independent Living Unit, Assisted Living Unit and Memory Care Unit typically include contain cable television, individually controlled heating and air conditioning systems and a closet. Washing and drying machines are typically provided on each floor for resident use.

Residents typically receive three meals a day in the dining room to resident of the Assisted Living Units, weekly linens and housekeeping service, medical transportation if appointments are scheduled, Wi-Fi service throughout the building, use of resident laundry facilities on each floor, and activity programs including shopping and recreational trips. Opco plans for additional charges for physician services, physical therapy, oxygen, medications, laboratory, medical equipment, and medical supplies and incontinence products. The staff in the Memory Care Units will typically carry smartphones to promptly communicate resident problems with a resident of a Memory Care Unit.

Assisted Living Units. The Assisted Living Units provide a level of care between Independent Living Units, which are more like multifamily apartments, and a skilled nursing facility. The Company typically provides residents with three meals a day, activities seven days a week, and individualized service plans as developed by the Community Manager’s staff. The Community Manager’s staff also typically provides assistance to persons who need occasional help with some or all of the following: dressing, self-care, and other activities of daily living, assistance in attending meals, increased assistance in housekeeping, and assistance with monitoring personal status, medication reminding, and cueing. Company Properties typically include licensed nurses on duty to provide limited, periodic nursing services. There is expected to be a nurse call system in each Assisted Living Unit, which alerts the nurse that the resident needs assistance. The following is a more detailed description of services expected to be provided to residents of the Assisted Living Units.

1)	Personal Care Assistance

a)	Bathing, grooming, and dressing
b)	Toileting and incontinence care
c)	Transferring and ambulation, one person assist. Resident must be capable to propel his or her own wheelchair.
d)	Staff/services available 24-hours per day
e)	Temporary or intermittent nursing services accessible 24-hours a day
f)	Coordination of care with supplementary service providers
g)	Supervision of mildly cognitively impaired focusing on abilities and preservation of dignity

2)	Medication Assistance

a)	Monitoring of residents who self-administer medications
b)	Medication reminders and supervision
c)	Medication administration (if permitted)
d)	Disposal of medications
e)	Coordination with family to help maintain medication supply

3)	Meals and Nutrition

a)	Three meals prepared and served daily
b)	Supplemental snacks/beverages
c)	Therapeutic diets (as allowed)
d)	Registered dietitian consultation
e)	Hydration program

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4)	Life Enrichment Program

a)	Lifestyle programming designed to include daily routines
b)	Health maintenance and promotion programs
c)	Socialization programs
d)	Choice and Empowerment practices
e)	Coping strategies
f)	Cognitive enhancement programs
g)	End of life care strategies
h)	Self-actualization interventions
i)	Depression Management
j)	Therapeutic Recreation
k)	Social Services
l)	Transportation to Medical Appointments

5)	Housekeeping/Maintenance

a)	Weekly cleaning of apartment
b)	Laundering of personal laundry (additional fee)
c)	Weekly linen change
d)	Apartment and community maintenance

6)	Security/Safety

a)	Fire and smoke detection, notification and containment systems
b)	Staff accessible 24-hours a day, trained in emergency response procedures
c)	Risk Management program
d)	Fall prevention strategies
e)	Door alarms, monitoring, and secured access
f)	Hazard Management

Memory Care Units. The Memory Care portion of the Project typically consists of individual neighborhoods, each with a dining area, a designated activity and recreational space, and a country kitchen where residents may also prepare their own light meals and snacks. The planned Memory Care Units are designed to offer a safe environment as well as an activity focused therapeutic program for residents suffering from dementia, Alzheimer’s disease, and other related disorders.

Memory Care residents may exhibit symptoms of mild to severe cognitive impairment caused by Alzheimer’s disease, Parkinson’s Disease, Multi-infarct Dementia, Pick’s Disease, Lewy Body Disease, or other conditions that may cause dementia. Residents in the Memory Care Units will typically exhibit at least two symptoms that include, but are not limited to: memory loss, confusion, disorientation, emotional outbursts, depression, loss of social restraint, wandering, loss of control of intellectual functioning or body movements, and loss of speech or communicative ability. Residents in the Memory Care Units are expected to need periodic assistance with bathing, dressing, grooming, oral care, toileting or incontinence, or reminders to help prevent incontinence, medication supervision/administration, movement/transferring/ambulation, routine skin care, temporary, intermittent, or unscheduled nursing care, meals and/or cueing of eating, behavior management, socialization, participation in purposeful activities, and supervision for maintaining safety.

The services provided in the Memory Care Units are typically similar to those that are provided in the Assisted Living Units but offer specific therapeutic interventions to meet the needs of residents with dementia. The goal of the Project will be to maintain the resident’s independence, function ability, and personhood for as long as possible. The following is a more detailed description of services the Company typically provides its Memory Care residents.

1)	Personal Care Assistance
a)	Bathing, dressing, grooming, transfers and mobility, toileting, and incontinence care
b)	Temporary or intermittent nursing care and coordination of services
c)	Monitoring of residents’ medical condition
d)	Staff and services available 24-hours a day
e)	Supervision of the cognitively impaired focusing on abilities, preservation of dignity, and natural life flow

2)	Medication Assistance
a)	Medication Administration
b)	Observation and monitoring of resident’s conditions
c)	Disposal of medications
d)	Coordination with family to help maintain medication supply

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3)	Meals and Nutrition
a)	Modified Food to Meet Needs
b)	Family Style Dining
c)	Therapeutic Nutrition and Hydration
d)	Dietitian Counseling

4)	Life Enrichment Program
a)	24-hour daily individualized schedule
b)	Health maintenance and promotion
c)	Socialization environment
d)	Choice and empowerment practices
e)	Person-centered care
f)	Coping strategies
g)	Activity-focused program
h)	Validation therapy
i)	End of life care strategies
j)	Therapeutic recreation designed for dementia residents
k)	Social Services
l)	Natural life flow environment
m)	Outdoor therapeutic/healing gardens
n)	Transportation to medical appointments

5)	Housekeeping/Maintenance
a)	Weekly cleaning of apartment
b)	Daily bed-making
c)	Laundering of personal laundry
d)	Weekly linen change
e)	Apartment and community maintenance

6)	Security/Safety
a)	Staff available 24-hours a day, trained in emergency response procedures
b)	Risk management program
c)	Fall prevention strategies
d)	Door alarms, monitoring, and secured access
e)	Hazard management
f)	Exposure control plan
g)	Fire and smoke detection, notification, and containment systems

The pricing for the Memory Care Units is planned to be all-inclusive with no additional level-of-care expenses even when residents may require more care.

Competition

The senior living real estate industry is highly competitive on an international, national and regional level. The Company’s projects face competition from REITs, institutional pension plans, and other public and private real estate companies and private real estate investors for the acquisition of properties, development of properties, and for raising capital to make these acquisitions. Competition may prevent the Company from acquiring desirable properties or increase the price the Company must pay for real estate. If the Company pays higher prices for properties, Investors may experience a lower return on investment and be less inclined to invest in the Company’s next project which may decrease its profitability. Increased competition for properties may also preclude the Company from acquiring properties that would generate the most attractive returns to Investors or may reduce the number of properties the Company could acquire, which could have an adverse effect on its business.

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Regulation

The Company’s business practices and projects, and those of the Sponsor Affiliates are subject to regulation by numerous federal, state and local authorities including but not limited to the following:

U.S. and State Laws Regulating the Licensure of Senior Housing Communities

State regulations require government approval for the necessary authorizations and permits to open and accept assisted living and memory care residents. Regulators regularly inspect facilities to ensure applicable standards are being maintained for the welfare of residents. Although the Sponsor has been successful in receiving and maintaining licensure for its Sponsor Affiliate facilities, there can be no assurance that such approvals will be obtained in a timely fashion or that regulatory changes which may result in additional costs, would not be occur.

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Based on their inspections, regulators may revoke or suspend a license for a number of reasons, including: (a) an intentional or negligent act seriously affecting a facility resident’s health, safety or welfare; (b) misappropriation or conversion of resident property; (c) a determination by the regulator that the project owner lacks the financial ability to provide continuing adequate care to residents; or (d) a licensee’s failure during re-licensure to meet minimum licensing standards or applicable rules. Furthermore, regulators may seek an injunction in various circumstances, including to enforce applicable requirements against an assisted living community when a violation has not been corrected by the imposition of administrative fines or when the violation materially affects resident health, safety or welfare.

U.S. and State Securities Laws

The Preferred Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

The Preferred Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of the Preferred Shares described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Regulation A and shall only be offered in states in which the registration of the offer and sale of the Preferred Shares has been declared effective.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect the Company specifically, and the real estate industry in general. The Company’s failure to uncover and adequately protect against environmental issues in connection with the target purchase of real estate may subject the Company to liability as buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The Company may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, the Company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay. The Company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect the Company.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the Company for personal injury associated with ACMs.

Americans with Disabilities Act

Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. The Company’s projects must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of properties where such removal is readily achievable. The Company believes that its projects are or will be in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures to address the requirements of the ADA after completion of the redevelopment. In addition, it will continue to assess compliance with the ADA and to make alterations to the Company’s projects as required.

Other Laws and Regulations

The Company is required to operate its projects in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Company’s projects. The Company is also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Company’s projects will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws may result in delays if the Company’s projects are re-developed. Additionally, these laws might cause the Company to incur substantial compliance and other costs. The Company may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to pay dividends to shareholders at historical levels or at all.

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MANAGEMENT’S ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company commenced operations by virtue of its issuance of 9,991 shares to the shareholders of, and merger with (the “Merger”), a Company affiliate, Tuscan Gardens Intermediate Fund, Inc. (“TGIF Inc.”).

As the result of the share exchange with the shareholders of, and subsequent merger with TGIF Inc., the Company owns 100% of the non-voting, preferred membership interests in Tuscan Gardens of Venetia Bay, LLC, Tuscan Gardens of Palm Coast, LLC and Tuscan Gardens of Delray Beach, LLC, (collectively, the “TG Holdcos”) which commenced operations in November 2016, November 2018, and September 2020 respectively.

The Company has included financial and operational analysis of the TG Holdcos, and their underlying communities’ operations as part of this Analysis of Financial Condition and Results of Operations so that investors may have a fuller understanding of the TG Holdcos’ ability to pay dividends to the Company in connection with its non-voting preferred membership interests in the TG Holdcos. Investors should note that the Company is only entitled to a quarterly 8% dividend, payable only if the properties generate sufficient cash to distribute. As such the information about the TG Holdcos is only meant to provide insight into the TG Holdcos' ability to pay that dividend.

As a result the Company is providing the following discussion and analysis of financial condition and results of operations:

As outlined under the Company Structure section herein, the TG Holdcos each own 100% of their respective Propco’s and Opco’s. The Propco’s and Opco’s are known as “Obligors” under each TG Holdco’s tax exempt, non-recourse bond financing (“Bond Financing”). The Obligors are responsible for approximately $130,735,000 of non-recourse, debt under the Bond Financing as follows:

Tuscan Gardens of Venetia Bay	$35,510,000
Tuscan Gardens of Palm Coast	$43,775,000
Tuscan Gardens of Delray Beach	$51,450,000
Total	$130,735,000

The Company, as owner of Preferred Membership Interests in the TG Holdcos, is not responsible for any of the debt obligations of the Obligors. Furthermore, Tuscan Gardens Capital Partners, LLC (“TG Capital Partners”), as sole common voting member of each of the TG Holdcos, is not responsible for any portion of the Obligors non-recourse debt.

Investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

Tuscan Gardens of Venetia Bay Bond Financing

The interest rates and other terms under the Venetia Bay are reflected in the Official Statement which is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) at https://emma.msrb.org/IssueView/Details/EA357818.

The interest rates range from 6.125% to 8.625%.

As of October 1, 2021, Venetia Bay was, as a result of the devasting effects of COVID-19, in default of its Bond Financing due to insufficient free cash flow from operations and its resulting inability to pay semi-annual $1,207,406.25 interest, and $335,000 principal payments that were due on that date, occupancy requirements, cash on hand requirements, and other performance requirements. It should be noted that Venetia Bay was previously in default for non-payment of the April 1, 2021 semi-annual payment obligations, and that they were previously paid in full from reserve funds held by US Bank, as Master Trustee, but the October 1, 2021 semi-annual payment obligations were not paid on October 1, 2021, and remain unpaid at this time.

The Master Trustee posted a notice on EMMA on October 1, 2021 (https://emma.msrb.org/P21502791-P21163132-P21578096.pdf) outlining the details of all current defaults under the Venetia Bay Bond Financing, including inter alia the Obligated Group’s a) Failures to Make Payments Due on Obligations No. 1, No. 2 and No. 3 payments due for interest and principal, b) Failure to Make Payment of Interest Due on Series A Bonds and Series B Bonds, c) Failure to Make Payment of Principal Due on Series B Bonds, d) Failure to Make Payment of the Fees and Expenses of the Trustee, e) Failure to Restore the Debt Service Reserve Fund, f) Failure to Subordinate One-Half of Manager’s Fee, g) Failure to Maintain Long-Term Debt Service Coverage Ratio, h) Failure to Meet Days Cash on Hand Requirement, and i) Failure to Meet Occupancy Requirement.

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Since the foregoing potential liabilities arise from subsequent events occurring after the issuance of the December 31, 2020 audited financial statements for Tuscan Gardens of Venetia Bay Properties, LLC and Tuscan Gardens of Venetia Bay Management Company, LLC (collectively the “VB Obligors”) they are not included. Investors should note the following in their review of the VB Obligors December 31, 2020 audited financial statements:

1)	All unpaid interest has been accrued and reflected as current liabilities in each of the VB Obligors’ December 31, 2020 audited financial statements.
2)	As the VB Obligors have no obligation to replenish Debt Service Reserve Funds or other reserves, no further liability has been reflected.
3)	No claims have been made by the Master Trustee for acceleration or penalties, therefore any assessment of the probability that any such potential claims would be enforceable cannot be determined. Nonetheless, Investors should consider the possibility that the Master Trustee can pursue remedies including the full acceleration of amounts payable under the Bond Financing, and the possibility that such an acceleration, along with default interest to the greatest extent under law could result in a judgment in favor of the Master Trustee and an ensuing impairment, and potential 100% writeoff of the Company’s investment in the VB Holdco.

Prospective investors are encouraged to read the more detailed disclosures as additional information published by the Obligated Group on EMMA regarding various operational and financial matters relative relative to the Venetia Bay Bondholders (https://emma.msrb.org/IssueView/Details/EA357818),

Since the foregoing amounts due are obligations of the TG Holdco, not the Company, and the Company does not produce combined nor consolidated financial statements, they are not reflected in Company financial statements, but are reflected in TG Holdco Balance Sheets under Bond Payable.

Should the aforementioned defaults remain uncured, the trustee, subject to prior approval by 60% of the Bondholders, would be fully within its rights to pursue foreclosure of the Venetia Bay property, which could ultimately result in the TG Holdco’s loss of the property and the Company’s loss of its investment in Tuscan Gardens of Venetia Bay, LLC. While discussions with Bondholders remain constructive, and tantamount to an informal forbearance of their claims for unpaid amounts due under the Bond Payable, investors should note that the Master Trustee has noticed a reservation of the rights of the majority (i.e. 60% of) Bondholders’ to direct the Master Trustee to i) make a distribution from various reserve accounts, and ii) exercise its rights and remedies as a consequence of the various defaults.

While there is no indication that the Bondholders wish to pursue foreclosure or take any action under such reservation of rights against the Obligated Group, investors should note that this remains a possibility and in the event of a foreclosure could ultimately result in the TG Holdco’s loss of the property and the Company’s loss of its investment in Tuscan Gardens of Venetia Bay, LLC.

The terms of the Venetia Bay Bond Financing provide the Master Trustee with various rights, including the ability to foreclose on and liquidate the property, there has been no formal or informal indication of such an intent. As such Management believes that the Master Trustee is operating under an informal forbearance, and that controlling bondholders share Management’s view that the ongoing improvement to operations, and potential for a HUD or other refinancing of the Venetia Bay Bond Financing represents the best opportunity for bondholder repayment.

This is further reinforced by ongoing operational improvements as indicated in the most recent financial statements for the month ending September 30, 2021, indicating 88% or 119 unit occupancy levels and net operating income of approximately $123,000, representing a return to pre-COVID levels.

Management continues to explore opportunities for alternative financing at lower interest rates with money center banks and other capital sources, but at this time has yet to reach any definitive terms. While management believes that this refunding will occur prior to December 31, 2022, investors should note that it remains prospective, and until and unless completed should use current Venetia Bay Bond Financing obligations for any determination of the VB Holdco’s ability to fund distributions to the Company under its preferred membership investment in the VB Holdco.

Details of the events of default can be found on the continuing disclosure section of the EMMA website https://emma.msrb.org/P31415187-P31100381-P31510240.pdf.

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All of the Venetia Bay defaults that have been notice by the Trustee remain uncured.

Tuscan Gardens of Palm Coast Bond Financing

Unlike Tuscan Gardens of Venetia Bay, which has been operating for five years as of November 30, 2021 and therefore benefits from an established market presence and stabilized occupancy levels prior to, and now as a recovery from the effects of COVID, Tuscan Gardens of Palm Coast (“TGPC”) and Tuscan Gardens of Delray Beach (“TGDB”) do not benefit from this market presence to the same degree since TGPC was approximately halfway into its leaseup activity when COVID emerged in March 2020, and TGDB had not commenced operations until September 2020.

As of October 1, 2021, Palm Coast was, as a result of the devasting effects of COVID-19, in default of its Bond Financing due to insufficient free cash flow from operations and its resulting inability to pay semi-annual $1,801,025 payment comprised of $1,733,525 interest, and $67,500 principal payments that were due on that date, occupancy requirements, cash on hand requirements, and other performance requirements. It should be noted that the April 1, 2021 TGPC semi-annual payment obligations were previously, on an interest only basis to the holders of Series A and Series B bonds from reserve funds held by US Bank, as Master Trustee, and October 1, 2021 semi-annual interest payment obligations were paid to the holders of Series A bonds only on October 1, 2021, and amounts otherwise due to the holders of Series B, C, and D remain unpaid at this time.

The Master Trustee posted a notice on EMMA on October 1, 2021 outlining the details of all current defaults under the Palm Coast Bond Financing, including inter alia a) Failure of Liquidity Provider to Make Payment to the Liquidity Support Fund, b) Failures to Make Payments Due on Obligations No. 1 (Series A), No. 2 (Series B) and No. 3 (Series C), c) Failure to Make Payment of Interest and Principal on Series B Bonds, d) Failure to Make Payment of Interest and Principal on Series C Bonds, e) Failure to Make Payment of the Fees and Expenses of the Trustee, f) Failure to Restore the Debt Service Reserve Fund, g) Failure to Subordinate One-Half of Manager’s Fee, h) Failure to Meet Days Cash on Hand Requirement, and i) Failure to Meet Occupancy Requirement.

Since the foregoing potential liabilities arise from subsequent events occurring after the issuance of the December 31, 2020 audited financial statements for Tuscan Gardens of Palm Coast Properties, LLC and Tuscan Gardens of Palm Coast Management Company, LLC (collectively the “PC Obligors”) they are not included. Investors should note the following in their review of the PC Obligors December 31, 2020 audited financial statements:

1)	All unpaid interest has been accrued and reflected as current liabilities in each of the PC Obligors’ financial statements.
2)	The Master Trustee has demanded that the PC Obligors replenish the Liquidity Support Fund in an amount equal to $1,550,000.00. As Management of the PC Obligors does not believe this demand is enforceable, no accrual for it has been made in the PC Obligors’ respective financial statements.
3)	As the PC Obligors have no obligation to replenish Debt Service Reserve Funds or other reserves (other than the aforementioned potential liability to replenish the Liquidity Support Fund), no further liability has been reflected.
4)	No claims have been made by the Master Trustee for acceleration or penalties, therefore any assessment of the probability that any such potential claims would be enforceable cannot be determined. Nonetheless, Investors should consider the possibility that the Master Trustee can pursue remedies including the full acceleration of amounts payable under the Bond Financing, and the possibility that such an acceleration, along with default interest to the greatest extent under law could result in a judgment in favor of the Master Trustee and an ensuing impairment, and potential 100% writeoff of the Company’s investment in the PC Holdco.

This notice further provide a full reservation of rights for i) 50% of the Bondholders to direct the Master Trustee to make a distribution, and ii) exercise its rights and remedies as a consequence of the various defaults, but has neither noticed, nor taken any action under such reservation of rights.

https://emma.msrb.org/P31431369-P31112178-P31523076.pdf

Should the aforementioned defaults remain uncured, the trustee, subject to prior approval by 50% of the Bondholders, would be fully within its rights to pursue foreclosure of the Palm Coast property, which could ultimately result in the TG Holdco’s loss of the property and the Company’s loss of its investment in Tuscan Gardens of Palm Coast, LLC. While discussions with Bondholders remain constructive, and tantamount to an informal forbearance of their claims for unpaid amounts due under the Bond Payable, investors should note that the Master Trustee has noticed a reservation of the rights of the majority (i.e. 50% of) Bondholders’ to direct the Master Trustee to i) make a distribution from various reserve accounts, and ii) exercise its rights and remedies as a consequence of the various defaults.

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While there is no indication that the Bondholders wish to pursue foreclosure or take any action under such reservation of rights against the Obligated Group, investors should note that this remains a possibility and in the event of a foreclosure could ultimately result in the TG Holdco’s loss of the property and the Company’s loss of its investment in Tuscan Gardens of Palm Coast, LLC.

Prospective investors are encouraged to read the more detailed disclosures as additional information published by the Obligated Group on EMMA regarding various operational and financial matters relative to the Palm Coast Bondholders (https://emma.msrb.org/IssueView/Details/ER380611).

The terms of the Palm Coast Bond Financing provide the Master Trustee with various rights, including the ability to foreclose on and liquidate the property, there has been no formal or informal indication of such an intent. As such Management believes that the Master Trustee is operating under an informal forbearance, and that controlling bondholders share Management’s view that the ongoing improvement to operations, and potential for a HUD or other refinancing of the Palm Coast Bond Financing represents the best opportunity for bondholder repayment.

Since the foregoing amounts due are obligations of the Palm Coast’s TG Holdco, not the Company, and the Company does not produce combined nor consolidated financial statements, they are not reflected in Company financial statements, but are reflected in TG Holdco Balance Sheets under Bond Payable.

Management continues to explore opportunities for alternative financing at lower interest rates with money center banks and other capital sources, but at this time has yet to reach any definitive terms. While management believes that this refunding may be possible in the event that Palm Coast occupancy and free cash flow generation were to improve, there is little prospect of refinancing prior to 2023, and until and unless completed investors should use current Palm Coast Bond Financing obligations for any determination of the PC Holdco’s ability to fund distributions to the Company under its preferred membership investment in the PC Holdco.

All of the Palm Coast defaults that have been notice by the Trustee remain uncured.

Tuscan Gardens of Delray Beach Bond Financing

Despite the challenges of opening during the impact of COVID, TGDB continues to fare well as evidenced by its October 27, 2021 filing of financial statements for the month and nine-months’ year to date ending September 30, 2021, indicating a much reduced net operating income (loss) of ($26,948). https://emma.msrb.org/P21503205-P21163478-P21578483.pdf As such, all discussions with TGDB bondholders and the Master Trustee have been and remain constructive and oriented to the creation of a modified, more favorable capital structure whereunder the Delray Beach Bond Financing would be refunded with approximately $52,750,000 of new bonds comprised of i) $42,925,000 SERIES A PALM BEACH COUNTY, FLORIDA SENIOR LIVING FACILITIES REVENUE REFUNDING BONDS (TUSCAN GARDENS OF DELRAY BEACH PROJECT) SERIES 2021A (TAX-EXEMPT), and ii) $9,825,000 SERIES B PALM BEACH COUNTY, FLORIDA SENIOR LIVING FACILITIES REVENUE REFUNDING BONDS (TUSCAN GARDENS OF DELRAY BEACH PROJECT).

The Series A and Series B refunding bonds would have initial interest rates of 4.25% and 3.00% respectively,

Under the aforementioned refunding, annual debt service for 2023, 2024, and 2025 would be $1,824,312.52 based on the above reduced interest rates that compare favorably to HUD refinancing, representing a 40%-50% reduction against current obligations for each of these years under the Bond Financing of $3,136,169, $3,701,875, and $3,701,875 respectively. While management believes that this refunding will occur prior to December 31, 2021, investors should note that it remains prospective, and until and unless completed should use current Delray Beach Bond Financing obligations for any determination of the DB Holdco’s ability to fund distributions to the Company under its preferred membership investment in the DB Holdco.

As TGDB is in its leaseup stage, it continues to rely upon the reserves that were established to pay debt service under the original Bond Financing.

Other than its failure to meet Level 3rd quarter 2021 average occupancy requirements of 47% for the month ending September 30, 2021, having achieved an average of 44% occupancy for the month ending September 30, 2021, representing a delay due to the COVID Delta Variant, TGDB is in compliance with the terms of its Bond Offering. Under the Bond Financing, Under the terms of the Bond Financing, the majority of the Bondholders have the right, but not the obligation to request a plan of action from the Obligated Group, and/or the appointment of a consultant to review the DB Opco operations. At this time there is no indication of the majority of the Bondholders’ desire or intention to exercise either of its foregoing rights.

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Prospective investors are encouraged to read the more detailed disclosures as additional information published by the Obligated Group on EMMA regarding various operational and financial matters relative to the Delray Beach Bondholders (https://emma.msrb.org/IssueView/Details/ES391373).

Valuation of the TG Holdcos for purposes of the Merger

The valuation for purposes of the Merger was determined based on an independent third-party appraiser, Oracle Healthcare Advisors (“OHC”) limited use valuation engagement for purposes of financial statement and audit reporting of the projects’ values for the December 2020 Tuscan Gardens Intermediate Fund Inc. (“TGIF Inc”) purchase of preferred membership interests in the TG Holdco and subsequent merger with the Company.

The OHC valuation dated December 21, 2020 valuation concluded the following:

	Venetia Bay	Palm Coast	Delray Beach	Total
As is	31,400,000	31,100,000	32,500,000	95,000,000
Stabilized Year 6	41,495,644	44,500,247	51,096,656	137,092,547

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After adjustment for amounts due under the Bond Financing (net of reserves held by the Master Trustee), the value of Preferred Membership Interests in the TG Holdcos were determined by the Company to be:

	Venetia Bay	Palm Coast	Delray Beach	Total
As is	-271,021	-6,451,770	-11,681,568	-18,404,359
Stabilized Year 6	9,824,623	6,948,477	6,915,088	23,688,188

Based on the Company’s discussions with the Company Auditor, the value of the Preferred Membership Interests was determed to be $9,991,000 based on the following considerations:

a)	Current “As is” valuations of $95,000,000 are a reflection of COVID-19 impact and undervalues the assets’ post-COVID future potential value.
b)	Stabilized Year 6 post-COVID real property valuations of $137,092,547 would provide the potential for $23,688,188 Special Dividend upon liquidation and a full recovery of the $19,803,430 initial invested capital.
c)	Due to the current low interest rate environment investors preferred to wait for any recovery of their investment rather than accept a “zero” valuation based on today’s valuations, therefore fair market value would require a more significant consideration to sell their preferred membership interests.
d)	Investors saw the value in converting TG Holdco preferred membership interests into Company preferred shares that offer liquidity, diversification, and greater likelihood of receiving income due to the Company’s potential capital raising ability
e)	As the Bond Financing instruments are secured by real property, and were trading at 50-80 cents; 50% of initial investment preferred membership investment represented the maximum for any subordinate postion(s) such as preferred investors which are not secured by the real property.
f)	The Company, the holders of preferred membership interests in the TG Holdcos, and Tuscan Gardens Intermediate Fund Inc. all concluded that a price of $9,991,000 (comprised of $4,691,000 for Venetia Bay, $3,126,000 for Palm Coast, and $2,174,000 for Delray Beach) which represented 50% of the $19,803,430 initial invested capital, plus the potential to participate in Special Dividends under the Company’s Preferred Shares based on net liquidation proceeds received represented a fair market value for the transaction.
g)	The OHC valuation and fair market value determinations were reviewed by the Company Auditor and disclosed in its unqualified audit opinion of the Company’s December 31, 2021 financial statements.

Cash Flows from the TG Opcos

The TG Opcos, as the wholly-owned subsidiaries of each of the TG Holdcos, represent the source of any potential operational free cash flow and primary source of any potential dividend by their respective TG Holdco parents to the Company. Investors should note that all TG Opcos are currently in lease-up status, recovering from the effects of the COVID-19 pandemic. As a result the aggregate net operating income from the three communities is, in aggregate approximating operational breakeven (i.e. generating no free cash flow) based on three month period ending September 30, 2021, the results of which are published on EMMA for Tuscan Gardens of Venetia Bay Management Company, LLC (“VB Opco”), Tuscan Gardens of Palm Coast Management Company, LLC (“PC Opco”), and Tuscan Gardens of Delray Beach Management Company, LLC (“DB Opco”), (collectively the “TG Opcos”)

Investors should note that separate financial statements have been provided for the TG Opcos and TG Propcos since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of each Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

The following table is calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) in terms of Revenue and Operating Expenses, and the non-GAAP measure of Net Operating Income (“NOI”), commonly used for income producing real estate, calculated as Revenue less Operating Expenses. Prospective Investors should note that NOI is a before-tax figure that excludes interest payments on loans, income taxes, depreciation, and amortization. When this metric is used in other industries, it is referred to as “EBITDA,” which under GAAP stands for “earnings before interest, taxes, depreciation and amortization.”

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Prospective Investors should note that Net Income or Net Loss disclosures in the TG Holdcos and TG Opcos annual audited financial statements prepared in accordance with GAAP, reflect deductions for interest, taxes, depreciation, and amortization, which are non-operating expenses which are not reflected in NOI. As such, Net Income in accordance with GAAP is substantially less than NOI due to the adjustment to NOI based on the deduction of Interest, Taxes, Depreciation, and Amortization. Reconciliation of NOI to Net Income is summarized as follows:

Line Item	TG Holdco and TG Opco Annual Audited Financial Statements	NOI (Net Operating Income) non-GAAP	Difference
Revenue (A)	Included under both GAAP Net Income and NOI		None
Operating Expenses (B)	Includes depreciation and amortization	Does not include depreciation or amortization	Inclusion of Depreciation and Amortization under GAAP results in higher operating expenses than under NOI calculation
Result (A – B) = C	Income from Operations (NOI less depreciation and amortization)	NOI (Income from Operations plus depreciation and amortization)	Inclusion of Depreciation and Amortization under GAAP results in lower Income from Operations than under NOI calculation
Other Income (Expense) (D)	Includes Interest expense Excludes depreciation and amortization (treated as operating expenses)	Includes Interest expense Includes depreciation and amortization (treated as non-operating expenses)	Inclusion of Depreciation and Amortization under GAAP results in lower Other Income (Expense) than under NOI calculation
Net Income (Loss) before tax (C – D)	Same under GAAP and NOI calculations		None
Income Taxes	Disregarded under both methodologies since TG Holdcos and TG Opcos are disregarded entities for tax purposes.		None

The below table shows the combined monthly results for the three TG Opcos. Investors should note that, as outlined above, NOI/EBITDA does not account for interest payments on loans, income taxes, depreciation, and amortization, which, in aggregate reduce NOI/EBITDA and result in a lower Net Income (Loss) before tax. Investors are encouraged to consult with their accountant should they require a deeper understanding of the above-mentionned GAAP vs. non-GAAP accounting methodologies.

Based on their trailing 12 month average monthly improvements (i.e. average monthly improvements to monthly revenue of $45,059 and NOI/EBITDA of $44,605), while maintaining materially constant expenses during the twelve months from October 2020 through September 2021. Management expects the TG Opcos’ COVID-19 operational improvements to continue and achieve their 2024 objectives of being able to service their debts or refinance their existing Bond Financing with less costly HUD or bank debt.

Month	Revenue	Month Change $	Month Change %	Operating Expenses	Net Operating Income	Month Change $	Month Change %
October-20	$1,046,171			$1,490,809	($444,638)
November-20	$1,058,786	$12,615	1.2%	$1,502,389	($443,603)	$1,035	0.2%
December-20	$1,079,650	$20,864	2.0%	$1,459,308	($379,659)	$63,944	14.4%
January-21	$1,128,961	$49,311	4.6%	$1,478,916	($349,955)	$29,704	7.8%
February-21	$1,122,299	($6,662)	-0.6%	$1,378,878	($256,580)	$93,375	26.7%
March-21	$1,220,547	$98,248	8.8%	$1,402,529	($181,982)	$74,597	29.1%
April-21	$1,237,724	$17,178	1.4%	$1,299,602	($61,878)	$120,105	66.0%
May-21	$1,294,035	$56,310	4.5%	$1,255,447	$38,588	$100,465	162.4%
June-21	$1,465,967	$171,932	13.3%	$1,385,819	$80,148	$41,561	107.7%
July-21	$1,399,383	($66,584)	-4.5%	$1,488,752	($89,370)	($169,518)	(211.5%)
August-21	$1,434,092	$34,709	2.5%	$1,518,026	($83,934)	$5,436	6.1%
September-21	$1,541,823	$107,731	7.5%	$1,495,802	$46,020	$129,954	154.8%

12 month improvement		$495,652	47%	($4,994)		$490,658
Average	$1,271,206	$45,059	3.5%	($416)		$44,605	71.5%

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Based on ongoing discussions between the TG Holdcos and their respective bondholders and trustees, and the informal, yet de facto forbearance of TGVB and TGPC bondholders, Management believes that the bondholders are supportive of TG Holdco representations of its ability to meet its debt service obligations or refinance in 2024 as are pursuing that outcome as their most viable option for the restoration of distributions or principal repayment through refinancing.

The Company does not anticipate any distributions on the Company’s investment prior to 2024 at which time the TG Holdco management forecasts indicate they would have the ability to service each of the three TG Holdco’s debts and/or i) refinance the Bond Financing with lower cost debt, or ii) generate liquidity from the sale of one or all of the communities, providing free cash available for distribution to its members, which include the Company as their sole preferred member.

If, and to the extent the TG Holdcos were to declare and pay preferred distributions to the Company, it would be dependent on the TG Holdcos ability to service the obligations of their respective Bond Financing.

Investors should note that Tuscan Gardens Senior Living Communities, Inc. has an interest in each of the consolidated project level TG Holdcos, not individual project TG Propcos or TG Opcos, and that, as such, investors should consider the combined information for each project Propco and Opco net of any project level related party transactions that would eliminate in consolidation (i.e. income earned or rental expense incurred) as a result of the lease between a given project’s Propco and Opco.

INVESTORS SHOULD NOTE THAT NO DISTRIBUTIONS ARE EXPECTED FROM THE TGHOLDOS PRIOR TO 2024, AND THE POTENTIAL FOR DISTRIBUTIONS IS IF, AND TO THE EXTENT THE TG HOLDCOS WERE TO DECLARE AND PAY PREFERRED DISTRIBUTIONS. SINCE THE COMPANY HAS NO CONTROL OVER THE TGHOLDCOS, INVESTORS SHOULD NOTE THAT THE COMPANY HAS NO CONTROL OVER THE DECLARATION OR PAYMENT OF DISTRIBUTIONS BY THE TGHOLDCOS.

Relationship between the Company and TG Holdcos

As stated above, our key goal is to generate income from the TG Holdco properties once and as they are able to achieve their 2024 objectives. Notwithstanding the foregoing, the Use of Proceeds of this Offering is not intended to provide financial support, nor advance funds to TG Holdco’s to use for debt service or activities associated with refinancing, selling or otherwise monetizing the TG Holdco properties, including Venetia Bay and Palm Coast that are in default.

Additionally, as disclosed in the RISK FACTORS section of this Offering, the Advisor, Sponsor, Manager and other affiliated entities divide their time among the TG Holdco properties and the Company, averaging approximately 20% of their respective time to the Company, and 20% each to the three TG Holdco’s (i.e. Venetia Bay, Palm Coast, and Delray Beach), and 20% to Tuscan Gardens Management Corporation general matters.

TG Holdco Public Filings on EMMA

Monthly unaudited financial statements, annual audited financial statements, and compliance disclosures for the TG Holdcos are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website for Venetia Bay (https://emma.msrb.org/IssueView/Details/EA357818), Palm Coast (https://emma.msrb.org/IssueView/Details/ER380611), and Delray Beach (https://emma.msrb.org/IssueView/Details/ES391373), respectively. Investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

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TG Holdco December 31, 2020 Audited Financial Statements

For purposes of providing a greater understanding of the TG Holcos’ financial position, the Company has included by way of reference the audited December 31, 2020 and 2019 Holdco financial statements filed with the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) links for Tuscan Gardens of Venetia Bay, LLC (https://emma.msrb.org/P31421479-P31105241-P31515597.pdf, https://emma.msrb.org/P31421481-P31105243-P31515598.pdf), Tuscan Gardens of Palm Coast, LLC (https://emma.msrb.org/P21454706-P21129188-P21541373.pdf), and Tuscan Gardens of Delray Beach, LLC (https://emma.msrb.org/P21454871-P21129311-P21541510.pdf). Investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

The Company has no employees that receive compensation.

As the Company has insufficient liquidity and capital reserves for its investment strategy and growth plans, it will rely entirely on the proceeds from this Offering for the necessary liquidity and capital reserves.

PLAN OF OPERATIONS.

See “PLAN OF OPERATIONS” section.

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PLAN OF OPERATIONS

Overview

In addition to and notwithstanding its December 31, 2020 acquisition of non-voting preferred membership interests in the TG Holdcos more fully outlined in the MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS section, the Company was organized to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

In order to achieve this objective, the Company regularly reviews opportunities for the acquisition or development of Company Properties.

Project Evaluation Criteria

The Company’s development focus on southeastern domestic markets, and acquisition and conversion focus on national markets, where demographics and competitive supply, offer the potential to achieve attractive returns. The Company intends to identify opportunities that financially benefit from the favorable demographic shift associated with the “aging of America”.

The Company’s diligence includes an evaluation of a potential project’s desirability based on: (1) overall market depth for senior living communities based on the age, need, and income qualified population in the property’s primary market area, (2) current and future market penetration based on current and forecast supply relative to the market depth, (3) household income and average home sale prices as these are the primary sources from which residents of Company Properties fund their living expenses, (4) five year forecast growth rate for senior population, and (5) the market position of the potential project relative to competitor price and quality. Once a project passes the Company’s preliminary due diligence, financial risks and returns are modeled to determine if the project is able to meet its financial projections and achieve Company return targets. This includes stress testing and sensitivity analyses on projected cash flows using financial models to gauge the project’s financial strength, rate sensitivity, occupancy and lease-up sensitivity, and exit capitalization rate sensitivity.

Other project evaluation criteria include the following:

•	Geography: Urban and suburban neighborhood throughout i) the southeastern United States for purposes of development, and ii) the United States for purposes of acquisition and conversion.

•	Investment target size (per project): Senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents.

•	Maturity: Maturity is flexible and may range between three and seven years, at which point the ownership interest is intended to be liquidated (equity) or the principal is expected to be repaid in full (debt). In some cases, equity products may include contractual mechanisms in order to facilitate an earlier exit for Investors.

•	Returns: The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide ongoing income to Investors in the Preferred Shares, paid or accrued monthly based on an 8.0% cumulative, non-compounded annual return on $1,000.00 par value (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the Holdco disposition of Company Properties. However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

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In order to achieve targeted returns, the Company typically seeks to develop to a stabilized unleveraged yield of 250 basis points greater than underwritten exit capitalization rates, acquire properties with an underwritten stabilized net operating income at anticipated disposition of 200 basis points greater than underwritten exit capitalization rates, and convert other real estate properties including hotels with an underwritten stabilized net operating income at anticipated disposition of 225 basis points greater than underwritten exit capitalization rates.

Expansion of Company Focus to include the Mid-Market in Addition to the Class A Luxury Segment

The Company intends to build upon Management’s experience developing, acquiring, and operating Sponsor Affiliate luxury Clas A senior living communities, by continuing to focus on the development of luxury, Class A senior living communities in southeastern markets, as well as expanding on a national basis into the underserved mid-market segment that offers greater affordability in response to an emerging social crisis for aging Americans unable to afford $5,000 or more for senior living communities.

This growing, underserved mid-market segment known as “the missing middle” represents a demographic segment that can neither afford Class A luxury senior living communities, nor is eligible for government income-based subsidies that are available to residents of low-income senior living communities. By pursuing cost-effective acquisitions, and conversions of other real estate properties including hotels for adaptive reuse into senior living rental communities to serve this market segment on a national basis, Management believes it can provide a compelling, differentiated Offering to residents that i) satisfies their need for safety and care, ii) provides a positive resident experience at more affordable levels than the development or acquisition of purpose-built senior living communities, and iii) achieves operating margins that are consistent with Sponsor Affiliate properties through reduced marketing costs due to shorter lease-up periods driven by favorable demand elasticity at lower monthly rates.

Leverage of Strategic Relationships

The Sponsor, Asset Manager and Advisor have forged numerous strategic relationships with market leaders in the senior living arena that will be engaged by the Company as appropriate on a community specific basis. This group of highly-qualified, key strategic vendors includes but is not limited to, the following:

(i)	Bessolo Design Group. Bessolo Design Group is the Architect for Tuscan Gardens of Venetia Bay. Its services included architectural design of the memory care and assisted living facilities, as well as the design of the fountains, landscape and irrigation, the low voltage system, Security, Cable Television, Computer Audiovisual system, as well as mechanical, plumbing and structural engineering.

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(ii)	Baker Barrios Architects. Baker Barrios Architects is among the most innovative commercial architecture and design firms in the Southeast. The company has been in business over two decades and has offices in downtown Orlando. The company provides architecture, interior design, planning, landscape architecture, brand strategy and communications, and structural engineering. The company is currently providing services with respect to Tuscan Gardens of Palm Coast.

(iii)	5G Studio Collaborative. 5G Studio Collaborative is the architecture firm for Tuscan Gardens of Delray Beach. The company was founded in 2005 to expand the parameters of design beyond traditional architectural practice. With projects in over 10 different countries, the company provides an array of design services.

(iv)	Mosaic Design Studio. Mosaic Design Studio specializes in design projects related to senior living and independent care communities. Mosaic developed its own line of furniture especially for these types of facilities and designs interiors to suit the needs of the residents and to positively influence all who use the space. Mosaic designed the furniture plans and decorative lighting plans for the Tuscan Gardens of Venetia Bay Welcome Center and the Office.

(v)	Core Construction Services. Core Construction Services provides the high-quality services of a nationwide leader while using a local workforce to create customized buildings. The company constructed Crane’s View Lodge and is the contractor for Tuscan Gardens of Venetia Bay, Tuscan Gardens of Palm Coast, and Tuscan Gardens of Forest Acres.

(vi)	SageAge Strategies. SageAge Strategies is a senior living marketing and business consulting firm. Having been in business for 30 years, it has produced results for more than 400 retirement communities and senior service providers. As a result, SageAge has received numerous national and international honors for excellence and achievement from a variety of organizations. Its services include consulting, market research, creative, technology, online marketing, and media and direct marketing. SageAge is currently providing strategic branding, marketing, public relations, online marketing and sales management support services for affiliates of the Company.

(vii)	Oracle Healthcare Property Advisers. Oracle Healthcare Property Advisors provides objective and reliable appraisals and market studies to the seniors housing and healthcare real estate industry. Its market feasibility services are used by the Company for market selection, competitive analysis, rate/pricing determination, and appraisals.

Operation of Company Properties

The Company’s Management will rely on the Advisor’s recommendations for the acquisition and purchase of Company Properties. The Asset Manager will oversee the day to day operation of communities by the Community Manager to ensure underwritten operational quality and financial results are achieved.

In order to assure the successful operation of Company Properties, the Asset Manager, in its capacity as asset manager for the Company, typically focuses on the following areas on an ongoing basis following licensure of Development Projects, Acquisition Projects, or Acquired Projects:

1.	Immediately identify issues and prioritize areas to improve overall performance of the properties

2.	Deploy three-pronged transformation plan (staff evaluation, resident experience, marketing effectiveness) through full-time Regional Director(s) of Operations working with the Community Manager

3.	Ongoing data-driven performance improvement though Key Performance Indicator (“KPI”) management systems to ensure effectiveness of staff, resident satisfaction, and marketing performance.

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Specific Improvement Initiatives include:

Staffing Reorganization

1.	Evaluate Current Staff and Facility Needs
a.	Evaluate current levels of staffing and augment, reduce, replace as necessary
b.	Execution bolstered by a dedicated, full-time Regional Director of Operations reporting to Asset Manager

2.	Update Staff Processes and Protocols
a.	Regular on-site meetings to align and update staff on the needs of the facility
b.	Monthly review of menus, proposed activities, community association suggestions, and audit of Roundtable Resident Synopsis
c.	Quarterly employee review process
d.	Daily Care Incident Reporting Reviews
e.	Weekly engagement with TG corporate office including consistent TG management presence ,daily review of Flash Reports and weekly on-site sales and marketing reviews

3.	Organizational Development
a.	Annual market compensation review and annual calibration
b.	New associate orientation programming
c.	Quarterly associate training programs
d.	Performance agreements and evaluations
e.	Re-training all senior leadership on clinical acuity assessment, empathy training, and hospitality protocols to ensure an optimum balance of care delivery and resident experience

4.	Differentiate through Resident Experience
a.	Research-Based Memory Care
b.	Implement research-based proprietary memory care programming and add a dedicated MC Director and MC Program Manager
c.	Ongoing Review of Level of Care
d.	Ongoing conversations (vs. periodic evaluations) with residents and their adult children as well as assessments to identify changes in level of care and properly charge for services to eliminate revenue leakage and management risk
e.	Improve medication regimens, reduce falls, evaluate acuity levels, and reduce recidivism rate to hospitals and rehabilitation facilities
f.	Improve Programming and Dietary Offerings
g.	Implement resident satisfaction (and adult children decision makers) assessments to generate leading-indicators in areas that need management attention
h.	Increase care service Offerings to include hospice and respite
i.	Incorporate exceptional programming such as monthly food-based experiences and field trips to dinner, theaters or other venues, all day dining, lifelong learning opportunities, yoga, performing arts etc. (constantly evolving based on each community residents’ preferences)
j.	Leverage local community for monthly events such as fine arts exhibit, recitals, piano recitals, car shows
k.	Highlight resident stories for community engagement and involvement
l.	Incorporate monthly community town hall meetings with local residents, referral network, and key stakeholders (i.e. medical community and caregivers) to enhance market presence and receive feedback on opportunities for improvement

5.	One-time Capex – typically $200,000 per acquired property will be required to rejuvenate the assets. A more detailed assessment will be made by Mosaic Ltd., a recognized FF&E and interior design leader in the senior living space

6.	Marketing Strategy
a.	Branded Event Marketing
b.	Incorporate aggressive branded event marketing
c.	Monthly events directed to community referral sources (i.e. medical community and caregivers)
d.	Monthly events directed to local residents, prospects, Power of Attorney (POA) and family members
e.	Associate and Resident Referral Program
f.	Implement associate and resident referral program
g.	Monthly associate and resident community referral award event
h.	$1,000 cash referral bonus (doubles as a resident activity of interest)
i.	Community Networking
j.	Realtor Targeting

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7.	Other Improvements
a.	Revenue Enhancement
i.	Additional focus on increasing and expanding revenue from the resident and associate population
ii.	Accelerate collection of accounts and implement auto-pay with all past-due residents
iii.	Suite Configuration
iv.	Review pricing strategy based on market demand/occupancy for each suite type (e.g. 1 BDR vs. 2 BDR)
v.	Address “Friendship Suite” rate strategy (combining residents into semi-private rooms) immediately to shift these deeply discounted rates (up to 48% off published rates) to 20% premiums
b.	Synergies
i.	As the Company continues to scale its platform, it will benefit from synergies from management systems, Regional Director(s) of Operations and outside vendors
1.	Use of regional vendors to enhance resident experience (e.g. farm to table) and referrals
2.	Staff cross training, interim coverage (holidays, turnover) and best practice pollination
3.	Retention though a culture of family feel vs. institutional employment
c.	Management Systems
i.	Additional clinical, CRM, and accounting systems assessment will be provided as part of the detailed due diligence plan to be prepared with Sage Age, and the Asset Manager prior to closing

Financial Performance of Company Properties

The Company targets developments and acquisitions that generate a leveraged internal rate of return (“IRR”) of 20% or more based on underwritten occupancy of 93%, annual rate growth (3%), and operating margins (35-36%). Based on market demand and competitiveness of each Company Property, the Company incentives its regional community manager to outperform against underwriting and is bonused on the achievement of stretch goals typically set at 95%+ occupancy, and 4-6% annual rate growth, and target operating margins of 40%.

Risk Analysis

Prior to proceeding to acquire or develop a potential property, the Company reviews the following potential risks:

1.	Contingencies: Environmental, Zoning, Title, and Survey contingencies. Full review financial of performance through rent rolls etc.
2.	Property Condition Report: A PCR is typically ordered as part of due diligence.
3.	FF&E Improvements: assess and recommend improvements to the FF&E.
4.	Financing: A financing contingency for each transaction is typically provided.
5.	Appraisal: Typically required by lender, provides additional comfort to underwriting.
6.	Supply Risk – based on increasing land prices and entitlement challenges in the PMA and vicinity, the risk of a new entrant coming in at a market basis and seeking development returns would result in rates well in excess of those currently forecast for the next five years.
7.	Occupancy Risks: Average length of stay, departures per month due to natural causes.
8.	Rental Rate Risk: Market occupancy and rates may result in short-term pricing premiums or challenges at any given time.
9.	Interest Rate Risk: If there is a significant rise in LIBOR rates the returns could be lower than projected.
10.	Execution Risk: project specific concerns, if any.

Ongoing Operations

Based on the foregoing, the Company intends to operate Company Properties through a Community Manager in a manner which is consistent with Sponsor and Sponsor Affilates’ operation of Tuscan Gardens of Venetia Bay. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EA357818

Material Definitive Agreement

           The Company entered into a Material Definitive Agreement as more fully disclosed on Form 1-U filed with the Commission on December 31, 2020, which provided the following disclosures:

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On December 31, 2020, the Company entered into a definitive agreement (the “Agreement”) with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereunder the Company agreed to merge with the Fund (the “Transaction”), and in so doing, issued 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”) in reliance upon the private placement exemption from registration under Section 4(a)(2) of the Securities Act.

Impact on the Company’s Business Plan and Plan of Operations

Under the Agreement, the Company has acquired the entirety of their Fund Preferred Shares, and as a result became the majority, indirect owner of those certain Senior Living communities known as Tuscan Gardens of Venetia Bay (“Venetia Bay”), Tuscan Gardens of Palm Coast (“Palm Coast”), and Tuscan Gardens of Delray Beach (“Delray Beach”), (collectively, the “Tuscan Communities”) that were indirectly owned by the Fund, and as a result of the Transaction, the Tuscan Communities are now indirectly held by the Company. Details of this Tuscan Communities are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website for Venetia Bay (https://emma.msrb.org/IssueView/Details/EA357818), Palm Coast (https://emma.msrb.org/IssueView/Details/ER380611), and Delray Beach (https://emma.msrb.org/IssueView/Details/ES391373), respectively.

As a result of the Coronavirus-19 (“COVID-19”), material, adverse effects on the Senior Living industry, including the risks disclosed in the Company’s April 13, 2020 253(g)(2) filing of its Supplement No. 1 to the Offering Circular qualified November 25, 2019, the Company believes that its business plan, as previously disclosed, to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into Senior Living rental communities ranging from $15,000,000 to $100,000,000 per community continues to be sound; however, based upon the information hereinbelow set out, Senior Living communities may be acquired by the Company for less than $15,000,000.

To that end, as a result of COVID-19, acquisitions such as, and including the Tuscan Communities, are likely to be in the form of value-add or distressed assets, rather than performing assets, in light of the reduction in revenue and increases to operating costs during 2020 and the foreseeable future. As a result, the Company believes that Senior Living communities are, and will continue to be, under-valued relative to their long-term potential value, and therefore offer prospective returns that management believes are consistent with the Company’s business plan.

However, investors should note, that due to the yet to be quantified, but evident material adverse effects of COVID-19 on revenue and operating costs within the Senior Living Industry, further value impairment of acquired assets, including the Tuscan Communities, may occur prior to the ultimate realization of their potential future value.

Since the Tuscan Communities currently do not generate any operating cashflow, and are in forbearance with respect to their debt obligations, the Company does not anticipate any near-term positive operational cashflow to be generated from the Transaction. Furthermore, the Company recognizes that it may need to advance working capital in support of the Tuscan Communities operations until such time, if any, that recapitalization of the Tuscan Communities were to occur.

Investors should note that the potential to realize near-term value through recapitalization of the Tuscan Communities, or long-term value realization once the Senior Living industry has recovered from the effects of COVID-19 may not occur. In which case, should recapitalization of the Tuscan Communities not be achievable, or creditors of the Tuscan Communities not continue to provide forbearance, the Tuscan Communities would be subject to foreclosure, thus fully impairing the value of the Exchange Amount issued by the Company under the Transaction.

Notwithstanding this objective, the prior performance of the Sponsor, Sponsor Affiliates, and their respective affiliated entities may not predict the future performance of the Company and its affiliated entities or the return on an investment in the Preferred Shares. Therefore, there is no assurance that the Company will achieve its investment objectives or that the Preferred Dividend and/or cash distributions will be paid to the holders of Preferred Shares.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Below the Company provides information regarding the executive officers and significant employees of the Company. The Company does not have any other employees at this time as it relies on Company Affiliates to provide Asset Management under the Asset Management Agreement, Advisory Services under the Advisory Agreement, and other Company Affiliates to provide all administrative and other services to the Company at fair market value.

(a)	Directors, Executive Officers and Significant Employees of the Company

Name	Age	Title	Term of OfficeNote 1	Approximate Hours Per Week
Larry Pino, Esq.	70	Director, President and Chief Executive Officer	July 2018	20
William N. Johnston	60	Director, Secretary Treasurer, Chief Investment Officer and Chief Financial Officer	July 2018	20
Christopher P. Young	63	Director, Chief Development Officer	July 2018	20

Note 1 – The Company expects each Executive Officer to continue in the same capacity as their predecessor Company Affiliate roles outlined below, not all Company Executive Officers will be focused on all aspects of the Company’s business initiatives, but will rather focus on specific business initiatives in accordance with their area(s) of expertise.

Prior service with a Tuscan Gardens Management Corporation, a Company Affiliate:

Name	Age	Title	Term of Office
Larry Pino, Esq.	70	Chief Executive Officer	January 2012
William N. Johnston	60	Chief Investment Officer and Chief Financial Officer	January 2015
Christopher P. Young	63	Chief Development Officer	January 2015

(b)	Family relationships.

None

(c)	Business experience.

The Company’s Management, each of which reside in Orlando, Florida, has experience in the finance, development and acquisition of senior living projects, commercial mixed use projects, shopping centers, office buildings, and single and multi-family residential properties. Management has also been involved in the formation, development, and growth of companies in the healthcare, finance, and insurance industries. The following are Management’s biographies:

Larry Pino, Esquire, Chairman and CEO. Mr. Pino is responsible for establishing the overall strategic of the Company and ensuring that the Company achieves its financial and operational goals and objectives. Prior to founding the company, Mr. Pino was the Founder and CEO of a private equity development and management company focused on starting, developing and growing business enterprises. He has served as Chairman or Board Member for many of those investments. By background, Mr. Pino is a commercial litigation attorney specializing in business and investment law. He graduated with a Bachelor’s Degree from the University of Notre Dame and a J.D. degree from New York University Law School. He has received Certificates of Study from the University of Madrid, L’Alliance Francaise in Paris, and the Centro Linquistico Italiano Dante Alighieri in Rome. Subsequently, he was admitted to practice law and is in good standing as a member of the bars in Florida, New York, and California, as well as in various federal courts across the country. Mr. Pino currently teaches a course as an Adjunct Professor on Rapid Enterprise Development for the Hamilton Holt School at Rollins College in Winter Park, Florida, and he is pursuing a Doctorate in Business Administration at the Warrington College of Business at the University of Florida. In the last thirty years, Mr. Pino has conducted some 5,500 speaking engagements, speaking to over one million people and appearing on 140 radio and television talk shows. Mr. Pino has authored twelve books including among others: Finding Your Niche (Berkley-Putnam Publishing), Finding Your E-Niche, The Desktop Lawyer, Cash In On Cash Flow (Simon & Schuster), and Reinventing Senior Living: The Art of Living With Purpose, Passion & Joy (Impact Publishing). He also co-authored Morphing: Radical Evolution for Revolutionary Times with Dr. Craig McAllaster, retired Acting President Emeritus of Rollins College.

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William N. Johnston, Chief Investment Officer and Chief Financial Officer. In his role, Mr. Johnston provides financial oversight of the Company, and is responsible for institutional investor relations and capital allocation. Over the course of his career, Mr. Johnston has raised and invested more than $1.5 billion of capital in various forms ranging from private equity to structured debt and has multi-sector institutional real estate finance, development, and operations experience. Mr. Johnston’s domestic and international leadership background leading high-growth teams as a strategic partner to Fortune 50 companies brings relevant growth expertise to the Sponsor. Prior to joining the Sponsor, Mr. Johnston served as Chief Investment Officer at Unicorp National Developments, a leading developer of retail, mixed use, and multifamily properties, EVP Corporate Development and Interim Chief Operating Officer at Digital Risk, LLC, where he delivered over $11million of annual operating margin growth through operational improvements and supported the 2012 sale for $175 billion to Mphasis Ltd., (an HP Company), and Chief Operating Officer at Liberty Investment Properties, Inc., where he led national hotel development programs with Goldman Sachs and Angelo Gordon. Mr. Johnston started his public accounting career as a financial modeling specialist and IT systems specialist at PriceWaterhouseCoopers, LLC. He has held various global corporate finance roles which include North American Chief Financial Officer, Managing Director of Global Financial Services and head of North American Real Estate for London-based multinational Tibbett & Britten Group, PLC through the growth of its North American operation from a startup to over 11,000 team members handling $35 billion of goods annually. Mr. Johnston holds an Executive MBA from Harvard University, Master of Accountancy, and Bachelor of Commerce degrees from McGill University. He is a Certified Public Accountant (Illinois) and Chartered Professional Accountant (Canada).

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Christopher P. Young, Chief Development Officer. Mr. Young is responsible for the on-time, on-budget delivery of the Company’s development projects. He has previously served as the chief operating officer for a regional senior living developer based in central Florida, where he was in charge of the day-to-day operations of the companies and the development of assisted living division. As chief operating officer, he created the business model for the site acquisition and market penetration criteria. While there, he was responsible for the development of three assisted living facilities with an approximate value of $100 million. He has over thirty years of operational and executive-level experience with small and large corporations, including General Motors and General Dynamics. This experience also includes small and large-scale construction projects, with up to $300 million in total construction cost. Mr. Young earned a Bachelor of Arts degree in administration and pre-law from Michigan State University and is finishing his Master of Science in acquisition and contracts from the University of West Florida. Mr. Young resides in Orlando, Florida.

(d)	Legal proceedings.

None

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COMPENSATION OF MANAGEMENT AND DIRECTORS

Compensation of Management

Currently, each member of the Company Management is an employee of Company Affiliates and the Company does not currently have any plans to hire additional employees who will be compensated directly by the Company. Each member of Management receives compensation for his or her services, including services performed for the Company, from Company Affiliates. These individuals will serve to manage the Company’s day-to-day affairs. Although the Company will indirectly bear some of the costs of the compensation paid to these individuals through fees that the Company pays to Company Affiliates, the Company does not intend to pay any compensation directly to these individuals.

Consequently, the Net Proceeds will not be used to compensate or otherwise make payments to Management in their role as officers or directors of the Company. Should the Company, in the future choose to hire additional employees, it may need to offer substantial cash compensation to attract qualified individuals, and may, depending on market conditions, be required to provide equity incentive awards as part of their compensation packages.

PRINCIPAL SHAREHOLDERS

The Company was organized as a Florida Corporation on July 20, 2018. Tuscan Gardens Capital Partners, LLC (the “Sponsor”) a Florida limited liability corporation, is the sole common shareholder having purchased 50,000 Common Shares for a cash consideration of $50,000.00 on August 7, 2018. On December 31, 2020 the Company issued 9,991 Class A Non-Voting Preferred Shares to various shareholders under its Merger with Tuscan Gardens Intermediate Fund, Inc. as more fully disclosed under the Plan of Operations section herein.

No other Common Shares or Preferred Shares have been issued.

The following table displays, as of December 31, 2020, the voting and non-voting securities of the Company:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Company Total Voting Power
Common Voting Shares ($1.00 par value)	Tuscan Gardens Capital Partners, LLCNote 1	$50,000.00	100.0%	100.0%
Class A Non-Voting Preferred Shares ($1,000.00 par value) Note 2	Various	9,991,000.00	N/A	0.00%
Total		$10,041,000.00		100.00%

Note 1 - Tuscan Gardens Capital Partners, LLC (“Sponsor”), a Management controlled Company Affiliate,

is the sole voting shareholder of the Company.

Tuscan Gardens Management Corporation (“TGMC”), a Management controlled Company Affiliate, is the Manager of the Sponsor.

Janet Horvath-Pino, as President of TGMC, is therefore the sole natural person with voting and dispositive power over the the Common Shares.

Note 2 - The following table lists all of the “various” holders of Class A Non-Voting Preferred Shares.

These Class A Non-Voting Preferred Shares were issued under the December 31, 2020 agreement with the shareholders of an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”), whereunder the Company agreed to merge with the Fund by issuing 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 to the shareholders of the Fund in exchange for each of their respective Fund holdings.

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Investor	Tuscan Gardens Intermediate Fund Inc. (“TGIF Inc.”) Pre-Merger Shareholders	Number of Pre-Merger TGIF Inc. Preferred Shares	Number of Post-Merger Company Preferred Shares	Company Post-Merger Preferred Share Ownership % as a result of the Merger
1	The Fidelis Senior Living Fund, LLC	323	323	3.2280%
2	Sims-Frost Capital Partners, LLC	1,325	1,325	13.2611%
3	Tuscan Gardens Alternative Income Fund, LLC	1,541	1,541	15.4280%
4	Tuscan Gardens Alternative Income Fund II, LLC	128	128	1.2762%
5	Tuscan Gardens Growth & Income Fund, LLC	893	893	8.9358%
6	Tuscan Gardens Income Fund, LLC	2,227	2,227	22.2906%
7	Tuscan Gardens Income Fund II, LLC	1,367	1,367	13.6842%
8	Tuscan Gardens Income Fund III, LLC	301	301	3.0153%
9	Tuscan Gardens Real Estate Fund, LLC	466	466	4.6673%
10	Tuscan Gardens Senior Living Fund, LLC	1,420	1,420	14.2137%
TOTAL		9,991	9,991	100.00%

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Asset Manager, Advisor and other Sponsor affiliates (collectively “Company Affiliates”) will be engaged by the Company and its affiliates to perform various value add services for day to day management of the Company including the investment of its assets, the acquisition, development, financing and disposition of properties, and Offering placement services. Company Affiliates will receive fees and compensation for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of these fees could create a conflict between and among the interests of the Community Manager, Asset Manager, the Advisor, the Sponsor, the Company, and those of the Investors.

Property Management Services to the Company. Tuscan Gardens Management Corporation (“Community Manager”), will be responsible for the day to day operation and management decisions for Company Properties under a community management agreement (“Community Management Agreement”) for each Company Property. Community Management Agreements will provide the Community Manager with a monthly community management fee equal to 5.0% of monthly Company Property revenue, plus reimbursement for various corporate resource costs including accounting, sales & marketing, information technology, and payroll processing.

Asset Manager Services to the Company. In order to ensure the generation of revenue for the Company, ongoing operation of Company Properties will be overseen by an affiliate entity, Tuscan Gardens Senior Living Communities Asset Manager, LLC (“Asset Manager”) pursuant to an agreement between the Asset Manager and the Company (“Asset Management Agreement”). The Company’s strategy is to hire its affiliate, Tuscan Gardens Management Corporation (“Community Manager”) to operate the senior living communities that it builds or acquires, and to leverage the Asset Manager’s expertise and oversight of the Community Manager to ensure operational and financial performance objectives are achieved by the Community Manager.

Advisor Services to the Company. In order to achieve its investment objectives, the Company will engage an advisor to oversee the Company’s acquisitions, developments, financing, and disposition activities including without limitation the negotiation and execution of all agreements pertaining to development, acquisition, financing, and disposition of the Company’s assets. Tuscan Gardens Advisors, LLC (the “Advisor”) will serve as the management and business advisor to the Company pursuant to an advisory agreement with the Company (the “Advisory Agreement”) to advise on all business matters of the Company pursuant to the Advisory Agreement. The Advisor is a wholly-owned, captive affiliate of Tuscan Gardens Management Group, LLC (“TGMG”), a Florida limited liability company, is not a registered investment advisor under the Investment Advisers Act of 1940, and exclusively provides management and business consulting, rather than investment advisory services, to the Company and its majority-owned affiliates which include Tuscan Gardens Senior Living Fund, LLC and Tuscan Gardens Senior Living Income Fund, LLC. TGMG is a real estate private equity company specializing in senior living community development and acquisitions. TGMG’s leadership has over 100 years of collective experience investing in income producing real estate including senior living communities, hospitality, retail, multifamily, industrial, restaurant and other real estate sectors. The Advisor may terminate the Advisory Agreement with or without cause and without penalty, by giving sixty (60) days’ prior written notice to the Company.

Services performed by Company Affiliates include the following:

Service	Determination of Amount	Estimated Amount
Organization and Offering Stage

Organizational and Offering Expenses	The Company will reimburse the Asset Manager, the Advisor, or Company Affiliates for Organizational and Offering Expenses up to five (5.0%) percent of Maximum Offering Amount. As used herein, “Organizational and Offering Expenses” means any and all costs and expenses, exclusive of the Placement Fee, the Marketing Support Fee, the Dealer Manager Fee, and the Acquisition Fees incurred by the Company, the Asset Manager, the Advisor or any Company Affiliate in connection with the formation, qualification, organization and registration of the Company and the marketing, distribution and issuance of Preferred Shares, including, without limitation, the following: legal, accounting and escrow fees, costs of printing, amending, supplementing, mailing, and distribution costs; filing, registration, and qualification fees and taxes; personnel costs associated with processing Investor subscriptions, the preparation and dissemination of organizational and Offering documents and sales materials, and the attendance by the Company or Company Affiliates at sales meetings; telecopy and telephone costs, all advertising, promotional and marketing expenses, including the costs related to Investor and broker-dealer sales meetings or events paid or reimbursed by the Company; and bona fide due diligence expenses incurred by the Placement Agent and Participating Brokers.	If the Company raises the Maximum Offering Amount, Organizational and Offering Expenses will equal $2,500,000.

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Service	Determination of Amount	Estimated Amount
Organization and Offering Stage

Reimbursement of Advisor Operating Expenses	The Company will cause each respective Holdco to pay the Advisor and its Affiliates, as applicable, for Advisor’s ongoing operating expenses incurred on behalf of the Company, the Holdcos or their affiliates. These amounts are expected to be funded with working capital reserves established with Offering proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such operating expenses. These amounts are estimated to be two (2.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by Total Project Costs.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs of the Advisor’s operations, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Acquisition and Development Stage

Acquisition Services	The Company will cause each respective Holdco to pay the Advisor acquisition fees (the “Acquisition Fees”) for the selection, purchase, underwriting, financing, development or construction of the Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by estimated Total Project Costs, as defined herein, upon the acquisition of each Company Property. In the event the Acquisition Fees are paid to the Advisor in connection with any property that is not ultimately acquired by the Company, such Acquisition Fees shall be promptly repaid by the Advisor to the Company.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the Total Project Costs of Company Properties, the Company cannot determine these amounts at the present time.

Development Services	The Company relies upon dedicated, affiliated community specific development entities (“Devco”) to achieve on-time, on-budget completion of each Company Property it develops. These Devcos are responsible for the successful engagement with sellers, regulatory officials, and other parties necessary to secure land use entitlements, requisite development approvals and permits, as well as the oversight of general contractors. In consideration for these services, the Company will cause each respective Propco to pay the applicable Developer Entity a site development fee in an amount equal to five (5.0%) to seven (7.0%) percent of Total Project Costs (including financing costs and interest expense, pre-opening operating expenses and working capital reserves) for design and development services. Upon commencement of construction at each site, or sooner as provided for under the applicable development agreement between each respective Propco and the applicable Developer Entity, an amount not to exceed seventy-five (75%) percent of this fee will be due and payable for the respective Company Property, with the balance paid in installments over the projected site construction period, which is typically eighteen (18) to twenty-four (24) months, subject to any additional lender requirements.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the Total Project Costs of Company Properties, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Acquisition and Development Stage

Asset Manager Acquisition Expenses	The Company will reimburse the Asset Manager for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not it ultimately acquires the investment.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs and frequency of the Asset Manager’s selection or acquisition of investments, the Company cannot determine these amounts at the present time.

Financial Guarantee	The Company will cause each respective Holdco to pay the Advisor, on a monthly basis, an annual Guarantee Fee (the “Financial Guarantee Fee”) equal to three quarters of one (0.75%) percent of guaranteed amounts under total aggregate financing (“Guaranteed Amount”) for each Company Property for which Advisor or its affiliates provide financial or carve-out guarantees. The Company will pay the Advisor the Financial Guarantee Fee earned with respect to the Guaranteed Amount upon the execution of guarantees by Advisor or its affiliates at each Company Property. In the event the Financial Guarantee Fee is paid to the Advisor in connection with any Company Property that is not ultimately developed or acquired by the Company, such Financial Guarantee Fee shall be promptly repaid by the Advisor to the Company. These amounts are expected to be funded with working capital reserves established with Net Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, the Total Project Costs of Company Properties, and the frequency and magnitude of lender requirements for financial guarantees, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Operational Stage

Asset Management	The Asset Manager is responsible for the oversight of day to day Company Property management decisions by the Community Manager pursuant to an agreement between the Asset Manager and the Company (“Asset Management Agreement”). Under the Asset Management Agreement, the Company will pay the Asset Manager, on a monthly basis, an annual Asset Management Fee (the “Asset Management Fee”) equal to two (2.0%) percent of Gross Assets under management. In the event the Asset Management Fee is paid to the Asset Manager in connection with any community that is not ultimately acquired by the Company, such Asset Management Fee shall be promptly repaid by the Asset Manager to the Company. These amounts are expected to be funded with working capital reserves established with Net Offering Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs and frequency of the Asset Manager’s selection or acquisition of investments, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Operational Stage

Disposition Services	The Company will cause each respective Holdco to pay the Advisor disposition fees (the “Disposition Fees”) for the disposition, recapitalization, or sale of Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by the actual selling price or recapitalized amount, as defined herein, upon the sale or recapitalization of each Company Property. In the event the Disposition Fees are paid to the Advisor in connection with any Company Property that is not ultimately sold or recapitalized by the Company, such Disposition Fees shall be promptly repaid by the Advisor to the Company.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, the frequency and magnitude of dispositions of Company Properties, the Company cannot determine these amounts at the present time.

Conflicts of Interest

There are conflicts of interest between and among the Company, the Asset Manager, the Advisor, the Sponsor, the Development Entities, and other Company Affiliates. Asset Manager and Advisor may provide services to other affiliate companies in addition to the Company. All of the agreements and arrangements between Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the dividends to holders of Preferred Shares and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company relies on key real estate professionals, including Larry Pino, William N. Johnston, and Christopher P. Young (collectively “Management”), for the day-to-day operation of its business. As a result of their interests in other Company Affiliates, their obligations to other investors, and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Management will face conflicts of interest in allocating their time among us, the Asset Manager, the Advisor, other Company Affiliates, and other business activities in which they are involved. However, the Company believes that the Asset Manager, Advisor, and their respective affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Company.

There are no other material relationships or related party transactions.

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SHAREHOLDER RIGHTS UNDER THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS

The following is a summary of the material provisions of the Company’s Updated Articles of Incorporation (“Company Articles of Incorporation”) and Bylaws (“Company Bylaws”) dated March 1, 2021 attached hereto as Exhibit 2 (collectively “Governing Documents”), as they pertain to the rights and obligations of Shareholders thereunder.

The following description does not purport to be complete and is subject to and qualified in its entirety by reference to (i) applicable provisions of the laws of the State of Florida, (ii) the entirety of the Governing Documents.

The Company encourages you to read the entire Governing Documents attached hereto as Exhibit 2.

All capitalized terms appearing but not defined in this section will have the meanings set forth in the Governing Documents.

Class A Non-Voting $1,000 Par Value Preferred Shares

The Preferred Shares being offered pursuant to this Offering Circular are Preferred Shares representing preferred non-voting interests in the Company. Purchasers of the Preferred Shares (“Preferred Shareholders”) have no rights to direct or vote on any matter concerning the Company or the management of the Company, including whether or not the Company should dissolve.

Preferred Shareholders have the right to receive dividends as set forth in the Governing Documents, as amended from time to time at the sole discretion of Management based on its determination of what is in the best interests of the Company. See the section entitled “Preferred Dividends” below.

The Governing Documents

This Company shall be governed by and construed in accordance with the laws of the state of Florida.

“Shareholder” means a person who has been admitted as a shareholder of the Company and has an ownership interest in the Company with rights, obligations and preferences and limitations specified in the Governing Documents and pursuant to the Florida Business Corporations Act (“FBCA”). Shareholders include voting Common Shareholders and non-voting Preferred Shareholders.

Management, Voting and Governance

Except as otherwise provided in the Governing Documents, Company Management will conduct, direct and exercise full control over all major activities of the Company, including all decisions relating to the issuance of Preferred Shares. The Company will have two classes of shares, common voting shares with $1.00 par value per share (“Common Shares”) and Class A Non-Voting Preferred Shares with $1,000.00 par value per share (“Preferred Shares”). Tuscan Gardens Capital Partners, LLC (“Sponsor”) will be the only Common Shareholder. All other shareholders will be Preferred Shareholders and will have no voting rights. Unless otherwise specifically provided in this Agreement, no action may be taken or authorized on the part of the shareholders without the approval of the Common Shareholder. Management will have the sole power and authority to bind or take any action on behalf of the Company, or to exercise any rights and powers granted to the Company under Company’s Articles of Incorporation, Bylaws, or any other agreement, instrument, or other document to which the Company is a party. Except as otherwise required by law, the Preferred Shareholders will have no voting rights or governance rights.

The approval of the Board of Directors is required in connection with:

(a)	The admission of an additional Common Shareholder;

(b)	The initiation of a proceeding for the bankruptcy of the Company;

(c)	The change in the business or purpose of the Company;

(d)	The approval of a merger, conversion or the application of any statute (the application of which is elective) to the Company;

(e)	Trading for or in the Company’s proprietary account, except for any normal operating error account;

(f)	The amendment of this Agreement or any action taken in violation of this Agreement;

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(g)	The determination of the amount of, and the making of, Dividends;

(h)	The determination of the amount of, and the making of, the transfer of any Fund Company Property to any person or entity;

(i)	Assumption of debt by the Company or its affiliates; including but not limited to, the borrowing of money and issuing of evidences of mortgage and subordinate institutional indebtedness in an amount equal to ninety-two (92.0%) or more of the total fair market value of the Company Properties once completed, as is necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and securing the same by mortgage, pledge, or other lien thereon;

(j)	The institution, prosecution, and defense of any Proceeding in the Company's name;

(k)	The investment and reinvestment of the Company's funds, and receipt and holding of Company Property as security for repayment;

(l)	The sale, exchange, transfer, Distribution, or other Disposition of all, or substantially all, of the Company Property; and

(m)	The redemption of all or any portion of the Preferred Shareholder’s Preferred Shares.

Management is authorized under the Governing Documents to oversee and make decisions regarding:

(a)	The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without Florida;

(b)	The appointment of employees and agents of the Company, the defining of their duties, and the establishment of their annual compensation;

(c)	The payment of compensation, or additional compensation to a Shareholder and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

(d)	The purchase of liability and other insurance to protect the Company's Property and business and the purchase of insurance on the life of any of the Shareholders or employees for the benefit of the Company;

(e)	The employment of accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Fund funds; and

(f)	The doing and performing of all other acts as may be necessary or appropriate to carry out the Company's day to day business.

(g)	The negotiation and execution of contracts, partnerships, and joint venture relationships with other parties in order to facilitate the successful acquisition, construction, development, and operation of Company Properties; and

(h)	Negotiate and receive advances that are required to address economic or financial shortfalls on behalf of the Company and its affiliates, including without limitation advances from the Asset Manager or its Affiliates (“Affiliate Advances”). In the event of Affiliate Advances, any such Affiliate Advances shall be reimbursed to the advancing party by the Company, or its affiliate with accrued interest at a monthly rate of one (1.0%) percent on such advances prior to any return of any shareholder capital.

As the Sponsor will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to share classes without shareholder notice or consent, (ii) making changes to the Company’s Articles of Incorporation whether to issue additional common stock and preferred stock, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

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Standard of Care of the Board of Directors

The Board of Directors’ duty of care in the discharge of its duties to the Company is limited to refraining from engaging in grossly negligent or reckless conduct, willful or intentional misconduct, or a knowing violation of law. In discharging its’ duties, the Board of Directors shall be fully protected in relying in good faith upon the records required to be maintained by the Company and upon such information, opinions, reports, or statements by any of its agents, or by any other Person, as to matters the Board of Directors reasonably believe are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which Preferred Dividends or Special Dividends to the shareholders, including Manager might properly be paid.

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Books, Records and Accounting

During the Term of the Governing Documents and for one (1) year thereafter, the Company shall maintain proper records and books of account prepared using consistent accounting principles relating to the computation of payments owed and costs charged to the Company. The Company, for accounting and income tax purposes, shall operate on a Fiscal Year ending December 31 of each year, and shall make such income tax elections and use such methods of depreciation as shall be determined by the Company. The books and records of the Company shall be maintained at the principal place of business of the Company. The Company shall make the Company books and records available for inspection and copying by any Shareholder at reasonable times during normal business hours upon at least 10 days prior notice.

Conflicts of Interest

The Asset Manager, Advisor, and the Management Corporation are comprised of individuals who are also principals of the Company, other affiliated entities and the law firm which represents all of the above identified entities. One or more principals of the Asset Manager, Advisor, and the Management Corporation will also operate as the developers of the properties to be purchased, developed and constructed by the Company and will receive development fees associated therewith. One or more principals of the Asset Manager, Advisor, and the Management Corporation will also operate as advisors to the Company and will receive fees for their services. One or more principals of the Asset Manager, Advisor, and Management Corporation may provide additional or subsequent private Offerings or terms of offer different than herein for the construction, development and/or operation of Company Properties. In addition, one or more principals or affiliates of the Asset Manager, Advisor, and Management Corporation own the Trademarks and other Intellectual Property associated with Tuscan Gardens and have licensed the Intellectual Property to the Projects associated with the Company Properties

The Asset Manager, Advisor, and Company Affiliates do not violate a duty or obligation to the Company merely because their conduct furthers their own interest. The Asset Manager, Advisor, and Company Affiliates may lend money to and transact other business with the Company. The rights and obligations of the Asset Manager, Advisor, and Company Affiliates who lends money to or transacts business with the Company are the same as those of an arm’s length Person, subject to other applicable law. No transaction with the Company shall be voidable solely because the Asset Manager, Advisor, or Company Affiliates has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the Asset Manager with knowledge of the interest and transaction of the Asset Manager. Moreover, all documents and legal work associated with the creation of the entities associated herewith, including the Company, Asset Manager, Advisor, and Company Affiliates, have been provided by the law firm of Pino Nicholson PLLC (“PNL”). A principal of PNL is also a principal herein. The Shareholders, Asset Manager, Advisor, and Company Affiliates intentionally waive any and all objections to PNL continuing to represent the Asset Manager and the Company regardless of any conflict of interest considerations.

Preferred Dividend

Subject to declaration by the Board of Directors on no less than a quarterly basis, acting in its sole discretion based on the best interests of the Company, the Company will seek to provide ongoing income to Investors in the Preferred Shares, paid or accrued monthly based on a cumulative, non-compounded annual return on $1,000.00 par value (“Preferred Dividend”).

Any unpaid Preferred Dividends will accrue monthly at a non-compounded rate of eight (8.0%) percent per annum on the Preferred Share’s $1,000.00 par value.

Preferred Dividends, as and if declared by the Company’s Board of Directors, shall be paid in cash, to the extent available, with the remaining amount of such declared Preferred Dividends accrued until the receipt of Net Disposition Proceeds.

For purposes of calculating the Preferred Dividend, all capital contributions and dividends occurring during a given month will be deemed to have occurred on the first day of the month. Such dividends will be made from available cash that remains following the payment of Company obligations as more fully described in Article IV D of the Articles of Incorporation. Payment of the Preferred Dividend is further contingent upon the Company retaining available cash to offset any losses in the event the Company is operating at a loss. In the event the Company does not have available cash to distribute, an investor will neither receive nor be entitled to payment of the Preferred Dividend.

Special Dividends

Once any one of the Company Properties reaches Stabilization, which is typically twenty-four (24) months from the commencement of operations. the Company may elect to pay additional dividends to the Preferred Shareholders from the distributions it receives from the respective Holdco, less certain expenses and reserves (see “Net Operating Cash Flow”). The amount of Net Operating Cash Flow of the Company to be paid as Special Dividends shall be determined by the Company, in its sole and absolute discretion.

The Company does not expect to receive distributions from the Holdcos and, therefore, commence the payment of Special Dividends based on Net Operating Cash Flow to Preferred Shareholders, until one or more of the Company Properties have begun to generate sufficient cash flow in excess of any debt service and reserve requirements. As a result there can be no assurance as to the date on which distributions will commence or the timing or amount of such distributions, if any, from the Net Operating Cash Flow. Any unpaid Special Dividends shall accrue until such time as the Board of Directors authorizes payment, acting in its sole discretion based on the best interests of the Company.

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The Company expects to pay dividends to the holders of Preferred Shares and holders of Common Shares from distributions it receives from the Holdcos in connection with any sale, refinancing, redemption or other disposition of the Communities, less certain expenses (“Net Disposition Proceeds”).

Dividends shall accrue monthly, but shall be payable only when, as and if declared by the Company’s Board of Directors under Article IV D of the Company’s Articles of Incorporation. Dividends resulting from Net Disposition Proceeds received by the Company from Holdcos shall be determined as follows:

a)	First, to the Preferred Shareholders to the extent of and in proportion to their respective unpaid eight (8.0%) percent Preferred Return until such Preferred Shareholders' unpaid eight (8.0%) percent Preferred Return has been paid in full;
b)	Second, fifty (50%) percent of the Net Distribution Proceeds to the Preferred Shareholders’ Special Dividends allocated among Preferred Shareholders in proportion to the amount and duration of each Preferred Shareholder’s invested capital; and
c)	Third, any remaining Net Distribution Proceeds to the Common Shareholders.

Liquidating Dividends

The proceeds from the liquidation of the Company will be distributed within Ninety (90) days of the date of liquidation in the following order and priority:

a)	First, to creditors of the Company, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of the Company, including, without limitation, the expenses incurred in connection with the liquidation of the Company; and
b)	Second, to the Preferred Shareholders to the extent of and in proportion to their invested capital until the aggregate amount paid to such Preferred Shareholders is sufficient to provide for a complete return of such Preferred Shareholders invested capital; and
c)	Third, to the Preferred Shareholders to the extent of and in proportion to their respective unpaid eight (8.0%) percent Preferred Return until such Preferred Shareholders' unpaid eight (8.0%) percent Preferred Return has been paid in full; and
d)	Fourth, fifty (50%) percent of any remaining proceeds from the liquidation of the Company to the Preferred Shareholders’ Liquidating Dividends allocated among Preferred Shareholders in proportion to the amount and duration of each Preferred Shareholder’s invested capital; and
e)	Fifth, to the Common Shareholders.

Allocation of Profits and Losses

The Holdco operating agreements provide for the allocation of income and gain to both the Holdco Common Members and Holdco Preferred Members, and the losses to the Holdco Common Members. The Company believes that all material allocations to the Shareholders as Preferred Members of each Holdco may or may not be respected for U.S. federal income tax purposes. The rules regarding allocations are complex and no assurance can be given that the IRS will not successfully challenge the allocations in the Governing Documents and/or the Holdco operating agreements, and reallocate items of income, gain, loss or deduction in a manner which adversely increases the income allocable to the Shareholders of the Company.

Exculpation and Indemnification of the Common Shareholder, Asset Manager, Advisor and Company Affiliates

Neither the Common Shareholder, Asset Manager, Advisor or Company Affiliates shall be liable for the liabilities of the Company to third parties. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Common Shareholder, Asset Manager, Advisor or Company Affiliates for liabilities of the Company.

The Company shall indemnify the Common Shareholder, Asset Manager, Advisor or Company Affiliates for all costs, losses, liabilities, and damages paid or accrued by the Common Shareholder, Asset Manager, Advisor or Company Affiliates (either as Common Shareholder, Asset Manager, Advisor or, or agent) or because it is a Common Shareholder, Asset Manager, Advisor or Company Affiliate, to the fullest extent provided or allowed by the law of Florida. To the extent the Company is required to indemnify the Common Shareholder, Asset Manager, Advisor or Company Affiliates , as set forth herein, the Common Shareholder, Asset Manager, Advisor or Company Affiliates shall cause the Company to advance costs of participation in any Proceeding to the Common Shareholder, Asset Manager, Advisor or Company Affiliates. The Common Shareholder, Asset Manager, Advisor or Company Affiliates may, based on its sole discretion, indemnify all other employees and agents of the Company for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the Company or because such Person is an agent or employee, to the fullest extent provided or allowed by the laws of Florida.

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Additional Rights and Obligations Considerations

There are no conversion, pre-emptive, sinking fund, or liability for further call rights or obligations associated with the Common Shares or Preferred Shares.

Amendment

The Governing Documents may not be amended except with the consent of the Common Shareholder.

Dissolution

The Common Shareholder must consent to dissolve the Company, which it may elect to do at any time without the consent of the Preferred Shareholders. Upon dissolution of the Company, Management will wind up the Company’s affairs and make all liquidating dividends in accordance with Article IV D of the Articles of Incorporation.

Mandatory Binding Arbitration

The Company’s Articles of Incorporation, Bylaws, and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, Investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this Offering (including secondary transactions whereunder Preferred Shares are resold by initial Investors, and subsequent, secondary Investors are governed by the Company’s Articles of Incorporation, and Bylaws) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit Investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Preferred Shares to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, Investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

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FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY

The following is a discussion of certain U.S. federal income tax considerations relevant to an investment in Preferred Shares of the Company. This discussion does not address all U.S. tax considerations that may be relevant to an investment in Preferred Shares, and it does not cover every aspect of U.S. federal income taxation that may be relevant to a particular taxpayer in light of their particular circumstances or to Investors having a special legal status (such as tax-exempt Investors, dealers in securities, banks, thrifts, trusts, insurance companies, corporations that may be treated as personal holding companies under the Internal Revenue Code of 1986, as amended (the “Code”), or persons who acquire interests in the Company in connection with the performance of services), or to Investors holding their interest in the Company other than as a capital asset. In addition, except as expressly indicated below, the discussion does not address state or local income tax considerations, nor does it address taxes other than income taxes. The following discussion also does not address tax considerations that may be relevant under the laws of jurisdictions other than the United States.

IN VIEW OF THE SUMMARY NATURE OF THIS DISCUSSION, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PROSPECTIVE INVESTOR OF AN INVESTMENT IN PREFERRED SHARES OF THE COMPANY.

The following discussion of certain U.S. federal income tax considerations relevant to an investment in the Company is based on the Code and other currently applicable legal authorities such as the regulations promulgated under the Code (the “Treasury Regulations”), administrative rulings and judicial decisions. The Code and other legal authorities are subject to change at any time, possibly on a retroactive basis, by legislative, judicial or administrative action. No rulings have been or are expected to be requested from the U.S. Internal Revenue Service (the “IRS”) or any other tax authority as to any matter, and no assurance can be provided that any such authorities will not successfully assert a position contrary to one or more of the legal conclusions discussed herein.

This discussion assumes each investor (a “Shareholder”) is a “U.S. Holder.” A “U.S. Holder” is an individual or entity that is, for purposes of the Code: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust (1) the administration of which is subject to primary supervision by a court within the United States and as to which one or more U.S. persons have the authority to control all substantial decisions, or (2) which was in existence on August 20, 1996, and has properly elected to be treated as a “United States person” for federal income tax purposes; or (v) otherwise subject to U.S. federal income tax on a net income basis with respect to its income from The Company. No discussion is provided herein concerning the eligibility requirements applicable to a Shareholder that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of an interest in Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership (or owner of such entity) will generally depend on the status of the partner (or other owner) and the activities of the partnership (or entity). Investors that are treated as partnerships for U.S. federal income tax purposes and their owners should each consult their own tax advisors about potential U.S. federal income tax consequences of an investment in The Company.

General Matters Relevant to Investment in the Company

Taxation of Shareholders

Taxation of Proceeds and Dividends in General. Shareholders are required to declare all proceeds received in connection with dividends or proceeds from sale of their Preferred Shares. The recognition of such receipts as income or capital gain will depend on multiple factors including without limitation the Shareholder’s basis for tax purposes and whether dividends qualify as ordinary or qualified under IRS guidelines. The rules governing basis adjustments and the taxation of proceeds and dividends are complex, and Investors are urged to consult with their own U.S. tax advisors concerning these rules

Property Held Primarily for Sale. If the Company is deemed for tax purposes to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, any gain recognized upon a sale of such real property (commonly referred to as “Dealer Property”) will be taxable as ordinary income, rather than as capital gain, and will constitute “unrelated business taxable income” (“UBTI”). Furthermore, all of such property would be treated as “inventory items”. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. Accordingly, it is possible that the Company could be deemed to be a dealer in real estate, and that the Company’s share of profits from its disposition of real property would therefore be considered ordinary income.

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Liquidation. Upon the dissolution and liquidation of the Company, the Company will pay its debts and liabilities, and the Shareholders will be entitled to receive dividends as provided in the Governing Documents. The Company’s sale of its assets and the liquidation will generally be recognition events for U.S. federal income tax purposes. If a Shareholder recognizes gain upon the liquidation of their Preferred Shares, the gain may consist of both ordinary income and capital gain components. If a Shareholder realizes a loss upon the liquidation of the Company, the Shareholder will be entitled to recognize such loss for tax purposes only if the Company’s liquidating distribution consists solely of cash, or of cash and “unrealized receivables” (as defined in the Code).

Tax Information and Tax Audits. The Company will file a U.S. federal tax return reporting its annual operations and will provide each Shareholder with the information for Preferred Dividends, Special Dividends, or redemptions of Preferred Shares by the Company needed to file their U.S. federal income tax return. However, the Company may not be able to provide U.S. tax information to its Shareholders in time to prevent such Shareholders from having to obtain extensions of the filing dates of applicable tax returns. The Company is not obligated to provide tax information to persons who are not Shareholders of record. The Code imposes certain penalties in the event of failure to make various filings in a timely manner and in the event of various understatements of income tax. The Company intends to comply fully with all applicable filing and reporting requirements.

 FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders or an exception applies. If a foreign financial institution enters into such an agreement but is unable to obtain the relevant information from its direct and indirect account holders or owners on an annual basis, the foreign financial institution will be required to withhold 30% of any withholdable payment allocable to such account holders, and there is a risk that the IRS may determine that the foreign financial institution is not in compliance with its agreement, resulting in the foreign financial institution becoming subject to the 30% withholding tax on all of the withholdable payments made to it. The term “withholdable payment” includes any payment of (i) interest or dividends, (ii) the gross proceeds of a disposition of shares or of debt instruments, and (iii) “foreign pass-thru payments,” in each case with respect to any U.S. investment. It is not yet clear whether and to what extent the gross proceeds from the disposition of an interest in a partnership or limited liability company will be treated as a withholdable payment. The legislation also generally imposes a withholding tax of 30% on withholdable payments made to a non-U.S. entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which are generally defined as any U.S. persons who directly or indirectly own more than 10% of the entity, or unless an exception applies. Withholding on gross proceeds and “foreign pass-thru payments” will not apply until after December 31, 2018. A generally will be required to withhold 30% of withholdable payments received thereby that are distributable to any Shareholder thereof that is a foreign financial institution or other non-U.S. entity unless such investor complies with the applicable requirements discussed above. Accordingly, the Investors may be required to provide certain information to the Company in order to avoid the imposition of the 30% withholding tax on any withholdable payments made by the Company.

The foregoing is only a general summary of certain provisions of FATCA. Prospective Investors are urged to consult with their own tax advisers regarding the application of FATCA to their investment in the Company.

Reportable Transactions Regulations. Regulations impose special reporting rules for “reportable transactions.” A reportable transaction includes, among other things: (i) a transaction in which an advisor limits the disclosure of the tax treatment or tax structure of the transaction and receives a fee in excess of certain thresholds, and (ii) a “transaction of interest” that the IRS believes has a potential for tax avoidance or evasion, but for which the IRS lack enough information to determine whether the transaction should be identified specifically as a tax avoidance transaction. The Company intends to take the position that no investment in the Company constitutes a reportable transaction, that the Company does not engage in transactions which themselves constitute reportable transactions, and that neither the Company nor any of its respective Shareholders are participants in a transaction of interest by virtue of their investment in the Company. If any of these transactions were determined to constitute a reportable transaction, then the Company, or each Shareholder may be required to complete and file IRS Form 8886 with their respective tax returns for the applicable tax year. The Company reserves the right to disclose certain information about the Company’s Shareholders on Form 8886, including the Shareholders’ capital commitments, tax identification numbers (if any), and dates of admission to the Company, to facilitate compliance with the reportable transaction rules if necessary. Certain legislation imposes substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt Investors (and, in some cases, the managers of tax-exempt Investors), that are, directly or in some cases indirectly, parties to certain types of reportable transactions. In addition, certain states have similar reporting requirements and may impose penalties for failure to report. Shareholders should consult their tax advisors for advice concerning compliance with the reportable transaction regulations.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE AND OWNERSHIP OF AN INTEREST IN THE COMPANY.

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LEGAL MATTERS

The validity of the issuance of the Preferred Shares offered by this Offering Circular has been passed upon as of October 1, 2021 by Pino Nicholson PLLC.

EXPERTS

The Audited Financial Statements of the Company as of December 31, 2020 and 2019 have been included in this Offering in reliance upon the report of Grennan Fender Hess & Poparad LLP, and independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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ADDITIONAL INFORMATION

The Company has filed with the SEC an Offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering circular, which is part of the Offering statement, does not contain all the information set forth in the Offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the Offering statement, The Company will be subject to the informational reporting requirements of the Securities Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, The Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering statement, the related exhibits and the reports and other information The Company files with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning The Company at:

Tuscan Gardens Senior Living Communities, Inc.

99 S. New York Ave.,

Winter Park, FL 32789

Telephone: 407-206-6577
Attention: Investor Relations
email: InvestorRelations@TuscanGardensSLC.com

The Company will file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company’s annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Preferred Shares.

The Company maintains a website at www.TuscanInvestor.com, where there may be additional information about the Company’s business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering circular.

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TUSCAN GARDENS SENIOR LIVING

COMMUNITIES, INC.

Financial Statements

and

Independent Auditor’s Report

December 31, 2020 and 2019

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TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

F-1

INDEPENDENT AUDITOR’S REPORT

To the Shareholders

Tuscan Gardens Senior Living Communities, Inc.

Opinion

We have audited the accompanying financial statements of Tuscan Gardens Senior Living Communities, Inc. (a Florida Corporation, the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and changes in equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens Senior Living Communities, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens Senior Living Communities, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens Senior Living Communities, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•       Exercise professional judgment and maintain professional skepticism throughout the audit.

•       Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•       Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens Senior Living Communities, Inc.’s internal control. Accordingly, no such opinion is expressed.

•       Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•       Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens Senior Living Communities, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

March 23, 2021

F-3

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

ASSETS

	2020	2019
CURRENT ASSETS
Cash	$50,000	$50,000

OTHER ASSETS
Preferred stock interest (Note 3)	9,991,000	-

TOTAL OTHER ASSETS	9,991,000	-

TOTAL ASSETS	$10,041,000	$50,000

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$-	$-

TOTAL LIABILITIES	-	-

EQUITY
Common shares ($1 par value) -
50,000 shares authorized, issued and outstanding	50,000	50,000
Class A non-voting preferred shares ($1,000 par value) -
75,000 authorized, 9,991 issued and outstanding	9,991,000	-
Retained earnings	-	-

TOTAL EQUITY	10,041,000	50,000

TOTAL LIABILITIES AND EQUITY	$10,041,000	$50,000

See accompanying notes to financial statements.

F-4

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUE

Revenues	$-	$-

OPERATING EXPENSES
Expenses	-	-

NET INCOME	$-	$-

EQUITY, BEGINNING OF YEAR	$50,000	$50,000

Issuance of Class A non-voting preferred shares	9,991,000	-

EQUITY, END OF YEAR	$10,041,000	$50,000

See accompanying notes to financial statements.

F-5

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$-	$-

NET CASH USED IN OPERATING ACTIVITIES	-	-

DECREASE IN CASH	-	-

CASH, BEGINNING OF YEAR	50,000	50,000

CASH, END OF YEAR	$50,000	$50,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES

Issuance of Class A non-voting preferred shares in exchange for
Preferred stock interest (Note 3)	$9,991,000	$-

See accompanying notes to financial statements.

F-6

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens Senior Living Communities, Inc. (the “Company”) was organized on July 20, 2019 and is a Florida corporation. The Company was formed to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community. The communities will consist of independent living, assisted living and/or memory care facilities. The Company’s primary focus for purposes of Development Projects will be in Southeastern United States markets, and for purposes of Acquisition Projects and Conversion Projects will be in United States markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of company properties on a long-term basis, with the goal to sell each property after approximately seven years, and ultimately dispose of them to generate revenue for the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. As of December 31, 2020 and 2019, there was no uninsured balance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

There are no open federal or state tax years under audit. The Financial Accounting Standards Board (“FASB”) issued ASC 740-10 (Accounting for Uncertainty in Income Taxes), which prescribed a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take. The Company adopted ASC 740-10 and has not taken any uncertain tax positions that require disclosure in the financial statements.

Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash approximates fair value due to the short maturity of this financial instruments.

NOTE 3 – MERGER AND PREFERRED STOCK INTEREST

On December 31, 2020, the Company entered into a definitive agreement (the “Agreement”) with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereas the Company agreed to merge with the Fund by issuing 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”).

Under the Fund’s Articles of Incorporation, the Fund Preferred Shares are Class A Non-Voting Preferred Stock, $1,000.00 par value per share. Each holder of Fund Preferred Shares was eligible to receive a Preferred Dividend (“Fund Preferred Dividend”) that was expected to, with respect to the Fund Preferred Share’s par value (cumulative and not compounded) equal to eight (8.0%) percent per annum, paid quarterly. Payment of the Fund Preferred Dividend was further contingent upon the Fund retaining available cash to offset any losses in the event the Fund was operating at a loss. In the event the Fund did not have available cash to distribute, a holder of Fund Preferred Shares would neither receive nor be entitled to payment of the Fund Preferred Dividend. Additionally, the Fund Preferred Shares provided for Special Dividends, whereunder the Fund may have elected to pay additional dividends to the holders of the Fund Preferred Shares from the distributions it receives from investments, less certain expenses and reserves (“Net Operating Cash Flow”). The amount of Net Operating Cash Flow of the Fund to be paid as Special Dividends would have been determined by the Fund, in its sole and absolute discretion.

The Agreement involved no outside investors and was not a result of arm’s-length negotiations. The Company believes, however, that the terms of the Agreement are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of the Agreement could create a conflict between and among the interests of related parties within the affiliated entities.

NOTE 4 – EQUITY

The Company currently has two authorized share classes: common voting shares with $1 par value per share (“Common Shares”) and Class A non-voting preferred shares with $1,000 par value per share (“Preferred Shares”). On August 10, 2019, the Company established an equity basis through this issuance of 50,000 shares of $1 par value Common Shares.

Additionally, as described in Note 3, on December 31, 2020 the Company recorded $9,991,000 of Class A non-voting preferred shares in exchange for the preferred stock interest received in the Fund.

F-8

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – EQUITY (Continued)

The Company has made an initial Offering (“Offering”) on a “best efforts” basis to raise capital using its Class A non-voting preferred shares. The Company seeks to raise $75,000,000 from the Offering of Preferred Shares. The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide an ongoing income to investors in the Preferred Shares, paid or accrued monthly based on an 8.0% cumulative, non-compounded annual return on $1,000 par value (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the disposition of Company Properties. However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

For purposes of the determination of the aforementioned net proceeds generated by the Company, is the amount, if any remaining after the return of capital, less Holdco expenses with respect to any asset of the Holdco or its subsidiaries, or portion thereof from the proceeds, if any, with respect to the sale, refinancing, redemption or other disposition of such asset, or portion thereof, net of any costs and expenses, including the repayment of indebtedness, incurred in connection with such sale, refinancing, redemption or other disposition and after setting aside appropriate reserves, all as determined in good faith by the Holdco.

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. The proposed sale of the Preferred Shares was initially qualified by the SEC on November 25, 2019. The Offering became stale on November 24, 2020; however, it will be reactivated under Rule 251(d)(3)(i)(F) of Regulation A as soon as practicable and requalified by the SEC and the offering of securities under the previous Offering statement will be deemed terminated as of the date of qualification of this Offering statement by the SEC. The new/updated Offering shall then terminate December 31, 2023 (“Offering Period”). The Offering Period may be extended or terminated at any time by the Company in its sole discretion. The Preferred Shares are being offered pursuant to Regulation A under the Securities Act of 1933, as amended (“Securities Act”), for Tier 2 Offerings. The Preferred Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. Funds from this Offering will be made available to the Company immediately.

NOTE 5 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Although, the results of COVID-19 have had a material, adverse effects on the senior living industry, the Company believes that its business plan to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community continues to be sound based on management’s belief that the industry will continue to see reductions in revenues and increases to operating costs for the foreseeable future resulting in acquisitions to take the form of value-add or distressed assets, rather than performing assets.

F-9

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – SUBSEQUENT EVENTS (Continued)

Management believes, as a result, senior living communities are, and will continue to be, under-valued relative to their long-term potential value, and will therefore offer prospective returns.

F-10

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

RELATED PARTY

AUDITED FINANCIAL STATEMENTS

FOR

TUSCAN GARDENS OF VENETIA BAY, LLC

TUSCAN GARDENS OF PALM BAY, LLC

TUSCAN GARDENS OF DELRAY BEACH, LLC

FOR THE YEARS ENDING DECEMBER 31, 2020 AND 2019

F-11

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

Financial Statements
and

Independent Auditor’s Report

December 31, 2020 and 2019

F-12

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

F-13

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

Tuscan Gardens of Venetia Bay Properties, LLC

Opinion

We have audited the accompanying financial statements of Tuscan Gardens of Venetia Bay Properties, LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens of Venetia Bay Properties, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens of Venetia Bay Properties, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Venetia Bay Properties, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-14

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•           Exercise professional judgment and maintain professional skepticism throughout the audit.

•            Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•           Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens of Venetia Bay Properties, LLC’s internal control. Accordingly, no such opinion is expressed.

•           Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•           Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Venetia Bay Properties, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

May 26, 2021

F-15

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	2020	2019 (As Restated)
ASSETS
CURRENT ASSETS
Cash	$3,519	$110
Assets limited as to use, current portion	2,308,066	1,005,674
Rent receivable from affiliate	10,600,500	8,060,149

TOTAL CURRENT ASSETS	12,912,085	9,065,933

LAND AND BUILDING, net	27,647,717	28,171,026

OTHER ASSETS
Assets limited as to use	-	2,437,875
Due from affiliates	144,767	846,646
Development fee, net	1,207,770	1,241,554

TOTAL OTHER ASSETS	1,352,537	4,526,075

TOTAL ASSETS	$41,912,339	$41,763,034

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable and other accrued expenses	$47,668	$48,108
Bonds payable, current portion	340,000	315,000
Accrued interest	619,166	637,695

TOTAL CURRENT LIABILITIES	1,006,834	1,000,803

LONG-TERM LIABILITIES
Bonds payable, net of current portion, net of net original issue discount and net deferred financing costs	32,994,892	33,277,274
Due to affiliates	4,386,546	3,319,119

TOTAL LONG-TERM LIABILITIES	37,381,438	36,596,393

TOTAL LIABILITIES	38,388,272	37,597,196

MEMBERS' EQUITY	3,524,067	4,165,838

TOTAL LIABILITIES AND MEMBERS' EQUITY	$41,912,339	$41,763,034

See accompanying notes to financial statements.

F-16

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019 (As Restated)

RENTAL REVENUE (Under a Related Party Lease with Tuscan Gardens of Venetia Bay Management Company, LLC as more fully described under Note 9)	$2,544,120	$2,544,120

OPERATING EXPENSES
Depreciation and amortization	787,576	729,748
Professional fees	107,190	13,000
Bond fees	17,353	56,530
Other operating expenses	9,586	4,346

TOTAL OPERATING EXPENSES	921,705	803,624

INCOME FROM OPERATIONS	1,622,415	1,740,496

OTHER INCOME (EXPENSE)
Interest income	28,700	47,728
Unrealized gain on investments	6,248	34,049
Interest expense	(2,446,135)	(2,504,689)

TOTAL OTHER INCOME (EXPENSE)	(2,411,187)	(2,422,912)

NET LOSS	(788,772)	(682,416)

MEMBERS' EQUITY, BEGINNING OF YEAR	4,165,838	3,212,871

Member contributions	147,001	1,635,383

MEMBERS' EQUITY, END OF YEAR	$3,524,067	$4,165,838

See accompanying notes to financial statements.

F-17

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

CASH FLOWS FROM OPERATING ACTIVITIES	2020	2019 (As Restated)

Net loss	$(788,772)	$(682,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	696,174	669,851
Deferred financing costs amortization	27,358	29,635
Original issue discount interest amortization	30,260	30,260
Net changes in operating assets and liabilities:
Rent receivable from affiliate	(2,540,351)	(2,547,889)
Development fee, net	33,784	(1,241,554)
Due from affiliates	701,879	2,580,823
Due to affiliates	1,067,427	108,298
Accounts payable and other accrued expenses	(440)	7,636
Accrued interest	(18,529)	12,352

NET CASH USED IN OPERATING ACTIVITIES	(791,210)	(1,033,004)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(172,865)	-
Increase (decrease) in assets limited as to use	1,135,483	(313,550)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	962,618	(313,550)

CASH FLOWS FROM FINANCING ACTIVITIES:
Member contributions	147,001	1,635,383
Repayment of bonds payable	(315,000)	(295,000)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(167,999)	1,340,383

NET INCREASE (DECREASE) IN CASH	3,409	(6,171)

CASH, BEGINNING OF YEAR	110	6,281

CASH, END OF YEAR	$3,519	$110

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$2,464,664	$2,492,337

See accompanying notes to financial statements.

F-18

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens of Venetia Bay Properties, LLC (the “Company”) was organized in June

2014 and is a Florida limited liability company. The Company is the Obligated Group Agent under (and as defined in) the Master Trust Indenture dated as of May 1, 2015 (the Master Indenture) by and among the Members of the Obligated Group (as defined in the Master Indenture) and U.S. Bank National Association, as Master Trustee (the Master Trustee). The Company and an affiliate, Tuscan Gardens of Venetia Bay Management Company, LLC (“TGVB Management”), are the Members of the Obligated Group.

The Master Indenture was entered into for the purpose of providing the issuance of obligations by Members of the Obligated Group (Project Obligations) for acquiring, constructing, developing, furnishing and equipping a congregate senior living community, composed of 136 units, which includes 78 assisted living units comprising 90 beds and 58 memory care units, and related common areas on property located at 841 Venetia Bay Boulevard, in the City of Venice, Florida in Sarasota County, Florida (the Project).

Construction of the Project began in May 2015. The Project's building received its Certificate of Occupancy and was considered completed on October 12, 2016. Residents began moving into the building in November 2016.

The Company owns the land and building (the Premises) included in the Project. TGVB Management operates the Project. The Company leases the Premises to TGVB Management under a triple net lease.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Recently Adopted Accounting Standards

In May 2014, the Financial Accounting Standards Board ((FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides guidance for revenue recognition. Topic 606 affects any entity that enters into contracts with Customers, in the Company’s case tenants, to transfer goods or services. It supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

F-19

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standards (Continued)

The standard’s core principle is that a company should recognize revenue when it transfers promised goods or services to tenants in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. Effective as of January 1, 2019, the Company adopted ASU 2014–09 and all related amendments.

As a result, the implementation of the new guidance was limited to certain revenue streams within non-interest income, including some immaterial bank-related fees. The Company’s primary sources of revenue are derived from leasing or rental fees. The Company has evaluated the nature of its contracts with tenants and determined that further disaggregation of revenue from contracts with tenants into more granular categories beyond what is presented in the statement of income and changes in members’ deficit is unnecessary. The Company generally fully satisfies its performance obligations on its contracts with tenants as services are rendered and the transaction prices are typically fixed, charged on a periodic basis. As a result, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of rental revenue from contracts with tenants or rental related revenues.

Recent Accounting Pronouncement

In February 2016 the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021, and early application is permitted. The Organization is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its financial statements.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. The Company has not experienced any losses in its cash, and believes that there is no significant risk with respect to these deposits. At December 31, 2020 and 2019 there was no uninsured balance.

Assets Limited as to Use

Assets limited as to use include assets held by the Master Trustee under the Bond Trust Indenture, which are set aside for specific purposes. Those assets limited as to use which are assumed to be available to meet current obligations are classified as current.

F-20

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Assets Limited as to Use (Continued)

The assets consist of money market funds and investments, which are reported at their fair value based on quoted market prices or observed transactions.

Rent Receivable from Affiliate

Rent receivable from affiliate consists of leasing fees due from TGVB Management for the Project's Premises. Management believes this receivable is fully collectible. Accordingly, no allowance for doubtful accounts is deemed necessary.

However, TGMC, as Manager of TGVB Management and the Company, can provide at any time for the payment or forgiveness of this intercompany obligation, either in the form of using free cashflow from operations, the proceeds of a liquidity/refinancing event, or in the alternative, direct TGVB Management and the Company to setoff and forgive the payable from TGVB Management and the Company’s receivable.

Revenue Recognition

Substantially all rental income is recognized on a straight-line basis over the initial lease period, subject to a collectability assessment.

Deferred Financing Costs and Original Issue Discount

Financing costs and the original issue discount incurred in connection with the issuance of long-term debt are considered to be deferred assets and are amortized using the straight-line method over the term of the related debt. Such costs are netted against bonds payable on the accompanying balance sheets. Amortization of these costs were capitalized during the building construction period.

Income Taxes

No provision is made for federal or state income taxes. Taxes are paid by the members on their respective income tax returns based on their pro-rata share of income.

The income tax position taken by the Company for any years open under the various statues of limitations is that the Company continues to be exempt from income taxes by virtue of its pass through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the years ended December 31, 2020 and 2019.

The Company's income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those returns. In general, federal and state income tax returns have a three-year statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-21

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassification

Certain items in the 2019 financial statements have been reclassified to conform to the 2020 treatment and presentation.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value. No impairment losses were recognized by the Company during the years ended December 31, 2020 and 2019.

Land and Building

Land and building are recorded at cost. Development and interest costs were capitalized during the building construction period. Since completion, the building is depreciated over its estimated useful life of forty years using the straight-line method.

Fair Value of Financial Instruments

FASB ASC Topic Financial Instruments clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash, receivables, and accounts payable and accrued expenses approximates fair value due to the short maturity of these financial instruments. The carrying value of short and long-term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

F-22

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – RESTATEMENT

The Company has restated certain 2019 related party transactions to more accurately reflect known information. The impacts of the 2019 restatement are summarized below:

	As Previously Reported	As Restated
BALANCE SHEET
Development fee, net	$-	$1,216,216
Due to affiliates	2,069,119	3,319,119
Members' equity	4,174,284	4,165,838

STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY
Depreciation and amortization	$721,302	$729,748
Net loss	(673,970)	(682,416)

STATEMENT OF CASH FLOWS
Depreciation and amortization	661,405	669,851
Development fee	-	(1,241,554)
Due to affiliates	$(1,141,702)	$108,298

NOTE 4 – LAND AND BUILDING

Land and building consisted of the following at December 31:

	2020	2019
Land	$3,793,691	$3,793,691
Building	26,619,503	26,499,344
Furniture and fixtures	52,707	-
	30,465,901	30,293,035
Accumulated depreciation	(2,818,184)	(2,122,009)
Land and building, net	$27,647,717	$28,171,026

Depreciation expense totaled $696,174 and $661,405 for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 – COMMITMENTS AND CONTINGENT LIABILITIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

The Company entered into a development agreement on March 4, 2015 to pay Tuscan Gardens of Venetia Bay Development Company, LLC (the Developer) for its services in connection with the development of the Project.

F-23

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

The Developer is an affiliate of the Company. A development fee of $1,250,000 is to be paid to the Developer when the occupancy level of the Project has achieved 85% or greater occupancy for six consecutive months. The Company met the occupancy requirement of 85% on September 25, 2019 and as of December 31, 2019 has accrued for this liability.

NOTE 6 – ORIGINAL ISSUE DISCOUNT COSTS

Original issue discount costs consist of the following as of December 31:

	2020	2019
Total original issue discount costs	$860,236	$860,236
Accumulated amortization	(155,020)	(127,663)
	$705,216	$732,573

Amortization expense related to original issue discount costs totaled $27,358 and $29,636 for the years ended December 31, 2020 and 2019, respectively.

NOTE 7 – DEFERRED FINANCING COSTS

Deferred financing costs consist of the following as of December 31:

	2020	2019
Total deferred financing costs	$1,043,975	$1,043,975
Accumulated amortization	(184,083)	(153,822)
	$859,892	$890,153

Amortization expense related to deferred financing costs totaled $30,260 for both years ended December 31, 2020 and 2019.

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS

Assets limited as to use consist of investments maintained in separate accounts by the Master Trustee.

F-24

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS (Continued)

The following represents fair value of the investments in those accounts at December 31:

	2020	2019
Senior debt service reserve fund	$2,138,732	$2,745,768
Tax and insurance escrow account	169,305	132,454
Other accounts	24	56
Senior interest account	5	565,271
	$2,308,066	$3,443,549

The fair value of financial instruments is presented based upon a hierarchy of levels that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets the Company has the ability to access.

Level 2 - Inputs to the valuation methodology that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Fair value estimates are based upon certain market assumptions and pertinent information available to management.

The following table summarizes the assets limited as to use measured at fair value by classification within the fair value hierarchy at December 31:

	2020
	Level 1	Level 2	Level 3	Total

Money market funds	$2,132,484	$-	$-	$2,132,484
Government	-	175,582	-	$175,582
	$2,132,484	175,582	$-	$2,308,066

F-25

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS (Continued)

	2019
	Level 1	Level 2	Level 3	Total

Money market funds	$928,294	$-	$-	$928,294
Government	-	2,515,255	-	2,515,255
	$928,294	$2,515,255	$-	$3,443,549

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company rents the Project's Premises to TGVB Management. TGVB Properties has determined that monthly rent of $212,010 is adequate for the base and additional rent. The lease term commenced April 2, 2015 and terminates April 1, 2055. The Lease is noncancellable by either party so long as the Project Obligations remain outstanding, without the consent of a majority of the owners.

TGVB Management is required to make monthly rent payments. Rent consists of a base rent of $10 per month plus additional rent, which includes (a) any amounts due from the Company pursuant to the terms of the loan agreement for the project obligations; (b) Any amounts due under the Lease for operating expenses; (c) any applicable taxes incurred by the Company in connection with the lease to or use of the Project's Premises by TGVB Management; and (d) An amount equal to the overhead, office and general administrative expenses incurred by the Company in connection with the lease to or use of the Project's Premises by TGVB Management.

Rent receivable and rental income totaled $10,600,500 and $2,544,120, respectively, as of and for the year ended December 31, 2020. Rent receivable and rental income totaled $8,060,149 and $2,544,120, respectively, as of and for the year ended December 31, 2019.

Amounts due from and to affiliates represent non-interest-bearing advances with no maturity dates. The Company is related to the affiliates through common ownership and/or control.

Investors should note that separate financial statements have been provided for TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC (“Propco”) and TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC (“Opco”) since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of the Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

F-26

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 9 – RELATED PARTY TRANSACTIONS (Continued)

Advances are due from the following affiliates at December 31:

	2020	2019
Tuscan Gardens Senior Living Fund	$75,000	75,000
Tuscan Gardens of Venetia Bay Capital Partners, LLC	47,900	-
Tuscan Gardens Management Group, LLC	13,767	12,350
Tuscan Gardens of Venetia Bay Development Company, LLC	8,100	3,100
Tuscan Gardens of Venetia Bay Management Company, LLC	-	$645,696
Tuscan Gardens Management Corporation	-	100,000
Tuscan Gardens Income Fund Manager, LLC	-	10,500
	$144,767	$846,646

Advances are due to the following affiliates at December 31:

	2020	2019
Tuscan Gardens of Venetia Bay Development Company, LLC	$1,843,791	1,647,123
Tuscan Gardens Delray Beach Holdings, LLC	800,000	$800,000
Tuscan Gardens of Venetia Bay Capital Partners, LLC	549,996	499,096
Tuscan Gardens Management Group, LLC	462,417	-
Tuscan Gardens of Venetia Bay Management Company, LLC	358,842	-
Tuscan Gardens Income Fund Manager, LLC	174,500	185,000
Tuscan Gardens Palm Coast Properties	105,000	105,000
Tuscan Gardens of Venetia Bay, LLC	63,000	82,900
Tuscan Gardens Management Corporation	29,000	-
	$4,386,546	$3,319,119

NOTE 10 – LONG-TERM DEBT

Long-term debt included the following bonds payable at December 31:

	2020	2019

Tuscan Gardens Senior Living Community Project Series 2015A	$33,560,000	$33,560,000
Tuscan Gardens Senior Living Community Project Series 2015B	910,000	1,220,000
Tuscan Gardens Senior Living Community Project Series 2015C	430,000	435,000
Total bonds payable	34,900,000	35,215,000
Less current portion	(340,000)	(315,000)
Total bonds payable, less current	$34,560,000	$34,900,000

F-27

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 10 – LONG-TERM DEBT (Continued)

On May 8, 2015 The Capital Trust Agency issued $35,510,000 Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015 (the "Series 2015 Bonds").

The Series 2015 Bonds were issued in three series designated as the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015A (the "Series 2015A Bonds"), the Capital Trust Agency Taxable First Mortgage

Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015B (the "Series 2015B Bonds"), and the Capital Trust Agency Subordinate Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015C (the "Series 2015C Bonds").

The Series 2015 Bonds were issued for the purpose of: (1) acquiring, constructing, developing, furnishing and equipping a congregate senior living community as described in the Master Indenture; (2) funding capitalized interest in the Series 2015 Bonds; (3) making a deposit to a Debt Service Reserve Fund for the Series 2015A Bonds and the 2015B Bonds; (4) making a deposit to the Working Capital Fund; (5) making a deposit to the Operating Reserve Fund and (6) paying costs of issuance of the Series 2015 Bonds.

Series 2015A Bonds bear tax-exempt interest rates between 6% to 7% and consist of term maturities to April 1, 2049. The Bonds are subject to mandatory sinking fund redemptions beginning April 1, 2023.

Series 2015B Bonds bear a taxable interest rate of 8.375% and consist of term maturities to April 1, 2023. The Bonds were subject to mandatory sinking fund redemptions beginning April 1, 2019.

Series 2015C Bonds bear a tax-exempt interest rate of 8.25% until April 1, 2020 (no rate change on April 1, 2020) at which time the Bonds will bear interest at a rate which will become effective on each subsequent reset date. The Bonds have term maturities to April 1, 2049 and are subject to mandatory sinking fund redemptions beginning April 1, 2019.

The Series 2015 Bonds are secured by promissory notes constituting the Bond Obligations from the Obligated Group. The members of the Obligated Group are jointly and severally liable for the payment of the Series 2015 Obligations and Bonds. The Series 2015 Obligations, together with all other obligations issued under the Master Indentures, are secured by a first lien on certain real property of the Obligated Group, certain funds and accounts created under the Master Indenture and a security interest in certain gross receipts, other property and pledged assets of the Obligated Group.

F-28

TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 10 – LONG-TERM DEBT (Continued)

The Series 2015A and Series 2015B Bonds have a senior lien and security interest in the mortgaged property to secure the payment of the Bonds. The security and payment of the principal and interest on the Series 2015C Bonds is subordinated to the security for and payment of the principal and interest on the Series 2015A and Series 2015B bonds, as well as to the payment of total operating expenses and deposits to various reserve funds.

Pursuant to the Master Indenture, the Obligated Group has agreed to comply with various financial and operating covenants, including covenants regarding Days' Cash on Hand and the Long-Term Debt Service Coverage Ratio. As of December 31, 2020 and 2019, accrued interest on the Series 2015 Bonds was $619,166 and $637,695, respectively. This represents the portion of interest payable for interest payments due April 1, 2020 and 2019, respectively. The Company paid $2,502,553 and $2,504,689 in interest during the years ended December 31, 2020 and 2019, respectively.

Scheduled minimum principal payments on long-term debt are as follows:

Year ending December 31:
2021	$340,000
2022	370,000
2023	400,000
2024	430,000
2025	455,000
Thereafter	32,905,000
Total	$34,900,000

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and results of its operations, the specific financial impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-29

TUSCAN GARDENS OF VENETIA BAY

MANAGEMENT COMPANY, LLC

Financial Statements

and

Independent Auditor’s Report

December 31, 2020 and 2019

F-30

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

F-31

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

Tuscan Gardens of Venetia Bay Management Company, LLC

Opinion

We have audited the accompanying financial statements of Tuscan Gardens of Venetia Bay Management Company, LLC (a Florida limited liability company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens of Venetia Bay Management Company, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens of Venetia Bay Management Company, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Venetia Bay Management Company, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-32

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•             Exercise professional judgment and maintain professional skepticism throughout the audit.

•             Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•             Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens of Venetia Bay Management Company, LLC’s internal control. Accordingly, no such opinion is expressed.

•             Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•             Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Venetia Bay Management Company, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

May 26, 2021

F-33

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

ASSETS

	2020	2019
CURRENT ASSETS
Cash	$105,400	$197,078
Accounts receivable	137,409	47,759
Prepaid expenses	163,827	190,593
Other current assets	10,269	17,393

TOTAL CURRENT ASSETS	416,905	452,823

PROPERTY AND EQUIPMENT, net	360,775	870,166

OTHER ASSETS
Due from affiliates	630,657	397,477
Refundable deposits	17,775	18,438

TOTAL OTHER ASSETS	648,432	415,915

TOTAL ASSETS	$1,426,112	$1,738,904

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Capital lease payable, current portion	$32,779	$46,522
Loan payable, current portion	7,677	-
Accounts payable	336,916	548,787
Accrued expenses	567,931	507,722
Rent payable to affiliate	10,600,500	8,056,380
Deferred revenue	116,447	74,890
Other current liabilites	20,242	22,195

TOTAL CURRENT LIABILITIES	11,682,492	9,256,496

LONG-TERM LIABILITIES
Loan payable, net of current portion	8,469	-
Capital lease payable, net of current portion	-	32,779
Due to affiliates	1,232,107	1,414,539

TOTAL LONG-TERM LIABILITIES	1,240,576	1,447,318

TOTAL LIABILITIES	12,923,068	10,703,814

MEMBERS' DEFICIT	(11,496,956)	(8,964,910)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$1,426,112	$1,738,904

See accompanying notes to financial statements.

F-34

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUE
Assisted living	$5,847,183	$5,938,039
Memory care	2,091,181	1,947,233
Rental	7,811	6,096

TOTAL REVENUE	7,946,175	7,891,368

OPERATING EXPENSES
Wages and benefits	3,974,758	3,817,364
Rent (Under a Related Party Lease with Tuscan Gardens of Venetia Bay Properties, LLC as more fully described under Note 4)	2,544,000	2,544,120
Insurance and taxes	617,656	526,566
Depreciation	587,113	185,481
General and administrative	536,257	406,769
Food and beverage	533,939	537,236
Professional fees	471,036	424,310
Management fees	402,759	428,994
Marketing	312,745	433,464
Utilities	238,973	217,312
Plant	156,082	133,270
Resident services	52,833	38,323
Software and maintenance	30,484	23,173
Travel	12,981	27,817
Auto	2,257	4,469
Shipping	2,144	23,310
Bank fees	1,788	6,569

TOTAL OPERATING EXPENSES	10,477,805	9,778,547

LOSS FROM OPERATIONS	(2,531,630)	(1,887,179)

OTHER INCOME (EXPENSE)
Interest expense	(154)	-
Other expense	(262)	(15,158)

TOTAL OTHER INCOME (EXPENSE)	(416)	(15,158)

NET LOSS	(2,532,046)	(1,902,337)

MEMBERS' DEFICIT, BEGINNING OF YEAR	(8,964,910)	(7,062,573)

MEMBERS' DEFICIT, END OF YEAR	$(11,496,956)	$(8,964,910)

See accompanying notes to financial statements.

F-35

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,532,046)	$(1,902,337)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	587,113	185,481
Net changes in operating assets and liabilities:	(89,650)	(19,127)
Accounts receivable Prepaid expenses	26,766	(120,577)
Other current assets	7,124	(16,993)
Due from affiliates	(233,180)	70,000
Refundable deposits	663	9,725
Accounts payable	(211,871)	260,654
Accrued expenses	60,209	28,631
Rent payable to affiliate	2,544,120	2,544,120
Deferred revenue	41,557	40,674
Other current liabilities	(1,953)	22,195
Due to affilates	(182,432)	(918,214)

NET CASH PROVIDED BY OPERATING ACTIVITIES	16,420	184,232

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(61,576)	(3,433)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease payable	(46,522)	(43,530)

NET (DECREASE) INCREASE IN CASH	(91,678)	137,269

CASH, BEGINNING OF YEAR	197,078	59,809

CASH, END OF YEAR	$105,400	$197,078

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$154	$-

See accompanying notes to financial statements.

F-36

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens of Venetia Bay Management Company, LLC (the “Company”) was organized in June 2014 and is a Florida limited liability company. The Company is a member of an Obligated Group under (and as defined in) the Master Trust Indenture dated as of May 1, 2015 (the Master Indenture) by and among the Members of the Obligated Group (as defined in the Master Indenture) and U.S. Bank National Association, as Master Trustee (the Master Trustee). The Company and an affiliate, Tuscan Gardens of Venetia Bay Properties, LLC (TGVB Properties), are the Members of the Obligated Group.

The Master Indenture was entered into for the purpose of providing the issuance of obligations by Members of the Obligated Group (Project Obligations) for acquiring, constructing, developing, furnishing and equipping a congregate senior living community, composed of 136 units, which includes 78 assisted living units comprising 90 beds and 58 memory care units, and related common areas on property located at 841 Venetia Bay Boulevard, in the City of Venice, Florida in Sarasota County, Florida (the Project).

Construction of the Project began in May 2015. The Project's building received its Certificate of Occupancy and was considered completed on October 12, 2016. Residents began moving into the building in November 2016.

The Company operates the Project. TGVB Properties owns the land and building (the Premises). The Company leases the Premises from TGVB Properties under a triple net lease.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Recently Adopted Accounting Standards

In May 2014 the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides guidance for revenue recognition. Topic 606 affects any entity that enters into contracts with Customers, in the Company’s case tenants, to transfer goods or services. It supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

The standard’s core principle is that a company should recognize revenue when it transfers promised goods or services to tenants in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services.

F-37

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standard (Continued)

Effective as of January 1, 2019, the Company adopted ASU 2014–09 and all related amendments. As a result, the implementation of the new guidance was limited to certain revenue streams within non-interest income, including some immaterial bankrelated fees. The Company’s primary sources of revenue are derived from leasing or rental fees. The Company has evaluated the nature of its contracts with tenants and determined that further disaggregation of revenue from contracts with tenants into more granular categories beyond what is presented in the statement of operations and changes in members’ deficit is unnecessary. The Company generally fully satisfies its performance obligations on its contracts with tenants as services are rendered and the transaction prices are typically fixed, charged on a periodic basis. As a result, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of rental revenue from contracts with tenants or rental related revenues.

Recent Accounting Pronouncement

In February 2016 the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021, and early application is permitted. The Company is currently evaluating the impact of the provisions of ASU 2016-02.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. The Company has not experienced any losses in its cash, and believes that there is no significant risk with respect to these deposits. At December 31, 2020 and 2019 there were no uninsured balances.

Rent Payable to Affiliate

Rent payable to affiliate consists of leasing fees due to TGVB Properties for the Project's Premises.

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives of from five to ten years using the straight-line method. Maintenance, repairs and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.

F-38

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

Gain or losses on disposition of property and equipment are included in revenues or expense, respectively.

Income Taxes

No provision is made for federal or state income taxes. Taxes are paid by the members on their respective income tax returns based on their pro-rata share of income.

The income tax position taken by the Company for any years open under the various statues of limitations is that the Company continues to be exempt from income taxes by virtue of its pass through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the years December 31, 2020 and 2019.

The Company's income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those returns. In general, federal and state income tax returns have a three year statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value. No impairment losses were recognized by the Company during the years ended December 31, 2020 and 2019.

Revenue Recognition

Resident service revenue for assisted living and memory care residents is recognized at the time services are provided. Deferred revenue represents amounts received from residents before services are provided.

F-39

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The FASB ASC Topic "Financial Instruments" clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash, receivables, and accounts payable and accrued expenses approximates fair value due to the short maturity of these financial instruments. The carrying value of short and long-term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2020	2019

Furniture, fixtures and equipment	$1,467,346	$1,415,641
Vehicle	99,046	73,029
	1,566,392	1,488,670
Accumulated depreciation	(1,206,981)	(619,868)
	359,411	868,802
Construction in progress	1,364	1,364
Property and equipment, net	$360,775	$870,166

Depreciation expense totaled $587,113 and $185,481 for the years ended December 31, 2020 and 2019, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company rents the Project's Premises from TGVB Properties. The lease term commenced April 2, 2015 and terminates on April 1, 2055. The lease is non-cancellable by either party so long as the Project Obligations remain outstanding, without the consent of a majority of the owners.

The Company is required to make monthly rent payments. Rent consists of a base rent of $10 per month plus additional rent, which includes (a) any amounts due from TGVB Properties pursuant to the terms of the loan agreement for the Project Obligations; (b) any amounts due under the lease for operating expenses;

F-40

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – RELATED PARTY TRANSACTIONS (Continued)

(c) Any applicable taxes incurred by TGVB Properties in connection with the lease to or use of the Project's Premises by the Company; and (d) An amount equal to the overhead, office and general administrative expenses incurred by TGVB Properties in connection with the lease to or use of the Project's Premises by the Company.

Rent payable and rent expense totaled $10,600,500 and $2,544,000, respectively, as of and for the year ended December 31, 2020. Rent payable and rent expense totaled $8,060,149 and $2,544,120, respectively, as of and for the year ended December 31, 2019.

Amounts due from and to affiliates represent non-interest bearing advances with no maturity dates. The Company is related to the affiliates through common ownership and/or control.

Investors should note that separate financial statements have been provided for TUSCAN GARDENS OF VENETIA BAY PROPERTIES, LLC (“Propco”) and TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC (“Opco”) since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of the Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

Advances are due from the following affiliates at December 31:

	2020	2019

Tuscan Gardens of Venetia Bay Properties, LLC	$358,842	-
Tuscan Gardens of Venetia Bay Capital Partners, LLC	210,578	350,578
Tuscan Gardens Management Company	50,000	-
Tuscan Gardens Palm Coast Management Company, LLC	10,838	-
Tuscan Gardens of Venetia Bay , LLC	399	399
Tuscan Gardens Management Group, LLC	-	46,500
	$630,657	$397,477

Advances are due to the following affiliates at December 31:

	2020	2019

Tuscan Gardens Management Group	$468,500	$-
Tuscan Gardens Senior Living Community, LLC	260,000	-
Tuscan Gardens Management Corporation	255,786	521,022
Tuscan Gardens Development Company, LLC	155,618	155,618
Tuscan Gardens of Venetia Bay Development Company, LLC	90,685	90,685
Tuscan Gardens Palm Coast Management Company, LLC	1,355	26,782
Tuscan Gardens Delray Management Company, LLC	163	163
Tuscan Gardens of Venetia Bay Properties, LLC	-	620,269
	$1,232,107	$1,414,539

F-41

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – CONTINGENT LIABILITY

The Company is a member of the Obligated Group, as defined in Note 1, Description of Business. The members of the Obligated Group are jointly and severally liable for the payment of Project Obligations for bonds issued on May 8, 2015 by the Capital Trust Agency. The bonds consist of the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015 (the "Series 2015 Bonds").

The Series 2015 Bonds were issued in three series designated as the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015A (the "Series 2015A Bonds"), the Capital Trust Agency Taxable First Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015B (the "Series 2015B Bonds"), and the Capital Trust Agency Subordinate Mortgage Revenue Bonds (Tuscan Gardens Senior Living Community Project), Series 2015C (the "Series 2015C Bonds"), in the following amounts:

	2020	2019
Tuscan Gardens Senior Living Community Project Series 2015A	$33,560,000	$33,560,000
Tuscan Gardens Senior Living Community Project Series 2015B	910,000	1,220,000
Tuscan Gardens Senior Living Community Project Series 2015C	430,000	435,000
Total bonds payable	34,900,000	35,215,000
Less current portion	(340,000)	(315,000)
Total bonds payable, less current	$34,560,000	$34,900,000

The Series 2015 Bonds were issued for the purpose of: (1) acquiring, constructing, developing, furnishing and equipping a congregate senior living community as described in the Master Indenture; (2) funding capitalized interest in the Series 2015 Bonds; (3) making a deposit to a Debt Service Reserve Fund for the Series 2015A Bonds and the 2015B Bonds; (4) making a deposit to the Working Capital Fund; (5) making a deposit to the Operating Reserve Fund and (6) paying costs of issuance of the Series 2015 Bonds.

Series 2015A Bonds bear tax-exempt interest rates between 6% to 7% and consist of term maturities to April 1, 2049. The Bonds are subject to mandatory sinking fund redemptions beginning April 1, 2023.

Series 2015B Bonds bear a taxable interest rate of 8.375% and consist of term maturities to April 1, 2023. The Bonds are subject to mandatory sinking fund redemptions beginning April 1, 2019.

Series 2015C Bonds bear a tax-exempt interest rates of 8.25% until April 1, 2020 at which time the Bonds will bear interest at a rate which will become effective on each subsequent reset date. The Bonds have term maturities to April 1, 2049 and were subject to mandatory sinking fund redemptions beginning April 1, 2019.

F-42

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – CONTINGENT LIABILITY (Continued)

The Series 2015 Bonds are secured by promissory notes constituting the Bond Obligations from the Obligated Group. The members of the Obligated Group are jointly and severally liable for the payment of the Series 2015 Obligations and Bonds. The Series 2015 Obligations, together with all other obligations issued under the Master Indentures, are secured by a first lien on certain real property of the Obligated Group, certain funds and accounts created under the Master Indenture and a security interest in certain gross receipts, other property and pledged assets of the Obligated Group.

The Series 2015A and Series 2015B Bonds have a senior lien and security interest in the mortgaged property to secure the payment of the Bonds. The security and payment of the principal and interest on the Series 2015C Bonds is subordinated to the security for and payment of the principal and interest on the Series 2015A and Series 2015B bonds, as well as to the payment of total operating expenses and deposits to various reserve funds.

Pursuant to the Master Indenture, the Obligated Group has agreed to comply with various financial and operating covenants, including covenants regarding Days' Cash on Hand and Long-Term Debt Service Coverage Ratio.

NOTE 6 – CAPITAL LEASE PAYABLE

The Company acquired information technology equipment under a capital lease agreement, which requires monthly payments of $4,201 through August 2021, including interest imputed at 7%. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized and included in property and equipment on the accompanying balance sheet. Amortization of the lease property is included in depreciation expense.

As of December 31, 2020, future minimum lease payments due under the capital lease agreement are as follows:

Year ending December 31:
2021	$34,439
Less amounts representing interest	(1,660)
Total future minimum lease payments	32,779
Less current portion	(32,779)
Long-term portion	$-

F-43

TUSCAN GARDENS OF VENETIA BAY MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and results of its operations, the specific financial impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-44

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

Financial Statements

and

Independent Auditor’s Report

December 31, 2020 and 2019

F-45

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

F-46

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

Tuscan Gardens of Palm Coast Properties, LLC

Opinion

We have audited the accompanying financial statements of Tuscan Gardens of Palm Coast Properties, LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens of Palm Coast Properties, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens of Palm Coast Properties, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Palm Coast Properties, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-47

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•         Exercise professional judgment and maintain professional skepticism throughout the audit.

•         Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•         Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens of Palm Coast Properties, LLC’s internal control. Accordingly, no such opinion is expressed.

•         Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•         Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Palm Coast Properties, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

April 30, 2021

F-48

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS

CURRENT ASSETS
Cash	$2,914	$4,248
Assets limited as to use	4,564,236	1,128,001
Rent receivable from affiliate	8,931,816	5,830,347
Prepaid expenses	-	1,612

TOTAL CURRENT ASSETS	13,498,966	6,964,208

LAND AND BUILDING, net	36,330,780	38,742,950

OTHER ASSETS
Assets limited as to use - non-current	-	5,071,413
Other assets	87,161	151,950
Due from affiliates, net of rent receivable from affiliates	292,662	152,000

TOTAL OTHER ASSETS	379,823	5,375,363

TOTAL ASSETS	$50,209,569	$51,082,521

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued expenses	$3,265	$155,505
Note payable	337,000	400,000
Accrued interest	789,262	789,270

TOTAL CURRENT LIABILITIES	1,129,527	1,344,775

LONG-TERM LIABILITIES
Bonds payable, net of net original issue discount (Note 4)
and net deferred financing costs (Note 5)	41,226,884	41,135,213
Due to affiliates	79,791	669,081

TOTAL LONG-TERM LIABILITIES	41,306,675	41,804,294

TOTAL LIABILITIES	42,436,202	43,149,069

MEMBERS' EQUITY	7,773,367	7,933,452

TOTAL LIABILITIES AND MEMBERS' EQUITY	$50,209,569	$51,082,521

See accompanying notes to financial statements.

F-49

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUE
Rental revenue (Under a Related Party Lease with Tuscan Gardens of Palm Coast Management Company, LLC as more fully described under Note 7)	$3,157,176	$3,157,176

OPERATING EXPENSES
Depreciation and amortization	1,058,630	1,053,841
Professional fees	193,893	15,360

TOTAL OPERATING EXPENSES	1,252,523	1,069,201

INCOME FROM OPERATIONS	1,904,653	2,087,975

OTHER INCOME (EXPENSE)
Interest income	42,192	146,840
Unrealized gain on investments	-	2,589
Interest expense	(3,215,105)	(3,157,056)

TOTAL OTHER INCOME (EXPENSE)	(3,172,913)	(3,007,627)

NET LOSS	(1,268,260)	(919,652)

MEMBERS' EQUITY, BEGINNING OF YEAR	7,933,452	8,699,604

Member contributions	1,108,175	153,500

MEMBERS' EQUITY, END OF YEAR	$7,773,367	$7,933,452

See accompanying notes to financial statements.

F-50

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,268,260)	$(919,652)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,053,841	1,053,841
Net changes in operating assets and liabilities:
Assets limited as to use	1,635,178	4,804,871
Rent receivable from affiliate	(3,101,469)	(5,567,249)
Prepaid expenses	1,612	(1,606)
Other assets	64,789	(60,000)
Due from affiliates, net of rent receivable from affiliates	(729,952)	780,175
Accounts payable and other accrued expenses	(152,240)	(54,254)
Accrued interest	(8)	-

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(2,496,509)	36,126

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	-	(135,841)
Decrease in assets limited as to use	1,450,000	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,450,000	(135,841)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payment on note payable	(63,000)	-
Member contributions	1,108,175	103,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,045,175	103,500

NET (DECREASE) INCREASE IN CASH	(1,334)	3,785

CASH, BEGINNING OF YEAR	4,248	463

CASH, END OF YEAR	$2,914	$4,248

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$3,215,113	$3,157,056

See accompanying notes to financial statements.

F-51

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens of Palm Coast Properties, LLC (the Company) was organized in July 2015 and is a Florida limited liability company. The Company is the Obligated Group Agent under (and as defined in) the Master Trust Indenture dated as of June 1, 2017 (the Master Indenture) by and among the Members of the Obligated Group (as defined in the Master Indenture) and U.S. Bank National Association, as Master Trustee (the Master Trustee). The Company and its affiliate, Tuscan Gardens of Palm Coast Management Company, LLC (TGPC Management), are Members of the Obligated Group.

The Master Indenture was entered into for the purpose of providing the issuance of obligations by Members of the Obligated Group (Project Obligations) for acquiring, constructing, developing, furnishing and equipping a congregate senior living community, composed of 130 units, which includes 86 assisted living units comprising 110 beds and 44 memory care units, and related common areas on property located at 650 Colbert Lane, Palm Coast, Florida in Flagler County, Florida (the Project).

Construction of the Project began in May 2017. The Project's building received its Certificate of Occupancy and was considered completed on December 6, 2018. Residents began moving into the building in December 2018.

The Company owns the land and building (the Premises) included in the Project. TGPC Management operates the Project. The Company leases the Premises to TGPC Management under a triple net lease.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Recently Adopted Accounting Standard

In May 2014 the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides guidance for revenue recognition. Topic 606 affects any entity that enters into contracts with Customers, in the Company’s case tenants, to transfer goods or services. It supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

F-52

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standard (Continued)

The standard’s core principle is that a company should recognize revenue when it transfers promised goods or services to tenants in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. Effective as of January 1, 2019, the Company adopted ASU 2014–09 and all related amendments.

As a result, the implementation of the new guidance was limited to certain revenue streams within non-interest income, including some immaterial bank-related fees. The Company’s primary sources of revenue are derived from leasing or rental fees. The Company has evaluated the nature of its contracts with tenants and determined that further disaggregation of revenue from contracts with tenants into more granular categories beyond what is presented in the statement of operations and changes in members’ equity is unnecessary. The Company generally fully satisfies its performance obligations on its contracts with tenants as services are rendered and the transaction prices are typically fixed, charged on a periodic basis. As a result, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of rental revenue from contracts with tenants or rental related revenues.

Recent Accounting Pronouncement

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021, and early application is permitted. The Organization is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its financial statements.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. The Company has not experienced any losses in its cash and believes that there is no significant risk with respect to these deposits. At December 31, 2020 and 2019 there were no uninsured balances.

Assets Limited as to Use

Assets limited as to use include assets held by the Master Trustee under the Bond Trust Indenture, which are set aside for specific purposes. Those assets limited as to use which are assumed to be available to meet current obligations are classified as current.

F-53

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Assets Limited as to Use (Continued)

The assets consist of money market funds and investments, which are reported at their fair value based on quoted market prices or observed transactions.

Rent Receivable from Affiliate

Rent receivable from affiliate consists of leasing fees due from TGPC Management for the Project's Premises. Management believes this receivable is fully collectible. Accordingly, no allowance for doubtful accounts is deemed necessary.

However, TGMC, as Manager of TGPC Management and the Company, can provide at any time for the payment or forgiveness of this intercompany obligation, either in the form of using free cashflow from operations, the proceeds of a liquidity/refinancing event, or in the alternative, direct TGPC Management and the Company to setoff and forgive the payable from TGPC Management and the Company’s receivable.

Revenue Recognition

Substantially all rental income is recognized on a straight-line basis over the initial lease period, subject to a collectability assessment.

Deferred Financing Costs and Original Issue Discount

Financing costs and the original issue discount incurred in connection with the issuance of long-term debt are considered to be deferred assets and are amortized using the straight-line method over the term of the related debt. Such costs are included as a reduction component of bonds payable on the accompanying balance sheets. Amortization was capitalized during the building construction period.

Income Taxes

No provision is made for federal or state income taxes. Taxes are paid by the members on their respective income tax returns based on their pro-rata share of income.

The income tax position taken by the Company for any years open under the various statues of limitations is that the Company continues to be exempt from income taxes by virtue of its pass-through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the years ended on or before December 31, 2020.

The Company's income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those returns. In general, federal and state income tax returns have a three-year statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-54

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value. No impairment losses were recognized by the Company during the years ended December 31, 2020 and 2019.

Land and Building

Land and building are recorded at cost. Development and interest costs were capitalized during the building construction period. Upon completion the building is being depreciated over an estimated useful life of forty years using the straight-line method.

Fair Value of Financial Instruments

The FASB ASC Topic 825 Financial Instruments clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash, receivables, and accounts payable and accrued expenses approximates fair value due to the short maturity of these financial instruments. The carrying value of short and long- term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

NOTE 3 – LAND AND BUILDING

Land and building consisted of the following at December 31:

	2020	2019

Land	$1,724,214	$3,174,214
Building	36,610,358	36,610,358

	38,334,572	39,784,572
Accumulated depreciation	(2,003,792)	(1,041,622)

Land and building, net	$36,330,780	$38,742,950

Depreciation expense totaled $962,170 for each of the years ended December 31, 2020 and 2019.

F-55

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – COMMITMENTS AND CONTINGENT LIABILITIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

NOTE 5 – ORIGINAL ISSUE DISCOUNT COSTS

Original issue discount costs consist of the following as of December 31:

	2020	2019
Total original issue discount costs	$1,049,007	$1,057,330
Accumulated amortization	(146,475)	(122,342)

	$902,532	$934,988

Amortization expense related to original issue discount costs totaled $32,456 for each of the years ended December 31, 2020 and 2019.

NOTE 6 – DEFERRED FINANCING COSTS

Deferred financing costs consist of the following as of December 31:

	2020	2019
Total deferred financing costs	$1,921,231	$1,913,852
Accumulated amortization	(275,644)	(209,050)

	$1,645,587	$1,704,802

Amortization expense related to deferred financing costs totaled $59,215 for each of the years ended December 31, 2020 and 2019.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company rents the Project's Premises to TGPC Management. The lease term terminates in 2056. The Lease is non-cancellable by either party so long as the Project Obligations remain outstanding, without the consent of a majority of the owners.

TGPC Management is required to make monthly rent payments. Rent consists of a base rent of $10 per month plus additional rent, which includes (a) Any amounts due from the Company pursuant to the terms of the Loan Agreement for the Project Obligations; (b) Any amounts due under the lease for operating expenses; (c) Any applicable taxes incurred by the Company in connection with the lease to or use of the Project's Premises by TGPC Management; and (d) An amount equal to the overhead, office and general administrative expenses incurred by the Company in connection with the lease to or use of the Project's Premises by TGPC Management.

F-56

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 7 – RELATED PARTY TRANSACTIONS (Continued)

Rent charged to TGPC Management began in January 2019. Rent receivable and rental income totaled $8,931,816 and $3,157,176, respectively, as of and for the year ended December 31, 2020. Rent receivable and rental income totaled $5,830,347 and $3,157,176, respectively, as of and for the year ended December 31, 2019.

Amounts due from and to affiliates represent non-interest-bearing advances with no maturity dates. The Company is related to the affiliates through common ownership and/or control.

Investors should note that separate financial statements have been provided for TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC (“Propco”) and TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC (“Opco”) since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of the Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

Advances are due from the following affiliates at December 31:

	2020	2019

Tuscan Gardens Palm Coast Development Company, LLC	$139,903	$-
Tuscan Gardens of Venetia Bay Properties, LLC	105,000	105,000
Tuscan Gardens Development Company, LLC	37,000	37,000
Tuscan Gardens Management Group, LLC	7,000	-
Tuscan Gardens Delray Beach Properties, LLC	3,759	-
Tuscan Gardens at Lake Eola Capital Partners, LLC	-	10,000

	$292,662	$152,000

Advances are due to the following affiliates at December 31:

	2020	2019

Tuscan Gardens Palm Coast Capital Partners, LLC	$79,668	$98,861
Tuscan Gardens Management Corporation	123	123
Tuscan Gardens Palm Coast Development Company, LLC	-	570,097

	$79,791	$669,081

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS

Assets limited as to use consist of investments maintained in separate accounts by the Master Trustee. The following represents the fair value of the investments in those accounts at December 31:

F-57

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS (Continued)

	2020	2019

Senior debt service reserve fund	$3,324,452	$3,344,170
Liquidity support	894,354	503,176
Tax and insurance escrow account	342,860	308,900
Other accounts	2,570	219,851
Senior interest account	-	923,317
Allocation fund	-	900,000

	$4,564,236	$6,199,414

The fair value of financial instruments is presented based upon a hierarchy of levels that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets the Company has the ability to access.

Level 2 - Inputs to the valuation methodology that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

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TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS (Continued)

Fair value estimates are based upon certain market assumptions and pertinent information available to management. The following table summarizes the assets limited as to use measured at fair value by classification within the fair value hierarchy at December 31:

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Money market funds	$4,564,236	$-	$-	$4,564,236

	December 31, 2019
	Level 1	Level 2	Level 3	Total
Money market funds	$4,439,031	$-	$-	$4,439,031
Government obligations	-	1,760,383	-	1,760,383
	4,439,031	$1,760,383	-	$6,199,414

NOTE 9 – LONG-TERM DEBT

Long-term debt included the following at December 31:

Bonds Payable

	2020	2019

Tuscan Gardens of Palm Coast Project Series 2017A	$35,520,000	$35,520,000
Tuscan Gardens of Palm Coast Project Series 2017B	4,030,000	4,030,000
Tuscan Gardens of Palm Coast Project Series 2017C	2,725,000	2,725,000
Tuscan Gardens of Palm Coast Project Series 2017D	1,500,000	1,500,000

Total bonds payable	$43,775,000	$43,775,000

On June 1, 2017 The Capital Trust Agency issued $35,510,000 Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017 (the Series 2017 Bonds).

The Series 2017 Bonds were issued in four series designated as the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017A (the Series 2017A Bonds), the Capital Trust Agency Taxable First Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017B (the Series 2017B Bonds), and the Subordinate Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017C (the Series 2017C Bonds) and Junior Subordinate Mortgage Revenue Bonds (Tuscan Gardens Palm Cost Project), Series 2017D (the Series 2017D Bonds).

F-59

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 9 – LONG-TERM DEBT (Continued)

The Series 2017 Bonds were issued for the purpose of: (1) acquiring, constructing, developing, furnishing and equipping a congregate senior living community as described in the Master Indenture; (2) funding capitalized interest in the Series 2017 Bonds; (3) making a deposit to a Debt Service Reserve Fund for the Series 2017A Bonds and the 2017B Bonds; (4) making a deposit to the Working Capital Fund; (5) funding the Allocation Fund; (6) making a deposit to the Operating Reserve Fund; and (7) paying costs of issuance of the Series 2017 Bonds.

Series 2017A Bonds bear tax-exempt interest rates between 6.75% to 7.25% and consist of term maturities to October 1, 2049. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2028.

Series 2017B Bonds bear a taxable interest rate between 8.00% to 8.25% and consist of term maturities to October 1, 2028. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2021.

Series 2017C Bonds bear tax-exempt interest rates of 9.00% until October 1, 2026 at which time the Bonds will bear interest at a rate which will become effective on each subsequent reset date. The Bonds have term maturities to October 1, 2047 and are subject to mandatory sinking fund redemptions beginning October 1, 2021.

Series 2017D Bonds bear tax-exempt interest rates of 9.00% and consist of term maturities to October 1, 2049 and are not subject to mandatory sinking fund redemptions.

The Series 2017 Bonds are secured by promissory notes constituting the Bond Obligations from the Obligated Group. The members of the Obligated Group are jointly and severally liable for the payment of the Series 2017 Obligations and Bonds. The Series 2017 Obligations, together with all other obligations issued under the Master Indentures, are secured by a first lien on certain real property of the Obligated Group, certain funds and accounts created under the Master Indenture and a security interest in certain gross receipts, other property and pledged assets of the Obligated Group.

The Series 2017A and Series 2017B Bonds have a senior lien and security interest in the mortgaged property to secure the payment of the Bonds. The security and payment of the principal and interest on the Series 2017C Bonds is subordinated to the security for and payment of the principal and interest on the Series 2017A and Series 2017 bonds, as well as to the payment of total operating expenses and deposits to various reserve funds. The Series 2017D bonds are granted a junior subordinated lien on and security interest in the Mortgaged Property, subject only to permitted liens and the standard exclusions from the coverage of such policies.

F-60

TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 9 – LONG-TERM DEBT (Continued)

Pursuant to the Master Indenture, the Obligated Group has agreed to comply with various financial and operating covenants, including covenants regarding Days' Cash on Hand and the Long-Term Debt Service Coverage Ratio. As of December 31, 2020 and 2019, accrued interest on the Series 2017 Bonds was $789,262 and $789,270, respectively. The Company paid $3,157,056 in interest during each of the years ended December 31, 2020 and 2019.

Scheduled minimum principal payments on long-term debt are as follows:

Year ending December 31:
2021	$445,000
2022	480,000
2023	520,000
2024	565,000
2025	605,000
Thereafter	41,160,000

Total	$43,775,000

Note Payable

In June 2017 the Company executed a note payable for $500,000 with a due date of June 14, 2020. The note proceeds are being held in an assets limited as to use account maintained in a separate account by the Master Trustee for use on a future project. The Company capitalized $45,976 and $60,000 of interest expense related to the note during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019 the balance on the note was $360,413 and $400,000, respectively, and has been classified as current on the accompanying balance sheets. In 2020, the Company has been given a one year extension on the maturity date of the note.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and results of its operations, the specific financial impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-61

TUSCAN GARDENS OF PALM COAST

MANAGEMENT COMPANY, LLC

Financial Statements

and

Independent Auditor’s Report

December 31, 2020 and 2019

F-62

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

F-63

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

Tuscan Gardens of Palm Coast Management Company, LLC

Opinion

We have audited the accompanying financial statements of Tuscan Gardens of Palm Coast Management Company, LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens of Palm Coast Management Company, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens of Palm Coast Management Company, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Palm Coast Management Company, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-64

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•             Exercise professional judgment and maintain professional skepticism throughout the audit.

•             Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•             Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens of Palm Coast Management Company, LLC’s internal control. Accordingly, no such opinion is expressed.

•             Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•             Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Palm Coast Management Company, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

April 30, 2021

F-65

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$132,969	$150,564
Accounts receivable	65,670	28,979
Inventory	12,750	7,500
Prepaid expenses	137,830	184,284

TOTAL CURRENT ASSETS	349,219	371,327

PROPERTY AND EQUIPMENT, net	204,738	238,946

OTHER ASSETS
Due from affiliates	100	249,442
Refundable deposits	13,488	13,378
Third party trust deposits	-	3,900

TOTAL OTHER ASSETS	13,588	266,720

TOTAL ASSETS	$567,545	$876,993

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$249,826	$124,041
Accrued expenses	398,684	406,148
Rent payable to affiliate	8,931,816	5,830,347
Due to affiliates	681,531	45,000
Deferred revenue	63,847	24,233

TOTAL CURRENT LIABILITIES	10,325,704	6,429,769

MEMBERS' DEFICIT	(9,758,159)	(5,552,776)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$567,545	$876,993

See accompanying notes to financial statements.

F-66

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUES
Assisted living	$3,398,694	$2,701,871
Memory care	988,711	635,351
Rental income	1,456	807

TOTAL REVENUE	4,388,861	3,338,029

COST OF REVENUES	427,016	399,189

GROSS PROFIT	3,961,845	2,938,840

OPERATING EXPENSES
Rent expense (Under a Related Party Lease with Tuscan Gardens of Palm Coast Properties, LLC as more fully described under Note 4)	3,157,056	3,157,176
Payroll and related expenses	2,835,259	2,656,425
Operating and maintenance	599,509	435,087
Taxes and insurance	492,953	457,116
Utilities and facilities	336,638	317,916
Management fees	244,141	236,770
Marketing and advertising	237,613	414,922
General and administrative	212,977	72,348
Depreciation	51,082	32,776

TOTAL OPERATING EXPENSES	8,167,228	7,780,536

LOSS FROM OPERATIONS	(4,205,383)	(4,808,920)

OTHER INCOME (EXPENSE)
Other income	-	35,909

NET LOSS	(4,205,383)	(4,805,787)

MEMBERS' DEFICIT, BEGINNING OF YEAR	(5,552,776)	(850,989)

Member contributions	-	104,000

MEMBERS' DEFICIT, END OF YEAR	$(9,758,159)	$(5,552,776)

See accompanying notes to financial statements.

F-67

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,205,383)	$(4,805,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	51,082	32,776
Net changes in operating assets and liabilities:
Accounts receivable	(36,691)	(20,616)
Inventory	(5,250)	(7,500)
Prepaid expenses	46,454	(124,337)
Due from affiliates, net	885,873	(203,981)
Refundable deposits	(110)	(4,991)
Third party trust deposits	3,900	(4,991)
Accounts payable	125,785	(95,203)
Accrued expenses	(7,464)	386,257
Rent payable to affiliate	3,101,469	4,724,522
Deferred revenue	39,614	21,233

NET CASH USED IN OPERATING ACTIVITIES	(721)	(97,627)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(16,874)	(48,170)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	-	104,000

NET DECREASE IN CASH	(17,595)	(41,797)

CASH, BEGINNING OF YEAR	150,564	192,361

CASH, END OF YEAR	$132,969	$150,564
.
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$1,710

See accompanying notes to financial statements.

F-68

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens of Palm Coast Management Company, LLC (the Company) was organized in July 2015 and is a Florida limited liability company. The Company is a party to the Master Trust Indenture dated as of June 1, 2017 (the Master Indenture) by and among the Members of the Obligated Group (as defined in the Master Indenture) and U.S. Bank National Association, as Master Trustee (the Master Trustee). The Company and its affiliate, Tuscan Gardens of Palm Properties, LLC (TGPC Properties), are Members of the Obligated Group.

The Master Indenture was entered into for the purpose of providing the issuance of obligations by Members of the Obligated Group (Project Obligations) for acquiring, constructing, developing, furnishing and equipping a congregate senior living community, composed of 130 units, which includes 86 assisted living units comprising 110 beds and 44 memory care units, and related common areas on property located at 650 Colbert Lane, Palm Coast, Florida in Flagler County, Florida (the Project).

Construction of the Project began in May 2017. The Project's building received its Certificate of Occupancy and was considered completed on December 6, 2018. Residents began moving into the building on December 11, 2018.

TGPC Properties owns the land and building (the Premises) included in the Project. The Company operates the Project. TGPC Properties leases the Premises to the Company under a triple net lease.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Recently Adopted Accounting Standard

In May 2014, Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606, Revenue Standard), which provides guidance for revenue recognition. Topic 606 affects any entity that enters into contracts with Customers, in the Company’s case tenants, to transfer goods or services. It supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

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TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standard (Continued)

The standard’s core principle is that a company should recognize revenue when it transfers promised goods or services to tenants in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. Effective as of January 1, 2019, the Company adopted ASU 2014–09 and all related amendments.

As a result, the implementation of the new guidance was limited to certain revenue streams within non-interest income, including some immaterial bank-related fees. The Company’s primary sources of revenue are derived from leasing or rental fees. The Company has evaluated the nature of its contracts with tenants and determined that further disaggregation of revenue from contracts with tenants into more granular categories beyond what is presented in the statement of operations and changes in members’ deficit is unnecessary. The Company generally fully satisfies its performance obligations on its contracts with tenants as services are rendered and the transaction prices are typically fixed, charged on a periodic basis. As a result, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of rental revenue from contracts with tenants or rental related revenues.

Recent Accounting Pronouncement

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and early application is permitted. The Organization is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its financial statements.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. The Company has not experienced any losses in its cash and believes that there is no significant risk with respect to these deposits. At December 31, 2020 and 2019, there was no uninsured balance.

Rent Payable to Affiliate

Rent payable to affiliate consists of leasing fees due to TGPC Properties for the Project's Premises. Management believes this receivable is fully collectible. Accordingly, no allowance for doubtful accounts is deemed necessary.

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TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives of from five to ten years using the straight-line method.

Maintenance, repairs and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gain or losses on disposition of property and equipment are included in revenues or expense, respectively.

Income Taxes

No provision is made for federal or state income taxes. Taxes are paid by the members on their respective income tax returns based on their pro-rata share of income.

The income tax position taken by the Company for any years open under the various statues of limitations is that the Company continues to be exempt from income taxes by virtue of its pass-through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the years ended on or before December 31, 2020.

The Company's income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those returns. In general, federal and state income tax returns have a three-year statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value. No impairment losses were recognized by the Company during the years ended December 31, 2020 and 2019.

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TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Resident service revenue for assisted living and memory care residents is recognized at the time services are provided. Deferred revenue represents amounts received from residents before services are provided.

Fair Value of Financial Instruments

The FASB ASC Topic 825 Financial Instruments clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash, receivables, and accounts payable and accrued expenses approximates fair value due to the short maturity of these financial instruments. The carrying value of short and long-term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2020	2019

Furniture, fixtures and equipment	$229,463	$212,589
Vehicle	62,228	62,228
	291,691	274,817
Accumulated depreciation	(86,953)	(35,871)
Property and equipment, net	$204,738	$238,946

Depreciation expense totaled $51,082 and $32,776 for the years ended December 31, 2020 and 2019, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company rents the Project's Premises from TGPC Properties. The lease term terminates in 2056. The Lease is non-cancellable by either party so long as the Project Obligations remain outstanding, without the consent of a majority of the owners.

The Company is required to make monthly rent payments. Rent consists of a base rent of $10 per month plus additional rent, which includes (a) Any amounts due from TGPC Properties pursuant to the terms of the Loan Agreement for the Project Obligations; (b) Any amounts due under the lease for operating expenses; (c) Any applicable taxes incurred by TGPC Properties in connection with the lease to or use of the Project's Premises by the Company; and (d) An amount equal to the overhead, office and general administrative expenses incurred by TGPC Properties in connection with the lease to or use of the Project's Premises by the Company.

F-72

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – RELATED PARTY TRANSACTIONS (Continued)

TGPC Properties has determined that monthly rent of $212,010 is adequate for the base and additional rent. Rent charged to the Company began in January 2019. Rent payable and rent expense totaled $8,931,816 and $3,157,176, respectively, as of and for the year ended December 31, 2020. Rent payable and rent expense totaled $5,830,347 and $3,157,176, respectively, as of and for the year ended December 31, 2019.

Amounts due from and to affiliates represent non-interest-bearing advances with no maturity dates. The Company is related to the affiliates through common ownership and/or control.

Investors should note that separate financial statements have been provided for TUSCAN GARDENS OF PALM COAST PROPERTIES, LLC (“Propco”) and TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC (“Opco”) since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of the Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

Advances are due from the following affiliates at December 31:

	2020	2019
Tuscan Gardens of Palm Coast, LLC	$100	$100
Tuscan Gardens Management Corporation	-	174,076
Tuscan Gardens Management Group, LLC	-	73,550
Tuscan Gardens of Venetia Bay Management Company, LLC	-	1,355
Tuscan Gardens of Palm Coast Development Company, LLC	-	361
	$100	$249,442

Advances are due to the following affiliates at December 31:

	2020	2019
Tuscan Gardens Palm Coast Properties, LLC	$8,931,816	$5,830,347
Tuscan Gardens Management Corporation	267,748	-
Tuscan Gardens Palm Capital Partners, LLC	158,500	45,000
Tuscan Gardens Management Group, LLC	116,450	-
Tuscan Gardens Senior Living Community, LLC	95,000	-
Tuscan Gardens of Delray Beach Management Company, LLC	19,711	-
Tuscan Gardens of Palm Coast Development Company, LLC	14,639	-
Tuscan Gardens of Ventia Bay Management Company, LLC	9,483	-
	$9,613,347	$5,875,347

F-73

TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – CONTINGENT LIABILITY

The Company is a member of the Obligated Group, as defined in Note 1. The members of the Obligated Group are jointly and severally liable for the payment of Project Obligations for bonds issued on June 1, 2017 by the Capital Trust Agency. The bonds consist of the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017 (the Series 2017 Bonds).

The Series 2017 Bonds were issued in four series designated as the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017A (the Series 2017A Bonds), the Capital Trust Agency Taxable First Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017B (the Series 2017B Bonds), and the Subordinate Mortgage Revenue Bonds (Tuscan Gardens Palm Coast Project), Series 2017C (the Series 2017C Bonds) and Junior Subordinate Mortgage Revenue Bonds (Tuscan Gardens Palm Cost Project), Series 2017D (the Series 2017D Bonds), in the following amounts as of December 31, 2020 and 2019:

Tuscan Gardens of Palm Coast Project Series	$35,520,000
Tuscan Gardens of Palm Coast Project Series	4,030,000
Tuscan Gardens of Palm Coast Project Series	2,725,000
Tuscan Gardens of Palm Coast Project Series	1,500,000
Total bonds issued	$43,775,000

The Series 2017 Bonds were issued for the purpose of: (1) acquiring, constructing, developing, furnishing and equipping a congregate senior living community as described in the Master Indenture; (2) funding capitalized interest in the Series 2017 Bonds; (3) making a deposit to a Debt Service Reserve Fund for the Series 2017A Bonds and the 2017B Bonds; (4) making a deposit to the Working Capital Fund; (5) funding the Allocation Fund; (6) making a deposit to the Operating Reserve Fund; and (7) paying costs of issuance of the Series 2017 Bonds.

Series 2017A Bonds bear tax-exempt interest rates of from 6.75% to 7.25% and consist of term maturities to October 1, 2049. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2028.

Series 2017B Bonds bear a taxable interest rate between 8.00% to 8.25% and consist of term maturities to October 1, 2028. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2021.

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TUSCAN GARDENS OF PALM COAST MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – CONTINGENT LIABILITY (Continued)

Series 2017C Bonds bear tax-exempt interest rates of 9.00% until October 1, 2026 at which time the Bonds will bear interest at a rate which will become effective on each subsequent reset date. The Bonds have term maturities to October 1, 2047 and are subject to mandatory sinking fund redemptions beginning October 1, 2021.

Series 2017D Bonds bear tax-exempt interest rates of 9.00% and consist of term maturities to October 1, 2049 and are not subject to mandatory sinking fund redemptions.

The Series 2017 Bonds are secured by promissory notes constituting the Bond Obligations from the Obligated Group. The members of the Obligated Group are jointly and severally liable for the payment of the Series 2017 Obligations and Bonds. The Series 2017 Obligations, together with all other obligations issued under the Master Indentures, are secured by a first lien on certain real property of the Obligated Group, certain funds and accounts created under the Master Indenture and a security interest in certain gross receipts, other property and pledged assets of the Obligated Group.

The Series 2017A and Series 2017B Bonds have a senior lien and security interest in the mortgaged property to secure the payment of the Bonds. The security and payment of the principal and interest on the Series 2017C Bonds is subordinated to the security for and payment of the principal and interest on the Series 2017A and Series 2017 bonds, as well as to the payment of total operating expenses and deposits to various reserve funds. The Series 2017D bonds are granted a junior subordinated lien on and security interest in the Mortgaged Property, subject only to permitted liens and the standard exclusions from the coverage of such policies.

Pursuant to the Master Indenture, the Obligated Group has agreed to comply with various financial and operating covenants, including covenants regarding Days' Cash on Hand and the Long-Term Debt Service Coverage Ratio.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and results of its operations, the specific financial impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-75

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

Financial Statements
and

Independent Auditor’s Report

December 31, 2020

F-76

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

F-77

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

Tuscan Gardens of Delray Beach Properties, LLC

Opinion

We have audited the accompanying financial statements of Tuscan Gardens of Delray Beach Properties, LLC (a Florida Limited Liability Company), which comprise the balance sheet as of December 31, 2020, and the related statement of operations and changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens of Delray Beach Properties, LLC as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens of Delray Beach Properties, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Delray Beach Properties, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-78

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with generally accepted auditing standards, we:

•          Exercise professional judgment and maintain professional skepticism throughout the audit.

•          Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•          Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens of Delray Beach Properties, LLC’s internal control. Accordingly, no such opinion is expressed.

•          Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•          Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Delray Beach Properties, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

April 30, 2021

F-79

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

BALANCE SHEET

DECEMBER 31, 2020

ASSETS

CURRENT ASSETS
Cash	$6,608
Assets limited as to use	7,261,675
Rent receivable from affiliate	2,569,764

TOTAL CURRENT ASSETS	9,838,047

LAND AND BUILDING, net	45,800,723

OTHER ASSETS
Due from affiliates	586,734

TOTAL ASSETS	$56,225,504

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued expenses	$20,050
Note payable	1,600,000
Accrued interest	642,616

TOTAL CURRENT LIABILITIES	2,262,666

LONG-TERM LIABILITIES
Bonds payable, net of net original issue discount of $982,427 (Note 5
and net deferred financing costs of $2,975,720 (Note 6)	47,491,853

Due to affiliates	9,759

TOTAL LONG-TERM LIABILITIES	47,501,612

TOTAL LIABILITIES	49,764,278

MEMBERS' EQUITY	6,461,226

TOTAL LIABILITIES AND MEMBERS' EQUITY	$56,225,504

See accompanying notes to financial statements.

F-80

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020

REVENUE
Rental revenue (Under a Related Party Lease with Tuscan Gardens of Delray Beach Management Company, LLC as more fully described under Note 7)	$642,646

OPERATING EXPENSES
Depreciation and amortization	365,835
Other operating expenses	10,477
Professional fees	4,000
Bond fees	3,500

TOTAL OPERATING EXPENSES	383,812

INCOME FROM OPERATIONS	258,834

OTHER INCOME (EXPENSE)
Interest income	169,820
Interest expense	(642,616)

TOTAL OTHER INCOME (EXPENSE)	(472,796)

NET LOSS	(213,962)

MEMBERS' EQUITY, BEGINNING OF YEAR	6,073,188

Member contributions	602,000

MEMBERS' EQUITY, END OF YEAR	$6,461,226

See accompanying notes to financial statements.

F-81

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(213,962)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	365,835
Net changes in operating assets and liabilities:
Assets limited as to use	15,656,150
Rent receivable from affiliate	(2,172,764)
Due from affiliates, net	1,460,500
Accounts payable and other accrued expenses	7,130
Accrued interest	642,616

NET CASH PROVIDED BY OPERATING ACTIVITIES	15,745,505

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(17,942,348)

NET CASH PROVIDED BY INVESTING ACTIVITIES	(17,942,348)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of note payable	1,600,000
Member contributions	602,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,202,000

NET INCREASE IN CASH	5,157

CASH, BEGINNING OF YEAR	1,451

CASH, END OF YEAR	$6,608

See accompanying notes to financial statements.

F-82

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens of Delray Beach Properties, LLC (the Company) was organized in May 2016 and is a Florida limited liability company. The Company is the Obligated Group Agent under (and as defined in) the Master Trust Indenture dated as of November 1, 2018 (the Master Indenture) by and among the Members of the Obligated Group (as defined in the Master Indenture) and U.S. Bank National Association, as Master Trustee (the Master Trustee). The Company and its affiliate, Tuscan Gardens of Delray Beach Management Company, LLC (TGDB Management), are Members of the Obligated Group.

The Master Indenture was entered into for the purpose of providing the issuance of obligations by Members of the Obligated Group (Project Obligations) for acquiring, constructing, developing, furnishing and equipping a congregate senior living community, composed of 138 units, which includes 88 assisted living units comprising 104 beds and 50 memory care units comprising 54 beds, and related common areas on property located at 14313 Sims Road, Palm Beach County, Florida (the Project).

Construction of the Project began in December 2018. The Project's building received its Certificate of Occupancy and was considered completed on October 1, 2020. Residents began moving into the building in October 2020.

The Company owns the land and building (the Premises) included in the Project. TGDB Management operates the Project. The Company leases the Premises to TGDB Management under a triple net lease.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Recently Adopted Accounting Standard

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides guidance for revenue recognition. Topic 606 affects any entity that enters into contracts with Customers, in the Company’s case tenants, to transfer goods or services. It supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

F-83

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standard (Continued)

The standard’s core principle is that a company should recognize revenue when it transfers promised goods or services to tenants in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. Effective as of January 1, 2020, the Company adopted ASU 2014–09 and all related amendments.

As a result, the implementation of the new guidance was limited to certain revenue streams within non-interest income, including some immaterial bank-related fees. The Company’s primary sources of revenue are derived from leasing or rental fees. The Company has evaluated the nature of its contracts with tenants and determined that further disaggregation of revenue from contracts with tenants into more granular categories beyond what is presented in the statement of operations and changes in members’ equity is unnecessary. The Company generally fully satisfies its performance obligations on its contracts with tenants as services are rendered and the transaction prices are typically fixed, charged on a periodic basis. As a result, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of rental revenue from contracts with tenants or rental related revenues.

Recent Accounting Pronouncement

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021, and early application is permitted. The Organization is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its financial statements.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. The Company has not experienced any losses in its cash and believes that there is no significant risk with respect to these deposits. At December 31, 2020 there was no uninsured balance.

Assets Limited as to Use

Assets limited as to use include assets held by the Master Trustee under the Bond Trust Indenture, which are set aside for specific purposes. Those assets limited as to use which are assumed to be available to meet current obligations are classified as current.

F-84

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Assets Limited as to Use (Continued)

The assets consist of money market funds and investments, which are reported at their fair value based on quoted market prices or observed transactions.

Rent Receivable from Affiliate

Rent receivable from affiliate consists of leasing fees due from TGDB Management for the Project's Premises. Management believes this receivable is fully collectible. Accordingly, no allowance for doubtful accounts is deemed necessary.

Revenue Recognition

Substantially all rental income is recognized on a straight-line basis over the initial lease period, subject to a collectability assessment.

Deferred Financing Costs and Original Issue Discount

Financing costs and the original issue discount incurred in connection with the issuance of long-term debt are considered to be deferred assets and are amortized using the straight-line method over the term of the related debt. Such costs are included as a reduction component of bonds payable on the accompanying balance sheet. Amortization was capitalized during the building construction period.

Income Taxes

No provision is made for federal or state income taxes. Taxes are paid by the members on their respective income tax returns based on their pro-rata share of income.

The income tax position taken by the Company for any years open under the various statues of limitations is that the Company continues to be exempt from income taxes by virtue of its pass-through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the years ended on or before December 31, 2020.

The Company's income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those returns. In general, federal and state income tax returns have a three-year statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-85

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value. No impairment losses were recognized by the Company during the year ended December 31, 2020.

Land and Building

Land and building are recorded at cost. Development and interest costs were capitalized during the building construction period. Upon completion the building is being depreciated over an estimated useful life of forty years using the straight-line method.

Fair Value of Financial Instruments

FASB ASC Topic 825, Financial Instruments clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash, receivables, and accounts payable and accrued expenses approximates fair value due to the short maturity of these financial instruments. The carrying value of short and long- term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

NOTE 3 – LAND AND BUILDING

Land and building consisted of the following at December 31, 2020:

Land	$8,187,591
Building	37,888,962
Other	12,225
46,088,778
Accumulated depreciation	(288,055)
Land and building, net	$45,800,723

Depreciation expense totaled $288,055 for the year ended December 31, 2020.

F-86

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 4 – COMMITMENTS AND CONTINGENT LIABILITIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

NOTE 5 – ORIGINAL ISSUE DISCOUNT COSTS

Original issue discount costs consist of the following as of December 31, 2020:

Total original issue discount costs	$1,013,600
Accumulated amortization	(31,173)
$982,427

Amortization expense related to original issue discount costs totaled $31,172 for the year ended December 31, 2020.

NOTE 6 – DEFERRED FINANCING COSTS

Deferred financing costs consist of the following as of December 31, 2020:

Total deferred financing costs	$3,022,327
Accumulated amortization	(46,607)
$2,975,720

Amortization expense related to deferred financing costs totaled $46,608 for the year ended December 31, 2020.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company rents the Project's Premises to TGDB Management. The lease term terminates in 2048. The Lease is non-cancellable by either party so long as the Project Obligations remain outstanding, without the consent of a majority of the owners.

TGDB Management is required to make monthly rent payments. Rent consists of a base rent of $10 per month plus additional rent, which includes (a) Any amounts due from the Company pursuant to the terms of the Loan Agreement for the Project Obligations; (b) Any amounts due under the lease for operating expenses; (c) Any applicable taxes incurred by the Company in connection with the lease to or use of the Project's Premises by TGDB Management; and (d) An amount equal to the overhead, office and general administrative expenses incurred by the Company in connection with the lease to or use of the Project's Premises by TGDB Management. Rent charged to TGDB Management began in October 2020. Rent receivable totaled $2,569,764 and rental income totaled $642,616 as of and for the year ended December 31, 2020.

F-87

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 7 – RELATED PARTY TRANSACTIONS (Continued)

Amounts due from and to affiliates represent non-interest-bearing advances with no maturity dates. The Company is related to the affiliates through common ownership and/or control.

Investors should note that separate financial statements have been provided for TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC (“Propco”) and TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC (“Opco”) since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of the Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

Advances are due from the following affiliates at December 31, 2020:

Tuscan Gardens Delray Beach Development Company, LLC	$449,184
Tuscan Gardens Development Company, LLC	72,900
Tuscan Gardens of Delray Beach Capital Partners, LLC	58,550
Tuscan Gardens Delray Beach, LLC	6,100
$586,734

Advances are due to the following affiliates at December 31, 2020:

Tuscan Gardens Management Group, LLC	$6,000
Tuscan Gardens of Palm Coast Properties, LLC	3,759
$9,759

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS

Assets limited as to use consist of investments maintained in separate accounts by the Master Trustee. The following represents the fair value of the investments in those accounts at December 31, 2020:

A Capitalized Interest Account	$2,201,981
C Capitalized Interest Account	1,096,799
Liquidity support	1,041,606
Senior debt service reserve fund	1,013,723
B Capitalized Interest Account	623,179
Project Fund Account	528,754
Series A Interest Account	401,949
Series C Interest Account	200,946
Series B Interest Account	110,439
Tax and insurance escrow account	39,667
Working Capital Fund	2 ,632
$7,261,675

F-88

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 8 – ASSETS LIMITED AS TO USE AND FAIR VALUE MEASUREMENTS (Continued)

The fair value of financial instruments is presented based upon a hierarchy of levels that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets the Company has the ability to access.

Level 2 - Inputs to the valuation methodology that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Fair value estimates are based upon certain market assumptions and pertinent information available to management. The following table summarizes the assets limited as to use measured at fair value by classification within the fair value hierarchy at December 31, 2020:

	Level 1	Level 2	Level 3	Total
Government obligations	$-	$7,261,675	$-	$7,261,675

NOTE 9 – LONG-TERM DEBT

Long-term debt included the following at December 31, 2020:

Bonds Payable

Tuscan Gardens of Delray Beach Project Series 2018A	$31,325,000
Tuscan Gardens of Delray Beach Project Series 2018B	8,525,000
Tuscan Gardens of Delray Beach Project Series 2018C	11,600,000
Total bonds payable	$51,450,000

F-89

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 9 – LONG-TERM DEBT (Continued)

On November 1, 2018 The Capital Trust Agency issued $51,450,000 of Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Delray Beach Project), Series 2018 (the Series 2018 Bonds).

The Series 2018 Bonds were issued for the purpose of: (1) acquiring, constructing, developing, furnishing and equipping a congregate senior living community as described in the Master Indenture; (2) funding capitalized interest in the Series 2018 Bonds; (3) making a deposit to a Debt Service Reserve Fund for the Series 2018A Bonds and the 2018B Bonds; (4) making a deposit to the Working Capital Fund; (5) funding the Allocation Fund; (6) making a deposit to the Operating Reserve Fund; and (7) paying costs of issuance of the Series 2018 Bonds.

Series 2018A Bonds bear tax-exempt interest rates between 4.75% to 7.00% and consist of term maturities to October 1, 2047. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2038.

Series 2018B Bonds bear a taxable interest rate between 5.75% to 7.50% and consist of term maturities to October 1, 2038. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2035.

Series 2018C Bonds bear tax-exempt interest rates of 6.25% until April 1, 2022, at which time the Bonds will bear interest at a rate (8.50%) which will become effective on each subsequent reset date. The Bonds have term maturities to October 1, 2048 and are subject to mandatory sinking fund redemptions beginning October 1, 2039.

The Series 2018 Bonds are secured by promissory notes constituting the Bond Obligations from the Obligated Group. The members of the Obligated Group are jointly and severally liable for the payment of the Series 2018 Obligations and Bonds. The Series 2018 Obligations, together with all other obligations issued under the Master Indentures, are secured by a first lien on certain real property of the Obligated Group, certain funds and accounts created under the Master Indenture and a security interest in certain gross receipts, other property and pledged assets of the Obligated Group.

The Series 2018A and Series 2018B Bonds have a senior lien and security interest in the mortgaged property to secure the payment of the Bonds. The security and payment of the principal and interest on the Series 2018C Bonds is subordinated to the security for and payment of the principal and interest on the Series 2018A and Series 2018 bonds, as well as to the payment of total operating expenses and deposits to various reserve funds.

Pursuant to the Master Indenture, the Obligated Group has agreed to comply with various financial and operating covenants, including covenants regarding Days' Cash on Hand and the Long-Term Debt Service Coverage Ratio. Accrued interest on the Series 2018 Bonds is $642,616 at December 31, 2020.

F-90

TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 9 – LONG-TERM DEBT (Continued)

The Company paid $3,157,056 in interest during the year ended December 31, 2020.

Scheduled minimum principal payments on long-term debt are as follows:

Year ending December 31:

2021	$-
2022	-
2023	-
2024	-
2025	-
Thereafter	51,450,000
Total	$51,450,000

Note Payable

In January 2020, the Company executed a note payable for $1,850,000 with a maturity date of July 30, 2021. The Company capitalized $116,914 of interest expense related to the note during the year ended December 31, 2020. The balance on the note as of December 31, 2020 is $1,600,000 and has been classified as current on the accompanying balance sheet.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and results of its operations, the specific financial impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-91

TUSCAN GARDENS OF DELRAY BEACH

MANAGEMENT COMPANY, LLC

Financial Statements
and

Independent Auditor’s Report

December 31, 2020

F-92

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

F-93

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

Tuscan Gardens of Delray Beach Management Company, LLC

Opinion

We have audited the accompanying financial statements of Tuscan Gardens of Delray Beach Management Company, LLC (a Florida Limited Liability Company), which comprise the balance sheet as of December 31, 2020, and the related statement of operations and changes in members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens of Delray Beach Management Company, LLC as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tuscan Gardens of Delray Beach Management Company, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Delray Beach Management Company, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-94

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•          Exercise professional judgment and maintain professional skepticism throughout the audit.

•          Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•          Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tuscan Gardens of Delray Beach Management Company, LLC’s internal control. Accordingly, no such opinion is expressed.

•          Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•          Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tuscan Gardens of Delray Beach Management Company, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

April 30, 2021

F-95

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

BALANCE SHEET

DECEMBER 31, 2020

ASSETS

CURRENT ASSETS
Cash	$70,217
Prepaid expenses	69,202

TOTAL CURRENT ASSETS	139,419

PROPERTY AND EQUIPMENT, net	194,417

OTHER ASSETS
Due from affiliates	67,819

TOTAL ASSETS	$401,655

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$205,543
Accrued expenses	195,276
Due to affiliates	3,166,707
Deferred revenue	51,117

TOTAL CURRENT LIABILITIES	3,618,643

MEMBERS' DEFICIT	(3,216,988)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$401,655

See accompanying notes to financial statements.

F-96

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2020

REVENUES
Assisted living	$249,324
Rental and other income	62,105
Memory care	22,549

TOTAL REVENUE	333,978

COST OF REVENUES	201,623

GROSS PROFIT	132,355

OPERATING EXPENSES
Payroll and related expenses	1,097,576
Rent expense (Under a Related Party Lease with Tuscan Gardens of Delray Beach Properties, LLC as more fully described under Note 4)	642,616
Marketing and advertising	475,523
General and administrative	322,665
Management fees	180,000
Utilities and facilities	171,241
Taxes and insurance	168,347
Operating and maintenance	122,789
Depreciation	14,468

TOTAL OPERATING EXPENSES	3,195,225

LOSS FROM OPERATIONS	(3,062,870)

OTHER EXPENSE
Interest expense	(1,801)

NET LOSS	(3,064,671)

MEMBERS' DEFICIT, BEGINNING OF YEAR	(152,317)

MEMBERS' DEFICIT, END OF YEAR	$(3,216,988)

See accompanying notes to financial statements.

F-97

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,064,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,468
Net changes in operating assets and liabilities:
Prepaid expenses	(69,202)
Due from affiliates, net	2,946,749
Accounts payable	204,394
Accrued expenses	50,012
Deferred revenue	51,117

NET CASH PROVIDED BY OPERATING ACTIVITIES	132,867

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures - property and equipment	(194,020)

NET DECREASE IN CASH	(61,153)

CASH, BEGINNING OF THE YEAR	131,370

CASH, END OF THE YEAR	$70,217

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$1,801

See accompanying notes to financial statements.

F-98

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens of Delray Beach Management Company, LLC (the “Company”) was organized in May 2016 and is a Florida limited liability company. The Company is a party to the Master Trust Indenture dated as of November 1, 2018 (the Master Indenture) by and among the Members of the Obligated Group, as defined in the Master Indenture, and U.S. Bank National Association, as Master Trustee (the Master Trustee). The Company and its affiliate, Tuscan Gardens of Delray Beach Properties, LLC (“TGDB Properties”), are Members of the Obligated Group.

The Master Indenture was entered into for the purpose of providing the issuance of obligations by Members of the Obligated Group (Project Obligations) for acquiring, constructing, developing, furnishing and equipping a congregate senior living community, composed of 138 units, which includes 88 assisted living units comprising 104 beds and 50 memory care units comprising 54 beds, and related common areas on property located at 14313 Sims Road, Palm Beach County, Florida (the Project).

Construction of the Project began in December 2018. The Project's building received its Certificate of Occupancy and was considered completed on October 1, 2020. Residents began moving into the building in October 2020.

TGDB Properties owns the land and building (the Premises) included in the Project. The Company operates the Project. TGDB Properties leases the Premises to the Company under a triple net lease.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Recently Adopted Accounting Standard

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides guidance for revenue recognition. Topic 606 affects any entity that enters into contracts with Customers, in the Company’s case tenants, to transfer goods or services. It supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

F-99

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standard (Continued)

The standard’s core principle is that a company should recognize revenue when it transfers promised goods or services to tenants in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. Effective as of January 1, 2020, the Company adopted ASU 2014–09 and all related amendments.

As a result, the implementation of the new guidance was limited to certain revenue streams within non-interest income, including some immaterial bank-related fees. The Company’s primary sources of revenue are derived from leasing or rental fees. The Company has evaluated the nature of its contracts with tenants and determined that further disaggregation of revenue from contracts with tenants into more granular categories beyond what is presented in the statement of operations and changes in members’ deficit is unnecessary. The Company generally fully satisfies its performance obligations on its contracts with tenants as services are rendered and the transaction prices are typically fixed, charged on a periodic basis. As a result, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of rental revenue from contracts with tenants or rental related revenues.

Recent Accounting Pronouncement

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and early application is permitted. The Organization is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its financial statements.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. The Company has not experienced any losses in its cash and believes that there is no significant risk with respect to these deposits. At December 31, 2020 there was no uninsured balance.

Rent Payable to Affiliate

Rent payable to affiliate consists of leasing fees due to TGDB Properties for the Project's Premises. Management believes this receivable is fully collectible. Accordingly, no allowance for doubtful accounts is deemed necessary.

F-100

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives of from five to ten years using the straight-line method.

Maintenance, repairs and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gain or losses on disposition of property and equipment are included in revenues or expense, respectively.

Income Taxes

No provision is made for federal or state income taxes. Taxes are paid by the members on their respective income tax returns based on their pro-rata share of income.

The income tax position taken by the Company for any years open under the various statues of limitations is that the Company continues to be exempt from income taxes by virtue of its pass-through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the years ended on or before December 31, 2020.

The Company's income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those returns. In general, federal and state income tax returns have a three-year statute of limitations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets are written down to fair value. No impairment losses were recognized by the Company during the year ended December 31, 2020.

Revenue Recognition

Resident service revenue for assisted living and memory care residents is recognized at the time services are provided. Deferred revenue represents amounts received from residents before services are provided.

F-101

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

FASB ASC Topic 825 Financial Instruments clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash, receivables, and accounts payable and accrued expenses approximates fair value due to the short maturity of these financial instruments. The carrying value of short and long- term debts approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2020:

Furniture, fixtures and equipment	$141,949
Vehicle	66,936
208,885
Accumulated depreciation	(14,468)
Property and equipment, net	$194,417

Depreciation expense totaled $14,468 for the year ended December 31, 2020.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company rents the Project's Premises from TGDB Properties. The lease term terminates in 2048. The Lease is non-cancellable by either party so long as the Project Obligations remain outstanding, without the consent of a majority of the owners.

The Company is required to make monthly rent payments. Rent consists of a base rent of $10 per month plus additional rent, which includes (a) Any amounts due from TGDB Properties pursuant to the terms of the Loan Agreement for the Project Obligations; (b) Any amounts due under the lease for operating expenses; (c) Any applicable taxes incurred by TGDB Properties in connection with the lease to or use of the Project's Premises by the Company; and (d) An amount equal to the overhead, office and general administrative expenses incurred by TGDB Properties in connection with the lease to or use of the Project's Premises by the Company.

TGDB Properties has determined that monthly rent of $214,205 is adequate for the base and additional rent. Rent charged to the Company began in October 2020. Rent payable totaled $2,569,764 and rent expense totaled $642,616 as of and for the year ended December 31, 2020.

F-102

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 4 – RELATED PARTY TRANSACTIONS (Continued)

Amounts due from and to affiliates represent non-interest-bearing advances with no maturity dates. The Company is related to the affiliates through common ownership and/or control.

Investors should note that separate financial statements have been provided for TUSCAN GARDENS OF DELRAY BEACH PROPERTIES, LLC (“Propco”) and TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC (“Opco”) since they are joint and several Obligors under the senior debt (bond) financing. The Company believes separate, non-consolidated disclosure provides more meaningful and complete information to potential investors due to i) Bondholder requirements to provide separate, not consolidated statements under the various Bond Financings, ii) the ability to review Opco’s ability to generate free cash flow, and iii) the ability of Propco to generate proceeds from an eventual sale of the properties. Nonetheless investors are encouraged to review both the Propco and Opco statements in conjunction with each other to gain a fuller understanding of the Obligated Group’s financial condition and ability to generate free cash flow from Opco’s ongoing operations and/or Propco’s sale or refinancing of its property.

Advances are due from the following affiliates at December 31, 2020:

The Villas at Tuscan Gardens of Delray Beach, LLC	$34,945
Tuscan Gardens of Palm Coast Management Company, LLC	19,711
Tuscan Gardens of Delray Beach, LLC	13,000
Tuscan Gardens of Venetia Bay Management Company, LLC	163
$67,819

Advances are due to the following affiliates at December 31, 2020:

Tuscan Gardens Management Corporation	$529,516
Tuscan Gardens of Delray Beach Development Company, LLC	36,324
Tuscan Gardens Senior Living Community, LLC	31,103
$596,943

NOTE 5 – CONTINGENT LIABILITY

The Company is a member of the Obligated Group, as defined in Note 1. The members of the Obligated Group are jointly and severally liable for the payment of Project Obligations for bonds issued on November 1, 2018 by the Capital Trust Agency. The bonds consist of the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Delray Beach Project), Series 2018 (the Series 2018 Bonds).

The Series 2018 Bonds were issued in three series designated as the Capital Trust Agency First Mortgage Revenue Bonds (Tuscan Gardens Delray Beach Project), Series 2018A (the Series 2018A Bonds), the Capital Trust Agency Taxable First Mortgage Revenue Bonds (Tuscan Gardens Delray Beach Project), Series 2018B (the Series 2018B Bonds), and the Subordinate Mortgage Revenue Bonds (Tuscan Gardens Delray Beach Project) and Series 2018C (the Series 2018C Bonds), in the following amounts:

Tuscan Gardens of Palm Coast Project Series 2018A	$31,325,000
Tuscan Gardens of Palm Coast Project Series 2018B	8,525,000
Tuscan Gardens of Palm Coast Project Series 2018C	11,600,000
Total bonds issued	$51,450,000

F-103

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 5 – CONTINGENT LIABILITY (Continued)

The Series 2018 Bonds were issued for the purpose of: (1) acquiring, constructing, developing, furnishing and equipping a congregate senior living community as described in the Master Indenture; (2) funding capitalized interest in the Series 2018 Bonds; (3) making a deposit to a Debt Service Reserve Fund for the Series 2018A Bonds and the 2018B Bonds; (4) making a deposit to the Working Capital Fund; (5) funding the Allocation Fund; (6) making a deposit to the Operating Reserve Fund; and (7) paying costs of issuance of the Series 2018 Bonds.

Series 2018A Bonds bear tax-exempt interest rates between 4.75% to 7.00% and consist of term maturities to October 1, 2047. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2038.

Series 2018B Bonds bear a taxable interest rate between 5.75% to 7.50% and consist of term maturities to October 1, 2038. The Bonds are subject to mandatory sinking fund redemptions beginning October 1, 2035.

Series 2018C Bonds bear tax-exempt interest rates of 6.25% until April 1, 2022 at which time the Bonds will bear interest at a rate (8.50%) which will become effective on each subsequent reset date. The Bonds have term maturities to October 1, 2048 and are subject to mandatory sinking fund redemptions beginning October 1, 2039.

The Series 2018 Bonds are secured by promissory notes constituting the Bond Obligations from the Obligated Group. The members of the Obligated Group are jointly and severally liable for the payment of the Series 2018 Obligations and Bonds. The Series 2018 Obligations, together with all other obligations issued under the Master Indentures, are secured by a first lien on certain real property of the Obligated Group, certain funds and accounts created under the Master Indenture and a security interest in certain gross receipts, other property and pledged assets of the Obligated Group.

The Series 2018A and Series 2018B Bonds have a senior lien and security interest in the mortgaged property to secure the payment of the Bonds. The security and payment of the principal and interest on the Series 2018C Bonds is subordinated to the security for and payment of the principal and interest on the Series 2018A and Series 2018 bonds, as well as to the payment of total operating expenses and deposits to various reserve funds.

Pursuant to the Master Indenture, the Obligated Group has agreed to comply with various financial and operating covenants, including covenants regarding Days' Cash on Hand and the Long-Term Debt Service Coverage Ratio.

F-104

TUSCAN GARDENS OF DELRAY BEACH MANAGEMENT COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and results of its operations, the specific financial impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-105

TUSCAN GARDENS SENIOR LIVING

COMMUNITIES, INC.

Unaudited Semi-Annual Financial Statements

For the Six Months Ending

December 31, 2020 and June 30, 2021

F-106

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Unaudited Semi-Annual Financial Statements

For the Six Months Ending

December 31, 2020 and June 30, 2021Table of Contents

Page

Financial Statements:

Balance Sheets	F-108

Statements of Operations and Changes in Equity	F-109

Statements of Cash Flows	F-110

Notes to Financial Statements	F-111

F-107

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND JUNE 30, 2021

ASSETS

	JUNE 30, 2021	DECEMBER 31, 2020
CURRENT ASSETS
Cash	$50,000	$50,000

OTHER ASSETS
Preferred stock interest (Note 3)	9,991,000	9,991,000

TOTAL OTHER ASSETS	9,991,000	9,991,000

TOTAL ASSETS	$10,041,000	$10,041,000

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$-	$-

TOTAL LIABILITIES	-	-

EQUITY
Common shares ($1 par value) -
50,000 shares authorized, issued and outstanding	50,000	50,000
Class A non-voting preferred shares ($1,000 par value) -
75,000 authorized, 9,991 issued and outstanding	9,991,000	9,991,000
Retained earnings	-	-

TOTAL EQUITY	10,041,000	10,041,000

TOTAL LIABILITIES AND EQUITY	$10,041,000	$10,041,000

See accompanying notes to financial statements.

F-108

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN EQUITY

FOR THE SEMIANNUAL PERIODS ENDING DECEMBER 31, 2020 AND JUNE 30, 2021

	JUNE 30, 2021	DECEMBER 31, 2020
REVENUE

Revenues	$-	$-

TOTAL REVENUE	-	-

OPERATING EXPENSES
Expenses	-	-

TOTAL OPERATING EXPENSES	-	-

NET LOSS	$-	$-

EQUITY, BEGINNING OF PERIOD	$10,041,000	$50,000

Issuance of Class A non-voting preferred shares	-	9,991,000

EQUITY, END OF PERIOD	$10,041,000	$10,041,000

See accompanying notes to financial statements.

F-109

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF CASH FLOWS

FOR THE SEMIANNUAL PERIODS ENDING DECEMBER 31, 2020 AND JUNE 30, 2021

	JUNE 30, 2021	DECEMBER 31, 2020

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$-	$-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET (DECREASE) INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	50,000	50,000

CASH, END OF PERIOD	$50,000	$50,000

See accompanying notes to financial statements.

F-110

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SEMIANNUAL PERIODS ENDING DECEMBER 31, 2020 AND JUNE 30, 2021

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens Senior Living Communities, Inc. (the “Company”) was organized on July 20, 2019 and is a Florida corporation. The Company was formed to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community. The communities will consist of independent living, assisted living and/or memory care facilities. The Company’s primary focus for purposes of Development Projects will be in Southeastern United States markets, and for purposes of Acquisition Projects and Conversion Projects will be in United States markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of company properties on a long-term basis, with the goal to sell each property after approximately seven years, and ultimately dispose of them to generate revenue for the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. As of December 31, 2020 and 2019, there was no uninsured balance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-111

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SEMIANNUAL PERIODS ENDING DECEMBER 31, 2020 AND JUNE 30, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

There are no open federal or state tax years under audit. The Financial Accounting Standards Board (“FASB”) issued ASC 740-10 (Accounting for Uncertainty in Income Taxes), which prescribed a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take. The Company adopted ASC 740-10 and has not taken any uncertain tax positions that require disclosure in the financial statements.

Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash approximates fair value due to the short maturity of this financial instruments.

NOTE 3 – MERGER AND PREFERRED STOCK INTEREST

On December 31, 2020, the Company entered into a definitive agreement (the “Agreement”) with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereas the Company agreed to merge with the Fund by issuing 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”).

Under the Fund’s Articles of Incorporation, the Fund Preferred Shares are Class A Non-Voting Preferred Stock, $1,000.00 par value per share. Each holder of Fund Preferred Shares was eligible to receive a Preferred Dividend (“Fund Preferred Dividend”) that was expected to, with respect to the Fund Preferred Share’s par value (cumulative and not compounded) equal to eight (8.0%) percent per annum, paid quarterly. Payment of the Fund Preferred Dividend was further contingent upon the Fund retaining available cash to offset any losses in the event the Fund was operating at a loss. In the event the Fund did not have available cash to distribute, a holder of Fund Preferred Shares would neither receive nor be entitled to payment of the Fund Preferred Dividend. Additionally, the Fund Preferred Shares provided for Special Dividends, whereunder the Fund may have elected to pay additional dividends to the holders of the Fund Preferred Shares from the distributions it receives from investments, less certain expenses and reserves (“Net Operating Cash Flow”). The amount of Net Operating Cash Flow of the Fund to be paid as Special Dividends would have been determined by the Fund, in its sole and absolute discretion.

For purposes of the determination of the aforementioned net proceeds generated by the Company, is the amount, if any remaining after the return of capital, less Holdco expenses with respect to any asset of the Holdco or its subsidiaries, or portion thereof from the proceeds, if any, with respect to the sale, refinancing, redemption or other disposition of such asset, or portion thereof, net of any costs and expenses, including the repayment of indebtedness, incurred in connection with such sale, refinancing, redemption or other disposition and after setting aside appropriate reserves, all as determined in good faith by the Holdco.

The Agreement involved no outside investors and was not a result of arm’s-length negotiations. The Company believes, however, that the terms of the Agreement are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of the Agreement could create a conflict between and among the interests of related parties within the affiliated entities.

NOTE 4 – EQUITY

The Company currently has two authorized share classes: common voting shares with $1 par value per share (“Common Shares”) and Class A non-voting preferred shares with $1,000 par value per share (“Preferred Shares”). On August 10, 2019, the Company established an equity basis through this issuance of 50,000 shares of $1 par value Common Shares.

Additionally, as described in Note 3, on December 31, 2020 the Company recorded $9,991,000 of Class A non-voting preferred shares in exchange for the preferred stock interest received in the Fund.

F-112

PART III — EXHIBITS

Exhibit No.	Exhibit Description
1**	DELETED - Managing Broker Dealer Agreement between the Company and Sutter Securities Clearing, LLC

2A**	Amended and Restated Articles of Incorporation of the Company dated March 1, 2021

2B**	Bylaws of the Company dated July 20, 2018

4**	Form of Subscription Agreement

6A(i)**	Advisory Agreement between the Advisor and the Company

6A(ii)**	Asset Management Agreement between the Asset Manager and the Company

6A(iii)**	Definitive Agreement and Plan of Merger with Tuscan Gardens Intermediate Fund, Inc.

8**	DELETED - Amended and Restated Escrow Agreement between the Company and Sutter Securities Clearing, LLC

11(i)**	Consent of Pino Nicholson PLLC to use Legal Opinion

11(ii)*	Consent of Grennan, Fender, Hess & Poparad LLP to use Audit Opinion

12**	Pino Nicholson PLLC Legal Opinion concerning the Issuance of Preferred Shares

* Filed herewith.
** Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on January 24, 2022.

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Signed:

By:	/s/ Larry Pino
Name: Larry Pino
Title: Chief Executive Officer and Director

By:	/s/ William N. Johnston
Name: William N. Johnston
Title: Chief Financial Officer and Director

By:	/s/ Christopher P. Young
Name: Christopher P. Young
Title: Director

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